Exhibit 10.1

AMENDED AND RESTATED
AGREEMENT OF LIMITED PARTNERSHIP
OF
PUBLIC STORAGE OP, L.P.

Dated as of February 14, 2024

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EXHIBITS
EXHIBIT AFORM OF PARTNER REGISTRY
EXHIBIT BCAPITAL ACCOUNT MAINTENANCE
EXHIBIT CSPECIAL ALLOCATION RULES
EXHIBIT DNOTICE OF REDEMPTION
EXHIBIT ELIMITED PARTNER ACCEPTANCE
EXHIBIT FNOTICE OF ELECTION BY PARTNER TO CONVERT LTIP UNITS INTO COMMON UNITS
EXHIBIT GNOTICE OF ELECTION BY PARTNERSHIP TO FORCE CONVERSION OF LTIP UNITS INTO COMMON UNITS
EXHIBIT HNOTICE OF FORCED REDEMPTION
EXHIBIT IDESIGNATION OF TERMS OF AO LTIP UNITS
EXHIBIT JDESIGNATION OF TERMS OF PREFERRED UNITS

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AMENDED AND RESTATED
AGREEMENT OF LIMITED PARTNERSHIP
OF
PUBLIC STORAGE OP, L.P.
THIS AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP, dated as of February 14, 2024 (as may be amended, supplemented or restated from time to time, the “Agreement”), is entered into by and among PSOP GP LLC, a Delaware limited liability company, as the General Partner, and the Persons whose names are set forth on the Partnership Registry as amended from time to time, as limited partners, together with any other Persons who become Partners in the Partnership as provided herein.
WHEREAS, the General Partner and PSA REIT (as defined below) entered into an Agreement of Limited Partnership of Public Storage OP, L.P. dated as of July 27, 2023, pursuant to which the Partnership was formed (the “Original Agreement”);
NOW, THEREFORE, in consideration of the mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree to amend and restate the Original Agreement in its entirety and agree to continue the Partnership as a limited partnership under the Delaware Revised Uniform Limited Partnership Act, as amended from time to time, as follows:
ARTICLE I
DEFINED TERMS
The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.
“Act” means the Delaware Revised Uniform Limited Partnership Act, as it may be amended from time to time, and any successor to such statute.
“Additional Limited Partner” means a Person admitted to the Partnership as a Limited Partner pursuant to Section 12.2 hereof.
“Adjusted Capital Account” means the Capital Account maintained for each Partner as of the end of each Fiscal Year (i) increased by any amounts which such Partner is obligated to restore pursuant to any provision of this Agreement or is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5) and (ii) decreased by the items described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) and 1.704-1(b)(2)(ii)(d)(6). The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.
“Adjusted Capital Account Deficit” means, with respect to any Partner, the deficit balance, if any, in such Partner’s Adjusted Capital Account as of the end of the relevant Fiscal Year.
“Adjusted Property” means any property the Carrying Value of which has been adjusted pursuant to Exhibit B.

“Adjustment Event” means an event in which: (A) the Partnership makes a distribution on all outstanding Common Units in Partnership Units; (B) the Partnership subdivides the outstanding Common Units into a greater number of units or combines the outstanding Common Units into a smaller number of units; or (C) the Partnership issues any Partnership Units in exchange for its outstanding Common Units by way of a reclassification or recapitalization of its Common Units. The following shall not be Adjustment Events: (x) the issuance of Partnership Units in a financing, reorganization, acquisition or other similar business transaction, (y) the issuance of Partnership Units pursuant to any employee benefit or compensation plan or distribution reinvestment plan, or (z) the issuance of any Partnership Units to the General Partner or General Partner Entity in respect of a capital contribution to the Partnership of proceeds from the sale of (or agreements to sell) securities by the General Partner or General Partner Entity.
“Affiliate” means, with respect to any Person, (i) any Person directly or indirectly controlling, controlled by or under common control with such Person or (ii) any officer, director, general partner or trustee of such Person or any Person referred to in clause (i) above. For purposes of this definition, “control,” when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
“Aggregate Loss Allocation Amount” means with respect to the Loss Allocation Partners, as a group, the aggregate balances of the Loss Allocation Amounts, if any, of the Loss Allocation Partners, as determined on the date in question.
“Agreed Value” means (i) in the case of any Contributed Property, the Section 704(c) Value of such property as of the time of its contribution to the Partnership, reduced by any liabilities either assumed by the Partnership upon such contribution or to which such property is subject when contributed; and (ii) in the case of any property distributed to a Partner by the Partnership, the Partnership’s Carrying Value of such property at the time such property is distributed, reduced by any indebtedness either assumed by such Partner upon such distribution or to which such property is subject at the time of distribution as determined under Section 752 of the Code and the regulations thereunder.
“Agreement” means this Amended and Restated Agreement of Limited Partnership, as it may be amended, supplemented or restated from time to time.
"AO LTIP Conversion Date” has the meaning set forth in Section 1.F of Exhibit I.
“AO LTIP Unit” means a Partnership Unit which is designated as an AO LTIP Unit, which can be issued in one or more series and which has the rights, preferences and other privileges designated in Exhibit I hereof. The allocation of AO LTIP Units among the Partners shall be set forth in Exhibit A, as it may be amended or restated from time to time.
“AO LTIP Unitholder” means a Partner that holds AO LTIP Units.

“Assignee” means a Person to whom one or more Partnership Units have been transferred in a manner permitted under this Agreement, but who has not become a Substituted Limited Partner, and who has the rights set forth in Section 11.5.
“Available Cash” means, as determined in the sole and absolute discretion of the General Partner with respect to any period for which such calculation is being made:
(a)all cash revenues and funds received by the Partnership from whatever source (excluding the proceeds of any Capital Contribution, unless otherwise determined by the General Partner in its sole and absolute discretion) plus the amount of any reduction in reserves of the Partnership (including, without limitation, a reduction resulting from the General Partner’s determination that such amounts are no longer necessary), which reserves are referred to in clause (b)(iv) below;
(b)less the sum of the following (except to the extent made with the proceeds of any Capital Contribution):
(i)all interest, principal and other debt payments made during such period by the Partnership;
(ii)all cash expenditures (including capital expenditures) made by the Partnership during such period;
(iii)investments in any entity (including loans made thereto) to the extent that such investments are permitted under this Agreement and are not otherwise described in clauses (b)(i) or (ii); and
(iv)the amount of any increase in reserves established during such period which the General Partner determines is necessary or appropriate in its sole and absolute discretion (including any reserves that may be necessary or appropriate to account for distributions required with respect to Partnership Interests having a preference over other classes of Partnership Interests).
Notwithstanding the foregoing, after commencement of the dissolution and liquidation of the Partnership, Available Cash shall not include any cash received or reductions in reserves and shall not take into account any disbursements made or reserves established.
“Award Agreement” means each or any, as the context implies, agreement or instrument entered into by a holder of LTIP Units upon acceptance of an award of LTIP Units under an Equity Incentive Plan.
“Book-Tax Disparities” means, with respect to any item of Contributed Property or Adjusted Property, as of the date of any determination, the difference between the Carrying Value of such Contributed Property or Adjusted Property and the adjusted basis thereof for U.S. federal income tax purposes as of such date. A Partner’s share of the Partnership’s Book-Tax Disparities in all of its Contributed Property and Adjusted Property will be reflected by the difference between such Partner’s Capital Account balance as maintained pursuant to Exhibit B and the hypothetical balance of such Partner’s Capital Account computed as if it had been maintained strictly in accordance with U.S. federal income tax accounting principles.

“Book-Up Target” for each LTIP Unit means the lesser of (i) the Common Unit Economic Balance as determined on the date such LTIP Unit was granted and as reduced (not to less than zero) by allocations of Liquidating Gains pursuant to Section 6.1.E and reallocations of Common Unit Economic Balances to such LTIP Unit as a result of a forfeiture of an LTIP Unit, as determined by the General Partner and (ii) the amount required to be allocated to such LTIP Unit for the Economic Capital Account Balance, to the extent attributable to such LTIP Unit, to be equal to the Common Unit Economic Balance. Notwithstanding the foregoing, the Book-Up Target shall be equal to zero for any LTIP Unit for which the Economic Capital Account Balance attributable to such LTIP Unit has, at any time, reached an amount equal to the Common Unit Economic Balance determined as of such time.
“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in Glendale, California are authorized or required by law to close.
“Capital Account” means the Capital Account maintained for a Partner pursuant to Exhibit B. The initial Capital Account balance for each Partner who is a Partner on the date hereof shall be the amount set forth opposite such Partner’s name on the Partner Registry.
“Capital Account Limitation” has the meaning set forth in Section 4.7.B.
“Capital Contribution” means, with respect to any Partner, any cash, cash equivalents or the Agreed Value of Contributed Property which such Partner contributes or is deemed to contribute to the Partnership.
“Carrying Value” means (i) with respect to a Contributed Property or Adjusted Property, the Section 704(c) Value of such property reduced (but not below zero) by all Depreciation with respect to such Contributed Property or Adjusted Property, as the case may be, charged to the Partners’ Capital Accounts and (ii) with respect to any other Partnership property, the adjusted basis of such property for U.S. federal income tax purposes, all as of the time of determination. The Carrying Value of any property shall be adjusted from time to time in accordance with Exhibit B, and to reflect changes, additions (including capital improvements thereto) or other adjustments to the Carrying Value for dispositions and acquisitions of Partnership properties, as deemed appropriate by the General Partner.
“Cash Amount” means an amount of cash equal to the Value on the Valuation Date of the Shares Amount.
“Catch-Up Distribution Date” means any Determination Date set forth in the applicable Award Agreement.
“Catch-Up LTIP Units” has the meaning set forth in Section 5.1.D.
“Certificate of Limited Partnership” means the Certificate of Limited Partnership relating to the Partnership filed in the office of the Delaware Secretary of State, as amended from time to time in accordance with the terms hereof and the Act.
“Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time, as interpreted by the applicable regulations thereunder. Any reference herein to a specific

Section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.
“Common Partnership Interest” means an ownership interest in the Partnership, other than a Preferred Partnership Interest, and includes any and all benefits to which the holder of such an ownership interest may be entitled as provided in this Agreement or the Act, together with all obligations of such person to comply with the terms and provisions of this Agreement and the Act. The Common Partnership Interests as of the date of this Agreement include Common Units, LTIP Units, and AO LTIP Units held by any Partner.
“Common Unit” means a fractional, undivided share of the Common Partnership Interests of all Partners issued hereunder that are not designated as being part of any class of Common Partnership Interests other than Common Units. For the avoidance of doubt, LTIP Units and AO LTIP Units shall not be considered to be Common Units.
“Common Share” means any common share of beneficial interest (or other comparable equity interest) of the General Partner Entity.
“Common Unit Economic Balance” means (i) the Capital Account balance of the General Partner, plus the amount of the General Partner’s share of any Partner Minimum Gain or Partnership Minimum Gain, in either case to the extent attributable to the General Partner’s ownership of Common Units and computed on a hypothetical basis after taking into account all allocations through the date on which any allocation is made under Section 6.1.E, but prior to the realization of any Liquidating Gains, divided by (ii) the number of the General Partner’s Common Units.
“Consent” means the consent or approval of a proposed action by a Partner given in accordance with Article XIV.
“Consent of the Outside Limited Partners” means the Consent of Limited Partners holding Common Units representing more than fifty percent (50%) of the Common Units of all Limited Partners, excluding from both the numerator and the denominator of such fraction any Common Units (i) held by the General Partner or the General Partner Entity; (ii) held by any Person of which the General Partner or the General Partner Entity directly or indirectly owns or controls more than fifty percent (50%) of the voting interests; (iii) held by any Person directly or indirectly owning more than fifty percent (50%) of the outstanding voting interests of the General Partner or the General Partner Entity or that otherwise controls (as such term is used in the definition of Affiliate), directly or indirectly, the General Partner or the General Partner Entity; and (iv) issued upon the conversion of LTIP Units.
“Contributed Property” means each property or other asset contributed to the Partnership, in such form as may be permitted by the Act, but excluding cash contributed or deemed contributed to the Partnership. Once the Carrying Value of a Contributed Property is adjusted pursuant to Exhibit B, such property shall no longer constitute a Contributed Property for purposes of Exhibit B, but shall be deemed an Adjusted Property for such purposes.
“Conversion Date” has the meaning set forth in Section 4.7.B.

“Conversion Factor” means 1.0; provided that, if the General Partner Entity (i) declares or pays a dividend on its outstanding Shares in Shares or makes a distribution to all holders of its outstanding Shares in Shares and the Partnership does not make a corresponding distribution on Common Units in Common Units, (ii) subdivides its outstanding Shares without the Partnership also so subdividing the outstanding Common Units, or (iii) combines its outstanding Shares into a smaller number of Shares without the Partnership also so combining the outstanding Common Units, the then-applicable Conversion Factor shall be adjusted by multiplying the Conversion Factor by a fraction, the numerator of which shall be the number of Shares issued and outstanding on the record date for such dividend, distribution, subdivision or combination (assuming for such purposes that such dividend, distribution, subdivision or combination has occurred as of such time) and the denominator of which shall be the actual number of Shares (determined without the above assumption) issued and outstanding on the record date for such dividend, distribution, subdivision or combination; and provided further that if an entity shall cease to be the General Partner Entity (the “Predecessor Entity”) and another entity shall become the General Partner Entity (the “Successor Entity”), the Conversion Factor shall be adjusted by multiplying the Conversion Factor by a fraction, the numerator of which is the Value of one Share of the Predecessor Entity, determined as of the date when the Successor Entity becomes the General Partner Entity, and the denominator of which is the Value of one Share of the Successor Entity, determined as of that same date. (For purposes of the second proviso in the preceding sentence, if any shareholders of the Predecessor Entity will receive consideration in connection with the transaction in which the Successor Entity becomes the General Partner Entity, the numerator in the fraction described above for determining the adjustment to the Conversion Factor (that is, the Value of one Share of the Predecessor Entity) shall be the sum of the greatest amount of cash and the fair market value (as determined in good faith by the General Partner) of any securities and other consideration that the holder of one Share in the Predecessor Entity could have received in such transaction (determined without regard to any provisions governing fractional shares).) Any adjustment to the Conversion Factor shall become effective immediately after the effective date of the event retroactive to the record date, if any, for the event giving rise thereto, it being intended that (x) adjustments to the Conversion Factor are to be made to avoid unintended dilution or anti-dilution as a result of transactions in which Shares are issued, redeemed or exchanged without a corresponding issuance, redemption or exchange of Partnership Units and (y) if a Specified Redemption Date shall fall between the record date and the effective date of any event of the type described above, that the Conversion Factor applicable to such redemption shall be adjusted to take into account such event.
“Conversion Notice” has the meaning set forth in Section 4.7.B.
“Conversion Right” has the meaning set forth in Section 4.7.A.
“Convertible Funding Debt” has the meaning set forth in Section 7.5.E.
“Debt” means, as to any Person, as of any date of determination, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, (ii) all amounts owed by such Person to banks or other Persons in respect of reimbursement obligations under letters of credit, surety bonds and other similar instruments guaranteeing payment or other performance of obligations by such Person, (iii) all indebtedness for borrowed money or for the deferred purchase price of property or services secured by any lien on any property owned by such Person, to the extent attributable to such Person’s interest in such property, even though such Person has not assumed or become liable for the payment thereof, and (iv) obligations of such Person incurred in connection with entering into a lease which, in accordance with generally accepted accounting principles, should be capitalized.
“Declaration of Trust” means the Declaration of Trust relating to PSA REIT filed in the State of Maryland, as amended or restated from time to time.
“Depreciation” means, for each fiscal year, an amount equal to the U.S. federal income tax depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such year, except that if the Carrying Value of an asset differs from its adjusted basis for U.S. federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Carrying Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such year bears to such beginning adjusted tax basis; provided, however, that if the federal income tax depreciation, amortization, or other cost recovery deduction for such year is zero, Depreciation shall be determined with reference to such beginning Carrying Value using any reasonable method selected by the General Partner.
“Distribution Participation Date” means, (a) with respect to LTIP Units other than LTIP Units issued upon the conversion of AO LTIP Units, such date as may be specified in the Award Agreement or other documentation pursuant to which such LTIP Units are issued and (b) with respect to LTIP Units issued upon the conversion of AO LTIP Units, the day after the AO LTIP Conversion Date.
“Economic Capital Account Balances” means, with respect to the LTIP Unitholders and AO LTIP Unitholders, respectively, their Capital Account balances, plus the amount of their share of any Partner Minimum Gain or Partnership Minimum Gain, in either case to the extent attributable to their ownership of LTIP Units or AO LTIP Units, as the case may be, and computed on a hypothetical basis after taking into account all allocations through the date on which any allocation is made under Section 6.1.E.
“Equity Incentive Plan” means any equity incentive or compensation plan existing as of the date hereof or hereafter adopted by the Partnership or the General Partner Entity, including, without limitation, the 2021 Equity and Performance-Based Incentive Compensation Plan, as amended from time to time.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Extraordinary Transaction” has the meaning set forth in Section 11.2.B.
“Fiscal Year” means the fiscal year of the Partnership, which shall be the calendar year as provided in Section 9.2.
“Forced Conversion” has the meaning set forth in Section 4.7.C.
“Forced Conversion Notice” has the meaning set forth Section 4.7.C.
“Forced Redemption Amount” has the meaning set forth in Section 8.6.F.

“Forced Redemption Right” has the meaning set forth in Section 8.6.F.
“Funding Debt” means the incurrence of any Debt for the purpose of providing funds to the Partnership by or on behalf of the General Partner Entity, or any wholly owned subsidiary of either the General Partner or General Partner Entity.
“General Partner” means PSOP GP, LLC, a Delaware limited liability company, or its successor or permitted assignee, as general partner of the Partnership.
“General Partner Entity” means (a) the General Partner; provided, however, that if (i) the common equity interests of the General Partner are at any time not Publicly Traded and (ii) the common equity interests of an entity that owns, directly or indirectly, fifty percent (50%) or more of the common equity interests of the General Partner are Publicly Traded, the term “General Partner Entity” shall refer to such entity whose common equity interests are Publicly Traded. If both requirements set forth in clauses (i) and (ii) above are not satisfied, then the term “General Partner Entity” shall mean the General Partner. For the avoidance of doubt, of the date of this Agreement, the General Partner Entity is PSA REIT.
“General Partner Interest” means a Partnership Interest held by the General Partner that is designated as a “General Partner Interest” in Section 4.1 hereof. A General Partner Interest may be expressed as a number of units of a class of Partnership Units.
“General Partner Loss Allocation Percentage” means, with respect to the General Partner, one minus the Loss Allocation Group Percentage. For example, if the Loss Allocation Group Percentage is 25%, then the General Partner Loss Allocation Percentage will be 75%.
“IRS” means the Internal Revenue Service, which administers the internal revenue laws of the United States.
“Immediate Family” means, with respect to any natural Person, such natural Person’s spouse, parents, descendants, nephews, nieces, brothers, and sisters.
“Incapacity” or “Incapacitated” means, (i) as to any individual who is a Partner, death, total physical disability or entry by a court of competent jurisdiction adjudicating such Partner incompetent to manage his or her Person or estate, (ii) as to any corporation which is a Partner, the filing of a certificate of dissolution, or its equivalent, for the corporation or the revocation of its charter, (iii) as to any partnership or limited liability company which is a Partner, the dissolution and commencement of winding up of the partnership or limited liability company, (iv) as to any estate which is a Partner, the distribution by the fiduciary of the estate’s entire interest in the Partnership, (v) as to any trustee of a trust which is a Partner, the termination of the trust (but not the substitution of a new trustee) or (vi) as to any Partner, the bankruptcy of such Partner. For purposes of this definition, bankruptcy of a Partner shall be deemed to have occurred when (a) the Partner commences a voluntary proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect, (b) the Partner is adjudged as bankrupt or insolvent, or a final and nonappealable order for relief under any bankruptcy, insolvency or similar law now or hereafter in effect has been entered against the Partner, (c) the Partner executes and delivers a general assignment for the benefit of the Partner’s creditors, (d) the Partner files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Partner in any proceeding of the nature described in clause (b) above, (e) the Partner seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator for the Partner or for all or any substantial part of the Partner’s properties, (f) any proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect has not been dismissed within one hundred twenty (120) days after the commencement thereof, (g) the appointment without the Partner’s consent or acquiescence of a trustee, receiver of liquidator has not been vacated or stayed within ninety (90) days of such appointment or (h) an appointment referred to in clause (g) is not vacated within ninety (90) days after the expiration of any such stay.
“Indemnitee” means (i) any Person made, or threatened to be made, a party to a proceeding by reason of its status as (A) the General Partner or the General Partner Entity, (B) a Limited Partner, or (C) a trustee, director or officer of the Partnership, the General Partner or the General Partner Entity and (ii) such other Persons (including Affiliates of the General Partner or the General Partner Entity, a Limited Partner or the Partnership) as the General Partner may designate from time to time (whether before or after the event giving rise to potential liability), in its sole and absolute discretion.
“Initial Sharing Percentage” means, with respect to an LTIP Unit, such percentage as set forth in the applicable Award Agreement or other documentation pursuant to which such LTIP Unit is awarded or, if no such percentage is stated, one hundred percent (100%).
“Limited Partner” means any Person named as a Limited Partner in the Partner Registry or any Substituted Limited Partner or Additional Limited Partner, in such Person’s capacity as a Limited Partner in the Partnership.
“Limited Partner Interest” means a Partnership Interest of a Limited Partner in the Partnership representing a fractional part of the Partnership Interests of all Limited Partners and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. A Limited Partner Interest may be expressed as a number of units of a class of Partnership Units. For the avoidance of doubt, LTIP Unit and AO LTIP Units are Limited Partner Interests.
“Liquidating Event” has the meaning set forth in Section 13.1.
“Liquidating Gains” means net gains that are or would be realized in connection with the actual or hypothetical sale of all or substantially all of the assets of the Partnership, including but not limited to net capital gain realized in connection with an adjustment to the value of Partnership assets under Section 704(b) of the Code made pursuant to Section 1.D of Exhibit B of this Agreement; and “Liquidating Losses” means any net capital loss realized in connection with any such event.
“Liquidating Losses” has the meaning set forth in in the definition of “Liquidating Gains” herein.

“Liquidator” has the meaning set forth in Section 13.2.A.
“Loss Allocation Amount” means, with respect to any Loss Allocation Partner, the maximum amount that such Partner agrees to contribute to the Partnership.
“Loss Allocation Group Percentage” means, with respect to the Loss Allocation Partners as a group, the percentage determined by dividing (i) the Aggregate Loss Allocation Amount by (ii) losses available to be allocated pursuant to Section 6.1.B(i). For example, if the Aggregate Loss Allocation amount is 10 and the losses available to be allocated pursuant to Section 6.1.B(i) is 40, then the Loss Allocation Group Percentage is 25%.
“Loss Allocation Partner” means any Partner that, by execution of a written instrument with the Partnership or the General Partner, acting on behalf of the Partnership, agrees to make contributions of cash or other property to the Partnership of certain amounts upon specified events. The name, address and Loss Allocation Amount of each Loss Allocation Partner shall be maintained by the General Partner on the books and records of the Partnership.
“LTIP Catch-Up Distribution” has the meaning set forth in Section 5.1.D.
“LTIP Unitholder” means a Partner that holds LTIP Units.
“LTIP Unit” means a Partnership Unit which is designated as an LTIP Unit, which may be issued in one or more series and which has the rights, preferences and other privileges designated in Section 4.6 and Section 4.7 and elsewhere in this Agreement in respect of holders of LTIP Units. The allocation of LTIP Units among the Partners shall be set forth in Exhibit A, as it may be amended or restated from time to time. For the avoidance of doubt, a Vested LTIP Unit that has been converted from an AO LTIP Unit is an LTIP Unit, and will be treated as an LTIP Unit effective as of the date of such conversion.
“Mandatory Conversion Transaction” means any transaction to which the General Partner Entity or the Partnership is a party (including, without limitation, a merger, consolidation, unit exchange, tender offer for all or substantially all Common Units or other business combination or reorganization, or sale of all or substantially all of the Partnership’s assets, but excluding any transaction which constitutes an Adjustment Event), in each case as a result of which Common Units shall be exchanged for or converted into the right, or the holders of Common Units shall otherwise be entitled, to receive cash, securities or other property or any combination thereof.
“NASDAQ” means the NASDAQ Stock Market or any successor thereto.
“Net Income” means, for any taxable period, the excess, if any, of the Partnership’s items of income and gain for such taxable period over the Partnership’s items of loss and deduction for such taxable period. The items included in the calculation of Net Income shall be determined in accordance with Exhibit B. If an item of income, gain, loss or deduction that has been included in the initial computation of Net Income is subjected to the special allocation rules in Exhibit C, Net Income or the resulting Net Loss, whichever the case may be, shall be recomputed without regard to such item.

“Net Loss” means, for any taxable period, the excess, if any, of the Partnership’s items of loss and deduction for such taxable period over the Partnership’s items of income and gain for such taxable period. The items included in the calculation of Net Loss shall be determined in accordance with Exhibit B. If an item of income, gain, loss or deduction that has been included in the initial computation of Net Loss is subjected to the special allocation rules in Exhibit C, Net Loss or the resulting Net Income, whichever the case may be, shall be recomputed without regard to such item.
“New Securities” means (i) any rights, options, warrants or convertible or exchangeable securities having the right to subscribe for or purchase Shares, excluding grants under an Equity Incentive Plan, or (ii) any Debt issued by the General Partner Entity that provides any of the rights described in clause (i).
“Nonrecourse Built-in Gain” means, with respect to any Contributed Properties or Adjusted Properties that are subject to a mortgage or negative pledge securing a Nonrecourse Liability, the amount of any taxable gain that would be allocated to the Partners pursuant to Section 2.1.B of Exhibit C if such properties were disposed of in a taxable transaction in full satisfaction of such liabilities and for no other consideration.
“Nonrecourse Deductions” has the meaning set forth in Regulations Section 1.704-2(b)(1), and the amount of Nonrecourse Deductions for a Fiscal Year shall be determined in accordance with the rules of Regulations Section 1.704-2(c).
“Nonrecourse Liability” has the meaning set forth in Regulations Section 1.752-1(a)(2).
“Notice of Forced Redemption” means a Notice of Forced Redemption substantially in the form of Exhibit H, or by other means as determined by the General Partner and containing the information required by Exhibit H.
“Notice of Redemption” means a Notice of Redemption substantially in the form of Exhibit D, or by other means acceptable to the General Partner and containing the information, representations, warranties and certifications required by Exhibit D.
“NYSE” means the New York Stock Exchange or any successor thereto.
"Operating Entity” has the meaning set forth in Section 7.4.F.
"Original Issuance Date” means the date that a Common Unit was first issued or, in the case of any Common Unit that was issued upon the conversion of an LTIP Unit, the date on which the LTIP Unit(s), or AO LTIP Unit(s) from which the LTIP Units were converted, as applicable, were issued.
“Parent Entity” has the meaning set forth in Section 7.4.F.
“Partner” means the General Partner or a Limited Partner, and “Partners” means the General Partner and the Limited Partners.

“Partner Minimum Gain” means an amount, with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulations Section 1.704-2(i)(3).
“Partner Nonrecourse Debt” has the meaning set forth in Regulations Section 1.704-2(b)(4).
“Partner Nonrecourse Deductions” has the meaning set forth in Regulations Section 1.704-2(i), and the amount of Partner Nonrecourse Deductions with respect to a Partner Nonrecourse Debt for a Fiscal Year shall be determined in accordance with the rules of Regulations Section 1.704-2(i)(2).
“Partner Registry” means the Partner Registry maintained by the General Partner in the books and records of the Partnership, which contains substantially the same information as would be necessary to complete the form of the Partner Registry attached hereto as Exhibit A.
“Partnership” means the limited partnership formed under the Act upon the terms and conditions set forth in the Original Agreement and continued pursuant to this Agreement, or any successor to such limited partnership.
“Partnership Interest” means a Limited Partner Interest or a General Partner Interest and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. A Partnership Interest may be expressed as a number of Partnership Units.
“Partnership Minimum Gain” has the meaning set forth in Regulations Section 1.704-2(b)(2), and the amount of Partnership Minimum Gain, as well as any net increase or decrease in Partnership Minimum Gain, for a Fiscal Year shall be determined in accordance with the rules of Regulations Section 1.704-2(d).
“Partnership Record Date” means the record date established by the General Partner either (i) for the distribution of Available Cash pursuant to Section 5.1 hereof, which record date shall be the same as the record date established by the General Partner Entity for a distribution to its shareholders of some or all of its portion of such distribution that it receives, or (ii) if applicable, for determining the Partners entitled to vote on or consent to any proposed action for which the consent or approval of the Partners is sought pursuant to Section 14.2 hereof.
“Partnership Unit” means a fractional, undivided share of the Partnership Interests of all Partners in any class or series of Partnership Interests issued pursuant to Sections 4.1 and 4.2, and includes Common Units, LTIP Units, AO LTIP Units, Preferred Units and any other classes or series of Partnership Units established after the date hereof. The number of Partnership Units outstanding and the Percentage Interests of the Partners in any class or series of Partnership Units shall be maintained in the Partner Registry.
“Percentage Interest” means, with respect to a Partner’s Percentage Interest in any one class or series of Partnership Units, such Partner’s interest in such class, determined by dividing the

Partnership Units of such class owned by such Partner by the total number of Partnership Units of such class then outstanding.
“Person” means a natural person, partnership (whether general or limited), trust, estate, association, corporation, limited liability company, unincorporated organization, custodian, nominee or any other individual or entity in its own or any representative capacity.
“Predecessor Entity” has the meaning set forth in the definition of “Conversion Factor” herein.
“Preferred Partnership Interest” means an ownership interest in the Partnership evidenced by a designated series of Preferred Units, having a preference in payment of distributions or on liquidation as determined by the Partnership for such series of Preferred Units and as set forth in Exhibit J or another exhibit or amendment to this Agreement, as applicable, and includes all benefits to which the holder of such an ownership interest may be entitled as provided in this Agreement or the Act, together with all obligations of such Person to comply with the terms and provisions of this Agreement and the Act.
“Preferred Unit” means a fractional, undivided share of Preferred Partnership Interests of all Partners in the specified series issued hereunder.
“PSA REIT” means Public Storage, a Maryland real estate investment trust and the sole owner of the common membership interests of the General Partner.
“Publicly Traded” means listed or admitted to trading on the New York Stock Exchange, the NASDAQ Stock Market, any nationally or internationally recognized stock exchange, or any successor to any of the foregoing.
“Qualified Assets” means any of the following assets: (i) Partnership Interests, rights, options, warrants or convertible or exchangeable securities of the Partnership; (ii) Debt issued by the Partnership or any Subsidiary thereof in connection with the incurrence of Funding Debt; (iii) equity interests in Qualified REIT Subsidiaries and limited liability companies whose assets consist solely of Qualified Assets; (iv) up to a one percent (1%) equity interest in any partnership or limited liability company at least ninety-nine percent (99%) of the equity of which is owned, directly or indirectly, by the Partnership; (v) cash held for payment of administrative expenses or pending distribution to security holders of the General Partner or the General Partner Entity or any wholly owned Subsidiary thereof or pending contribution to the Partnership; (vi) interests in the General Partner; (vii) minority interests in any Subsidiary of the Partnership that the General Partner or the General Partner Entity holds directly or indirectly to maintain such Subsidiary’s status as a partnership for federal income tax purposes or otherwise; (viii) such cash and cash equivalents, bank accounts or similar instruments or accounts as the General Partner deems reasonably necessary, taking into account Section 7.1.C hereof and the requirements necessary for any REIT Partner to qualify as a REIT and for the General Partner and the General Partner Entity to carry out their respective responsibilities contemplated under this Agreement; and (ix) other tangible and intangible assets (A) that, taken as a whole, are de minimis in relation to the net assets of the Partnership and its Subsidiaries, (B) that are held temporarily pending (I) contribution to the Partnership or (II) distribution to interest holders of the General Partner or the General Partner Entity or (C) with respect to which the General Partner or the General Partner Entity shall have entered into an agreement, or taken other commercially reasonable measures, to provide the Partnership with the full economic benefit, and require the Partnership to assume the full economic burden, of such assets such that the economic effect would be equivalent to ownership of such assets by the Partnership rather than by the General Partner or the General Partner Entity.
“Qualified REIT Subsidiary” means an entity that is a “qualified REIT subsidiary” within the meaning of Section 856(i) of the Code.
“Recapture Income” means any gain recognized by the Partnership (computed without regard to any adjustment pursuant to Section 754 of the Code) upon the disposition of any property or asset of the Partnership, which gain is characterized either as ordinary income or as “unrecaptured Section 1250 gain” (as defined in Section 1(h)(6) of the Code) because it represents the recapture of depreciation deductions previously taken with respect to such property or asset.
“Redeeming Partner” has the meaning set forth in Section 8.6.A.
“Redemption Amount” means either the Cash Amount or the Shares Amount, as determined by the General Partner, in its sole and absolute discretion. A Redeeming Partner shall have no right, without the General Partner’s consent, in its sole and absolute discretion, to receive the Redemption Amount in the form of the Shares Amount.
“Redemption Right” has the meaning set forth in Section 8.6.A.
“Regulations” means the Treasury Regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).
“REIT” means an entity that qualifies as a real estate investment trust under the Code.
“REIT Partner” means the General Partner Entity and/or the General Partner to the extent that such Partner intends to qualify as a REIT.
“REIT Partner Payment” has the meaning set forth in Section 15.14 hereof.
“REIT Requirements” means the requirements for qualification as a REIT under the Code and the Regulations.
“Residual Gain” or “Residual Loss” means any item of gain or loss, as the case may be, of the Partnership recognized for U.S. federal income tax purposes resulting from a sale, exchange or other disposition of Contributed Property or Adjusted Property, to the extent such item of gain or loss is not allocated pursuant to Section (1)(a)(i)(1) or 2.B(1)(a) of Exhibit C to eliminate Book-Tax Disparities.
“Safe Harbor” has the meaning set forth in Section 11.6.F.
“Securities Act” means the Securities Act of 1933, as amended.

“Section 704(c) Value” of any Contributed Property means the fair market value of such property at the time of contribution as determined by the General Partner using such reasonable method of valuation as they may adopt; provided, however, subject to Exhibit B, the General Partner shall, in its sole and absolute discretion, use such method as it deems reasonable and appropriate to allocate the aggregate of the Section 704(c) Value of Contributed Properties in a single or integrated transaction among each separate property on a basis proportional to its fair market values.
“Share” means a share of beneficial interest (or other comparable equity interest) of the General Partner Entity. Shares may be issued in one or more classes or series in accordance with the terms of the Declaration of Trust (or, if PSA REIT is not the General Partner Entity, the organizational documents of the General Partner Entity). If there is more than one class or series of Shares, the term “Shares” shall, as the context requires, be deemed to refer to the class or series of Shares that corresponds to the class or series of Partnership Interests for which the reference to Shares is made. Unless the context expressly requires otherwise, the term “Shares” refers to the Common Shares.
“Shares Amount” means a number of Shares equal to the product of the number of Common Units offered for redemption by a Redeeming Partner multiplied by the Conversion Factor; provided that, if the General Partner Entity issues to holders of Shares securities, rights, options, warrants or convertible or exchangeable securities entitling such holders to subscribe for or purchase Shares or any other securities or property (collectively, the “rights”), then the Shares Amount shall also include such rights that a holder of that number of Shares would be entitled to receive had it initially participated in such issuance unless the Partnership issues corresponding rights to holders of Common Units.
“Specified Forced Redemption Date” means the tenth (10th) Business Day after the Valuation Date or such shorter period as the General Partner, in its sole and absolute discretion may determine.
“Specified Redemption Date” means the tenth (10th) Business Day after the Valuation Date or such shorter period as the General Partner, in its sole and absolute discretion may determine; provided that, if the Shares are not Publicly Traded, the Specified Redemption Date means the thirtieth (30th) Business Day after the Valuation Date or such shorter period as the General Partner, in its sole and absolute discretion, may determine.
“Subsidiary” means, with respect to any Person, any corporation, limited liability company, trust, partnership or joint venture, or other entity of which a majority of (i) the voting power of the voting equity securities or (ii) the outstanding equity interests is owned, directly or indirectly, by such Person.
“Surviving Partnership” has the meaning set forth in Section 11.2.B.
“Substituted Limited Partner” means a Person who is admitted as a Limited Partner to the Partnership pursuant to Section 11.4 and who is shown as a Limited Partner in the Partner Registry.
“Successor Entity” has the meaning set forth in the definition of “Conversion Factor” herein.

"Tax Basis Capital Information” has the meaning set forth in Section 10.3.F.
“Tender Offer” has the meaning set forth in Section 11.2.B.
“Unrealized Gain” attributable to any item of Partnership property means, as of any date of determination, the excess, if any, of (i) the fair market value of such property (as determined under Exhibit B) as of such date, over (ii) the Carrying Value of such property (prior to any adjustment to be made pursuant to Exhibit B) as of such date.
“Unrealized Loss” attributable to any item of Partnership property means, as of any date of determination, the excess, if any, of (i) the Carrying Value of such property (prior to any adjustment to be made pursuant to Exhibit B) as of such date, over (ii) the fair market value of such property (as determined under Exhibit B) as of such date.
“Unvested LTIP Units” has the meaning set forth in Section 4.6.C.
“Valuation Date” means the date of receipt by the General Partner of a Notice of Redemption or, if such date is not a Business Day, the first Business Day thereafter.
“Value” means, with respect to one Share of a class of outstanding Shares that are Publicly Traded, the average of the daily market price for the ten consecutive trading days immediately preceding the date with respect to which value must be determined. The market price for each such trading day shall be the closing price, regular way, on such day, or if no such sale takes place on such day, the average of the closing bid and asked prices on such day. If the outstanding Shares are Publicly Traded and the Shares Amount includes, in addition to the Shares, rights or interests that a holder of Shares has received or would be entitled to receive, then the Value of such rights shall be determined by the General Partner acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate. If the Shares are not Publicly Traded, the Value of the Shares Amount per Partnership Unit offered for redemption (which will be the Cash Amount per Common Unit offered for redemption payable pursuant to Section 8.6.A) means the amount that a holder of one such Partnership Unit would receive if each of the assets of the Partnership were to be sold for its fair market value on the Specified Redemption Date, the Partnership were to pay all of its outstanding liabilities, and the remaining proceeds were to be distributed to the Partners in accordance with the terms of this Agreement. Such Value shall be determined by the General Partner, acting in good faith and based upon a commercially reasonable estimate of the amount that would be realized by the Partnership if each asset of the Partnership (and each asset of each partnership, limited liability company, trust, joint venture or other entity in which the Partnership owns a direct or indirect interest) were sold to an unrelated purchaser in an arms’ length transaction where neither the purchaser nor the seller were under economic compulsion to enter into the transaction (without regard to any discount in value as a result of the Partnership’s minority interest in any property or any illiquidity of the Partnership’s interest in any property).
“Vested LTIP Units” has the meaning set forth in Section 4.6.C.

ARTICLE II
ORGANIZATIONAL MATTERS
Section 2.1.    Organization
A.Organization, Status and Rights. The Partnership is a limited partnership organized pursuant to the provisions of the Act and upon the terms and conditions set forth in the Original Agreement, as amended by this Agreement. The Partners hereby confirm and agree to their status as Partners of the Partnership and to continue the business of the Partnership on the terms set forth in this Agreement. Except as expressly provided herein, the rights and obligations of the Partners and the administration and termination of the Partnership shall be governed by the Act. The Partnership Interest of each Partner shall be personal property for all purposes.
B.Qualification of Partnership. The Partners (i) agree that if the laws of any jurisdiction in which the Partnership transacts business so require, the appropriate officers or other authorized representatives of the Partnership shall file, or shall cause to be filed, with the appropriate office in that jurisdiction, any documents necessary for the Partnership to qualify to transact business under such laws; and (ii) agree and obligate themselves to execute, acknowledge and cause to be filed for record, in the place or places and manner prescribed by law, any amendments to the Certificate of Limited Partnership as may be required, either by the Act, by the laws of any jurisdiction in which the Partnership transacts business, or by this Agreement, to reflect changes in the information contained therein or otherwise to comply with the requirements of law for the continuation, preservation and operation of the Partnership as a limited partnership under the Act.
C.Representations. Each Partner represents and warrants that such Partner is duly authorized to execute, deliver and perform its obligations under this Agreement and that the Person, if any, executing this Agreement on behalf of such Partner is duly authorized to do so and that this Agreement is binding on and enforceable against such Partner in accordance with its terms.
Section 2.2.    Name
The name of the Partnership is Public Storage OP, L.P. The Partnership’s business may be conducted under any other name or names deemed advisable by the General Partner, including the name of the General Partner Entity or any Affiliate thereof. The words “Limited Partnership,” “L.P.,” “Ltd.” or similar words or letters shall be included in the Partnership’s name where necessary for the purposes of complying with the laws of any jurisdiction that so requires. The General Partner in its sole and absolute discretion may change the name of the Partnership at any time and from time to time and shall notify the Limited Partners of such change in the next regular communication to the Limited Partners.
Section 2.3.    Registered Office And Agent; Principal Office
The address of the registered office of the Partnership in the State of Delaware shall be located at 251 Little Falls Drive, Wilmington, Delaware 19808, and the registered agent for service of process on the Partnership in the State of Delaware at such registered office shall be Corporation Service Company. The principal office of the Partnership shall be 701 Western Avenue, Glendale, CA 91201, or such other place as the General Partner may from time to time designate by notice to the Limited Partners. The Partnership may maintain offices at such other place or places within or outside the State of Delaware as the General Partner deems advisable.
Section 2.4.    Term
The term of the Partnership commenced on July 27, 2023, and shall continue until dissolved pursuant to the provisions of Article XIII or as otherwise provided by law.
ARTICLE III
PURPOSE
Section 3.1.    Purpose And Business
The purpose and nature of the business to be conducted by the Partnership is (i) to conduct any business that may be lawfully conducted by a limited partnership organized pursuant to the Act; (ii) to enter into any corporation, partnership, joint venture, trust, limited liability company or other similar arrangement to engage in any of the foregoing or the ownership of interests in any entity engaged, directly or indirectly, in any of the foregoing; and (iii) to do anything necessary or incidental to the foregoing; provided, however, that any business shall be limited to and conducted in such a manner as to permit each REIT Partner at all times to be classified as a REIT, unless each REIT Partner, in its sole and absolute discretion has chosen to cease to qualify as a REIT or has chosen not to attempt to qualify as a REIT for any reason or reasons whether or not related to the business conducted by the Partnership. In connection with the foregoing, and without limiting any REIT Partner’s right, in its sole and absolute self-discretion, to cease qualifying as a REIT, the Partners acknowledge that the status of each REIT Partner as a REIT inures to the benefit of all the Partners and not solely to the REIT Partners or their Affiliates.

Section 3.2.    Powers
The Partnership is empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described herein and for the protection and benefit of the Partnership, including, without limitation, full power and authority, directly or through its ownership interest in other entities, to enter into, perform and carry out contracts of any kind, borrow money and issue evidences of indebtedness, whether or not secured by mortgage, deed of trust, pledge or other lien, acquire, own, manage, improve and develop real property, and lease, sell, transfer and dispose of real property; provided, however, that the Partnership shall not take, or shall refrain from taking, any action which, in the judgment of the General Partner, in its sole and absolute discretion, (i) could adversely affect the ability of any REIT Partner to continue to qualify as a REIT, (ii) could subject any REIT Partner to any taxes under Section 857 or Section 4981 of the Code or (iii) could violate any law or regulation of any governmental body or agency having jurisdiction over either the General Partner or the General Partner Entity or their securities, unless such action (or inaction) shall have been specifically consented to by the General Partner and, if applicable, the General Partner Entity in writing.
ARTICLE IV
CAPITAL CONTRIBUTIONS AND ISSUANCES OF PARTNERSHIP INTERESTS
Section 4.1.    Capital Contributions Of The Partners
Prior to or concurrently with the execution of this Agreement, the Partners have made, or are deemed to have made, the Capital Contributions as set forth in the Partner Registry. On the date hereof, the Partners own Partnership Units in the amounts and classes set forth in the Partner Registry and have Percentage Interests in the Partnership as set forth in the Partner Registry. The number of Partnership Units of each class and series and the Percentage Interest shall be adjusted in the Partner Registry from time to time by the General Partner to the extent necessary to reflect accurately exchanges, redemptions, Capital Contributions, the issuance of additional Partnership Units or similar events having an effect on a Partner’s Percentage Interest occurring after the date hereof in accordance with the terms of this Agreement. One thousand (1,000) Common Units held by the General Partner shall be deemed to be the General Partner Interest of the General Partner. All other Partnership Units held by the General Partner shall be deemed to be Limited Partner Interests and shall be held by the General Partner in its capacity as a Limited Partner in the Partnership. Except as provided in Sections 7.5, 10.5, and 13.3 hereof, the Partners shall have no obligation to make any additional Capital Contributions or provide any additional funding to the Partnership (whether in the form of loans, repayments of loans or otherwise). Except as otherwise set forth in Section 13.3 hereof, no Partner shall have any obligation to restore any deficit that may exist in its Capital Account, either upon a liquidation of the Partnership or otherwise, provided that such Capital Account deficit did not arise by reason of distributions knowingly received by such Partner in violation of this Agreement (provided such Partner has knowledge or is given notice, either at the time thereof or thereafter, of such distribution in violation of this Agreement) or applicable law or other actions in violation of this Agreement or applicable law.

Section 4.2.    Issuances Of Partnership Interests
A.General. The General Partner is hereby authorized to cause the Partnership from time to time to issue to Partners (including the General Partner and its Affiliates) or other Persons (including, without limitation, in connection with the contribution of property to the Partnership or any of its Subsidiaries) Partnership Units or other Partnership Interests in one or more classes, or in one or more series of any of such classes, with such designations, preferences and relative, participating, optional or other special rights, powers and duties, including rights, powers and duties senior to one or more other classes of Partnership Interests, all as shall be determined, subject to applicable Delaware law, by the General Partner in its sole and absolute discretion, including, without limitation, (i) the allocations of items of Partnership income, gain, loss, deduction and credit to each such class or series of Partnership Interests, (ii) the right of each such class or series of Partnership Interests to share in Partnership distributions, (iii) the rights of each such class or series of Partnership Interests upon dissolution and liquidation of the Partnership, (iv) the rights, if any, of each such class to vote on matters that require the vote or Consent of the Limited Partners, and (v) the consideration, if any, to be received by the Partnership in exchange for such Partnership Interests; provided that no such Partnership Units or other Partnership Interests shall be issued to the General Partner Entity or the General Partner unless either (a) the Partnership Interests are issued in connection with the grant, award or issuance of Shares or other equity interests in the General Partner Entity having designations, preferences and other rights such that the economic interests attributable to such Shares or other equity interests are substantially similar to the designations, preferences and other rights (except voting rights) of the Partnership Interests issued to the General Partner Entity in accordance with this Section 4.2.A or (b) the additional Partnership Interests are issued to all Partners holding Partnership Interests in the same class in proportion to their respective Percentage Interests in such class. If the Partnership issues Partnership Interests pursuant to this Section 4.2.A, the General Partner shall make such revisions to this Agreement (including but not limited to the revisions described in Section 5.5, Section 6.2 and Section 8.6) as it deems necessary to reflect the issuance of such Partnership Interests.
B.Classes of Partnership Units. From and after the date of the Agreement, the Partnership shall have such classes of Partnership Units as set forth in the Partner Registry, and such additional classes of Partnership Units as may be created by the General Partner pursuant to Section 4.2.A, with such terms and conditions as set forth in this Agreement, including the Exhibits hereto. Common Units, LTIP Units, AO LTIP Units, Preferred Units, and any class of Partnership Interests created pursuant to Section 4.2.A, at the election of the General Partner, in its sole and absolute discretion, may be issued to existing partners or newly admitted Partners in exchange for the contribution by such Partners of cash, real estate partnership interests, stock, notes or other assets or consideration, including the provision of services to or for the benefit of the Partnership, the General Partner, or the General Partner Entity, or for no consideration. Any Partnership Unit that is not specifically designated by the General Partner as being of a particular class shall be deemed to be a Common Unit.
Section 4.3.    No Preemptive Rights
Except to the extent expressly granted by the Partnership pursuant to another agreement, no Person shall have any preemptive, preferential or other similar right with respect to (i) additional

Capital Contributions or loans to the Partnership or (ii) issuance or sale of any Partnership Units or other Partnership Interests.
Section 4.4.    Other Contribution Provisions
A.General. If any Partner is admitted to the Partnership and is given a Capital Account in exchange for services rendered to the Partnership, such transaction shall be treated by the Partnership and the affected Partner as if the Partnership had compensated such Partner in cash, and the Partner had made a Capital Contribution of such cash to the capital of the Partnership.
B.Mergers. To the extent the Partnership acquires any property (or an indirect interest therein) by the merger of any other Person into the Partnership or with or into a Subsidiary of the Partnership, Persons who receive Partnership Interests in exchange for their interest in the Person merging into the Partnership or with or into a Subsidiary of the Partnership shall be deemed to have been admitted as Additional Limited Partners pursuant to Section 12.2 and shall be deemed to have made Capital Contributions as provided in the applicable merger agreement (or if not so provided, as determined by the General Partner in its sole and absolute discretion) and as set forth in the Partner Registry.
Section 4.5.    No Interest On Capital
No Partner shall be entitled to interest on its Capital Contributions or its Capital Account.
Section 4.6.    LTIP Units
A.Issuance of LTIP Units. The General Partner may from time to time issue LTIP Units, in one or more series, to Persons who provide services to or for the benefit of the Partnership, the General Partner Entity, or the General Partner, for such consideration (if any) as the General Partner may determine to be appropriate, or for no consideration, and admit such Persons as Limited Partners. Subject to the following provisions of this Section 4.6, Section 4.7, Section 5.1.C, Section 5.1.D, Section 5.1.E and Section 6.1.E, LTIP Units shall be treated as Common Units, with all of the rights, privileges and obligations attendant thereto. For purposes of computing the Partners’ Percentage Interests, holders of LTIP Units shall be treated as Common Unit holders and LTIP Units shall be treated as Common Units. In particular, the Partnership shall maintain at all times a one-to-one correspondence between LTIP Units and Common Units for conversion, distribution and other purposes, including, without limitation, complying with the following procedures.
If an Adjustment Event occurs, then the General Partner shall make a corresponding adjustment to the LTIP Units to maintain a one-for-one conversion and economic equivalence ratio between Common Units and LTIP Units. If more than one Adjustment Event occurs, the adjustment to the LTIP Units need be made only once using a single formula that takes into account each and every Adjustment Event as if all Adjustment Events occurred simultaneously. If the Partnership takes an action affecting the Common Units other than actions specifically defined as “Adjustment Events” and in the opinion of the General Partner such action would require an adjustment to the LTIP Units to maintain the one-to-one correspondence described above, the General Partner shall have the right to make such adjustment to the LTIP Units, to the extent permitted by law and by any applicable Equity Incentive Plan, in such manner and at such time as the General Partner, in its sole discretion, may determine to be appropriate under the circumstances. The Partnership shall send a notice to each LTIP Unitholder setting forth the adjustment to his or her LTIP Units and the effective date of such adjustment.
B.Priority. Subject to the provisions of this Section 4.6, Section 4.7, Section 5.1.C, Section 5.1.D, and Section 5.1.E, the LTIP Units shall rank pari passu with the Common Units as to the payment of regular and special periodic or other distributions and distribution of assets upon liquidation, dissolution or winding up. As to the payment of distributions and as to distribution of assets upon liquidation, dissolution or winding up, any class or series of Partnership Units which by its terms specifies that it shall rank junior to, on a parity with, or senior to the Common Units shall also rank junior to, or pari passu with, or senior to, as the case may be, the LTIP Units.
C.Special Provisions. LTIP Units shall be subject to the following special provisions:
(i)Award Agreements. LTIP Units may, in the sole discretion of the General Partner, be issued subject to vesting, forfeiture and additional restrictions on transfer pursuant to the terms of an Award Agreement. The terms of any Award Agreement may be modified by the General Partner from time to time in its sole discretion, subject to any restrictions on amendment imposed by the relevant Award Agreement or applicable Equity Incentive Plan. LTIP Units that have vested under the terms of an Award Agreement are referred to as “Vested LTIP Units”; all other LTIP Units shall be treated as “Unvested LTIP Units.”
(ii)Repurchase, Forfeiture and Cancellation. Unless otherwise specified in the Award Agreement, upon the occurrence of any event specified in an Award Agreement as resulting in either the right of the Partnership or the General Partner to repurchase LTIP Units at a specified purchase price or some other forfeiture of any LTIP Units, then if the Partnership or the General Partner exercises such right to repurchase or such forfeiture occurs in accordance with the applicable Award Agreement, the relevant LTIP Units shall immediately, and without any further action, be treated as cancelled and no longer outstanding for any purpose. Unless otherwise specified in the Award Agreement, no consideration or other payment shall be due with respect to any LTIP Units that have been forfeited or cancelled, other than any distributions declared with respect to a Partnership Record Date prior to the effective date of the forfeiture or cancellation. In connection with any repurchase, forfeiture or cancellation of LTIP Units, the balance of the portion of the Capital Account of the LTIP Unitholder that is attributable to all of his or her LTIP Units shall be reduced by the amount, if any, by which it exceeds the target balance contemplated by Section 6.1.E, calculated with respect to the LTIP Unitholder’s remaining LTIP Units, if any.
(iii)Allocations.
(a)Net Gain. LTIP Unitholders shall be entitled to certain special allocations of gain under Section 6.1.E.
(b)Other Allocations. LTIP Units shall be allocated Net Income and Net Loss, for any taxable year or portion of a taxable year occurring after such issuance and prior to the Distribution Participation Date for such LTIP Units, in amounts per LTIP Unit equal to the amounts allocated per Common Unit for the same period multiplied by the Initial Sharing Percentage for such LTIP Units. Commencing with the portion of the taxable year of the Partnership that begins on the

Distribution Participation Date established for any LTIP Units, such LTIP Units shall be allocated Net Income and Net Loss in amounts per LTIP Unit equal to the amounts allocated per Common Unit and shall be specially allocated Net Income equal to the amount of any LTIP Catch-Up Distribution paid pursuant to Section 5.1.D. The allocations provided by the preceding sentence shall be subject to Section 6.1.B of the Agreement.
(c)Discretionary Adjustments. The General Partner is authorized in its discretion to delay or accelerate the participation of the LTIP Units in allocations of Net Income and Net Loss, or to adjust the allocations made after the Distribution Participation Date, so that the ratio of (i) the total amount of Net Income or Net Loss allocated with respect to each LTIP Unit in the taxable year in which that LTIP Unit’s Distribution Participation Date falls, to (ii) the total amount distributed to that LTIP Unit with respect to such period, is equal to such ratio as computed for the Common Units held by the General Partner. In addition, the General Partner may, in its sole discretion, specially allocate net income or gain realized after the date an LTIP Unit was issued by the Partnership to such LTIP Unit to prevent Section 5.1.E from reducing the amount distributed to such LTIP Unit.
(iv)Redemption. The Redemption Right provided to the holders of Common Units under Section 8.6 shall not apply with respect to LTIP Units unless and until they are converted to Common Units as provided in clause (v) below and Section 4.7.
(v)Conversion to Common Units. Vested LTIP Units are eligible to be converted into Common Units in accordance with Section 4.7.
D.Voting. LTIP Unitholders shall (a) have the same voting rights as Limited Partners holding Common Units, with the LTIP Units voting as a single class with the Common Units and having one vote per LTIP Unit; and (b) have the additional voting rights that are expressly set forth below. So long as any LTIP Units remain outstanding, the Partnership shall not, without the affirmative vote of the holders of a majority of the affected class of LTIP Units outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting separately as a class), amend, alter or repeal, whether by merger, consolidation or otherwise, the provisions of this Agreement applicable to LTIP Units so as to materially and adversely affect any right, privilege or voting power of the LTIP Units or the LTIP Unitholders as such, unless such amendment, alteration, or repeal affects equally, ratably and proportionately the rights, privileges and voting powers of all of Common Units (including the Common Units held by the General Partner); but subject, in any event, to the following provisions:
(i)With respect to any Mandatory Conversion Transaction, so long as the LTIP Units are treated in accordance with Section 4.7.F, the consummation of such Mandatory Conversion Transaction shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers of the LTIP Units or the LTIP Unitholders as such; and
(ii)Any creation or issuance of any Partnership Units or of any class or series of Partnership Interest in accordance with the terms of this Agreement, including, without limitation, additional Common Units or LTIP Units, whether ranking senior to, junior to, or on a parity with the LTIP Units with respect to distributions and the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers of the LTIP Units or the LTIP Unitholders as such.
The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required will be effected, all outstanding LTIP Units shall have been converted into Common Units.
E.Transfers. Subject to the terms of any Award Agreement or as otherwise provided herein, an LTIP Unitholder shall be entitled to transfer his or her LTIP Units to the same extent, and subject to the same restrictions as holders of Common Units are entitled to transfer their Common Units pursuant to Article XI.
Section 4.7.    Conversion of LTIP Units
A.Conversion Right. An LTIP Unitholder shall have the right (the “Conversion Right”), at such holder’s option, at any time to convert all or a portion of such holder’s Vested LTIP Units into fully paid and non-assessable Common Units; provided, however, that an LTIP Unitholder may not exercise the Conversion Right for fewer than two hundred (200) Vested LTIP Units or, if such LTIP Unitholder holds fewer than two hundred (200) Vested LTIP Units, all of the Vested LTIP Units held by such LTIP Unitholder. LTIP Unitholders shall not have the right to convert Unvested LTIP Units into Common Units until such LTIP Units become Vested LTIP Units; provided, however, that when an LTIP Unitholder is notified of the expected occurrence of an event that will cause such LTIP Unitholder’s Unvested LTIP Units to become Vested LTIP Units, such LTIP Unitholder may give the Partnership a Conversion Notice conditioned upon and effective as of the time of vesting and such Conversion Notice, unless subsequently revoked by the LTIP Unitholder, shall be accepted by the Partnership subject to such condition. In all cases, the conversion of any LTIP Units into Common Units shall be subject to the conditions and procedures set forth in this Section 4.7.
B.Exercise by an LTIP Unitholder. A holder of Vested LTIP Units may convert such LTIP Units into an equal number of fully paid and non-assessable Common Units, giving effect to all adjustments (if any) made pursuant to Section 4.6. Notwithstanding the foregoing, in no event may a holder of Vested LTIP Units convert a number of Vested LTIP Units that exceeds (x) the Economic Capital Account Balance of such Limited Partner, to the extent attributable to its ownership of LTIP Units, divided by (y) the Common Unit Economic Balance, in each case as determined as of the effective date of conversion (the “Capital Account Limitation”). In order to exercise its Conversion Right, an LTIP Unitholder shall deliver a notice (a “Conversion Notice”) in the form attached as Exhibit F to this Agreement to the Partnership (with a copy to the General Partner), or by other means acceptable to the General Partner and containing the information, representations, warranties and certifications required by Exhibit F, not less than ten (10) nor more than sixty (60) days prior to a date (the “Conversion Date”) specified in such Conversion Notice; provided, however, that if the General Partner has not given to the LTIP Unitholders notice of a proposed or upcoming Mandatory Conversion Transaction at least thirty (30) days prior to the effective date of such Mandatory Conversion Transaction, then LTIP Unitholders shall have the right to deliver a Conversion Notice until the earlier of (x) the tenth day after such notice from the General Partner of a Mandatory Conversion Transaction or (y) the third Business Day immediately preceding the effective date of such Mandatory Conversion Transaction. A Conversion Notice shall be provided in the manner provided in Section 15.1. Notwithstanding anything herein to the contrary, an LTIP Unitholder deliver a Notice of Redemption pursuant to Section 8.6 relating to those Common Units that will be issued to such LTIP Unitholder upon conversion of such LTIP Units into Common Units in advance of the Conversion Date; provided, however, that the redemption of such Common Units by the Partnership shall in no event take place until after the Conversion Date. For clarity, it is noted that the objective of this paragraph is to put an LTIP Unitholder in a position where, if such LTIP Unitholder so wishes, the Common Units into which such LTIP Unitholder’s Vested LTIP Units will be converted can be redeemed by the Partnership simultaneously with such conversion, with the further consequence that, if the General Partner elects to assume and perform the Partnership’s redemption obligation with respect to such Common Units under Section 8.6 by delivering to such LTIP Unitholder Shares rather than cash, then such LTIP Unitholder can have such Shares issued to it simultaneously with the conversion of such Unitholder’s Vested LTIP Units into Common Units. The General Partner and LTIP Unitholder shall reasonably cooperate with each other to coordinate the timing of the events described in the foregoing sentence. Each LTIP Unitholder covenants and agrees with the Partnership that all Vested LTIP Units to be converted pursuant to this Section 4.7.B shall be free and clear of all liens and encumbrances.
C.Forced Conversion. The Partnership, at any time at the election of the General Partner, may cause any number of Vested LTIP Units held by an LTIP Unitholder to be converted (a “Forced Conversion”) into an equal number of fully paid and non-assessable Common Units, giving effect to all adjustments (if any) made pursuant to Section 4.6; provided, however, that the Partnership may not cause a Forced Conversion of any LTIP Units that would not at the time be eligible for conversion at the option of such LTIP Unitholder pursuant to Section 4.7.B . In order to exercise its right of Forced Conversion, the Partnership shall deliver a notice (a “Forced Conversion Notice”) in the form attached as Exhibit G to this Agreement, or by other means as determined by the General Partner and containing the information required by Exhibit G, to the applicable LTIP Unitholder not less than ten (10) nor more than sixty (60) days prior to the Conversion Date specified in such Forced Conversion Notice. A Forced Conversion Notice shall be provided in the manner provided in Section 15.1.
D.Completion of Conversion. A conversion of Vested LTIP Units pursuant to this Section 4.7 shall occur automatically after the close of business on the applicable Conversion Date without any action on the part of such LTIP Unitholder, as of which time such LTIP Unitholder shall be credited on the books and records of the Partnership with the issuance as of the opening of business on the next day of the number of Common Units issuable upon such conversion. After the conversion of LTIP Units as aforesaid, the Partnership shall deliver to such LTIP Unitholder, upon his or her written request, a certificate of the General Partner certifying the number of Common Units and remaining LTIP Units, if any, held by such person immediately after such conversion. The Assignee of any Limited Partner pursuant to Article XI may exercise the rights of such Limited Partner pursuant to this Section 4.7 and such Limited Partner shall be bound by the exercise of such rights by the Assignee.
E.Impact of Conversions for Purposes of Section 6.1.E. For purposes of making future allocations under Section 6.1.E following any conversion of LTIP Units and for purposes of Section 6.1.E and applying the Capital Account Limitation, the portion of the Economic Capital Account Balance of the applicable LTIP Unitholder that is treated as attributable to his or her LTIP Units shall be reduced, as of the date of conversion, by the product of the number of LTIP Units received upon conversion and the Common Unit Economic Balance.
F.Mandatory Conversion Transactions.
(i)Mandatory Conversion. If the Partnership or the General Partner Entity shall be a party to any Mandatory Conversion Transaction, then the General Partner shall, immediately prior to the Mandatory Conversion Transaction, exercise its right to cause a Forced Conversion with respect to the maximum number of LTIP Units then eligible for conversion, taking into account any allocations that occur in connection with the Mandatory Conversion Transaction or that would occur in connection with the Mandatory Conversion Transaction if the assets of the Partnership were sold at the Mandatory Conversion Transaction price or, if applicable, at a value determined by the General Partner in good faith using the value attributed to the Partnership Units in the context of the Mandatory Conversion Transaction (in which case the Conversion Date shall be the effective date of the Mandatory Conversion Transaction).
(ii)Consideration. In anticipation of such Forced Conversion and the consummation of the Mandatory Conversion Transaction, the Partnership shall use commercially reasonable efforts to cause each LTIP Unitholder to be afforded the right to receive, in connection with such Mandatory Conversion Transaction, in consideration for the Common Units into which such LTIP Unitholder’s LTIP Units will be converted the same kind and amount of cash, securities and other property (or any combination thereof) receivable upon the consummation of such Mandatory Conversion Transaction by a holder of the same number of Common Units.
(iii)Elective Consideration. In the event that holders of Common Units have the opportunity to elect the form or type of consideration to be received upon consummation of the Mandatory Conversion Transaction, prior to such Mandatory Conversion Transaction the General Partner shall give prompt written notice to each LTIP Unitholder of such opportunity, and shall use commercially reasonable efforts to afford the LTIP Unitholders the right to elect, by written notice to the General Partner, the form or type of consideration to be received upon conversion of each LTIP Unit (if then convertible pursuant to this Section 4.7) held by such LTIP Unitholder into Common Units in connection with such Mandatory Conversion Transaction. If an LTIP Unitholder fails to make such an election, such LTIP Unitholder (and any of its transferees) shall receive upon conversion of each LTIP Unit then convertible pursuant to this Section 4.7 and held by such LTIP Unitholder (or by any of its transferees) the same kind and amount of consideration that a holder of a Common Unit would receive if such Common Unit holder failed to make such an election.
(iv)Preservation of Rights. Subject to the rights of the Partnership and the General Partner under any Award Agreement and any applicable Equity Incentive Plan, to the extent any LTIP Units are then outstanding, the Partnership shall use commercially reasonable efforts to cause the terms of any Mandatory Conversion Transaction to be consistent with the provisions of this Section 4.7.F and to enter into an agreement with the successor or purchasing entity, as the case may be, for the benefit of any LTIP Unitholders whose LTIP Units are not then convertible into Common Units in connection with the Mandatory Conversion Transaction that will (i) contain provisions enabling the holders of LTIP Units that remain outstanding after such Mandatory Conversion Transaction to convert their LTIP Units into securities as comparable as reasonably possible under the circumstances to the Common Units and (ii) preserve as far as reasonably possible under the circumstances the distribution, special allocation, conversion, and other rights set forth in this Agreement for the benefit of the LTIP Unitholders.
Section 4.8.    Issuance of AO LTIP Units; Profits Interest Treatment Intended for LTIP Units and AO LTIP Units.
The Partnership shall be authorized to issue Partnership Units of a series designated as “AO LTIP Units.” AO LTIP Units shall have the terms set forth in Exhibit I attached hereto and made part hereof. LTIP Units and AO LTIP Units are intended to qualify as “profits interests” under Revenue Procedure 93-27, 1993-2 C.B. 343 (June 9, 1993) and Revenue Procedure 2001-43, 2001-2 C.B. 191 (August 3, 2001), and this Section 4.8 shall be interpreted and applied consistently therewith. The General Partner at its discretion may (but shall not be required to) amend this Agreement, including Exhibit I as reasonably necessary or appropriate to ensure that any LTIP Units or AO LTIP Units will qualify as “profits interests” under Revenue Procedure 93-27, 1993-2 C.B. 343 (June 9, 1993) and Revenue Procedure 2001-43, 2001-2 C.B. 191 (August 3, 2001) (and any other similar rulings or regulations that may be in effect at such time).
Section 4.9.    Negative Capital Accounts
A.Except as provided in the next sentence and Section 4.9.B, no Partner shall be liable to the Partnership or to any other Partner for any deficit or negative balance which may exist in such Partner’s Capital Account. If any Loss Allocation Partner has a deficit balance in its Capital Account (after giving effect to all contributions, distributions, allocations and adjustments to Capital Accounts for all periods), each such Loss Allocation Partner shall contribute to the capital of the Partnership an amount equal to its respective deficit balance; such obligation to be satisfied by the end of the fiscal year of liquidation (or, if later, within ninety (90) days following the liquidation and dissolution of the Partnership). Such contributions shall be used to make payments to creditors of the Partnership and such Loss Allocation Partners (i) shall not be subrogated to the rights of any such creditor against the General Partner, the Partnership, another Partner or any person related thereto, and (ii) hereby waive any right to reimbursement, contribution or similar right to which such Loss Allocation Partners might otherwise be entitled as a result of the performance of its obligations under this Agreement.
B.Except as otherwise agreed in writing by the General Partner and an Loss Allocation Partner, notwithstanding any other provision of this Agreement, a Loss Allocation Partner shall cease to be a Loss Allocation Partner for purposes of this Section 4.9 upon an exchange or other disposition by such Loss Allocation Partner of all remaining Common Units twelve (12) months after the date of such exchange or other disposition by such Loss Allocation Partner unless at the time of, or during the twelve (12) month period following, such exchange, there has been:
(i)An entry of a decree or order for relief in respect of the Partnership by a court having jurisdiction over a substantial part of the Partnership’s assets, or the appointment of a receiver, liquidator, Assignee, custodian, trustee, sequestrator (or other similar official) of the Partnership or of any substantial part of its property, or ordering the winding up or liquidation of the Partnership’s affairs, in an involuntary case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law; or

(ii)The commencement against the Partnership of an involuntary case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law; or
(iii)The commencement by the Partnership of a voluntary case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, or the consent by it to the entry of an order for relief in an involuntary case under any such law or the consent by it to the appointment of or taking possession by a receiver, liquidator, Assignee, custodian, trustee, sequestrator (or other similar official) of the Partnership or of any substantial part of its property, or the making by it of a general assignment for the benefit of creditors, or the failure of the Partnership generally to pay its debts as such debts become due or the taking of any action in furtherance of any of the foregoing; provided that, after the passage of such twelve (12) months, the Loss Allocation Partner shall cease to be a Loss Allocation Partner, at the first time, if any, that all of the conditions set forth in (1) through (3) above are no longer in existence.
ARTICLE V
DISTRIBUTIONS
Section 5.1.    Requirement And Characterization Of Distributions
A.General. The General Partner shall cause the Partnership to distribute at least quarterly an amount equal to one hundred percent (100%) of any Available Cash with respect to such quarter or shorter period to the Partners in accordance with the terms established for the class or classes of Partnership Interests held by such Partners who are Partners on the respective Partnership Record Date with respect to such quarter or shorter period as provided in Section 5.1.B, 5.1.C and 5.1.D and in accordance with the respective terms established for each class of Partnership Interest, or such lesser amount or different distribution period as determined by the General Partner in its sole discretion. Notwithstanding anything to the contrary contained herein, in no event may a Partner receive a distribution of Available Cash with respect to a Partnership Unit for a quarter or shorter period if such Partner is entitled to receive a distribution with respect to a Share for which such Partnership Unit has been redeemed or exchanged. Unless otherwise expressly provided for herein, or in the terms established for a new class or series of Partnership Interests created in accordance with Article IV hereof, no Partnership Interest shall be entitled to a distribution in preference to any other Partnership Interest. The General Partner shall make such reasonable efforts, as determined by it in its sole and absolute discretion and consistent with the qualification of each REIT Partner as a REIT, to distribute Available Cash to each REIT Partner (a) so as to preclude any such distribution or portion thereof from being treated as part of a sale of property to the Partnership under Section 707 of the Code or the Regulations thereunder; provided, that, the General Partner and the Partnership shall not have liability under any circumstances as a result of any distribution being so treated, and (b) in an amount sufficient to enable each REIT Partner to make distributions to its shareholders that will enable each REIT Partner to (1) satisfy the REIT Requirements, and (2) avoid any federal income or excise tax liability.
B.Method.

(i)Each holder of a class of Partnership Interests that is entitled to any preference in distribution shall be entitled to a distribution in accordance with the rights of any such class of Partnership Interests (and, within such class, pro rata in proportion to the respective Percentage Interests of each holder in such class on such Partnership Record Date); and
(ii)To the extent there is Available Cash remaining after the payment of any preference in distribution in accordance with the foregoing clause (i), with respect to any classes of Partnership Interests that are not entitled to any preference in distribution, such Available Cash shall be distributed to each such class in accordance with the terms of such class (and, within each such class, pro rata in proportion to the respective Percentage Interests of each holder in such class on such Partnership Record Date).
C.Distributions With Respect to LTIP Units.
(i)Regular Quarterly Distributions. Commencing from the Distribution Participation Date established for any LTIP Units, for any quarterly or other period holders of such LTIP Units shall be entitled to receive, if, when and as authorized by the General Partner out of funds legally available for the payment of distributions, regular cash distributions in an amount per LTIP Unit equal to the product of (i) the distribution payable on each Common Unit for the corresponding quarterly or other period, multiplied by (ii) the Initial Sharing Percentage (which may be zero) for such LTIP Units.
(ii)Special, Non-Liquidating Distributions. In addition, from and after the Distribution Participation Date, LTIP Units shall be entitled to receive, if, when and as authorized by the General Partner out of funds or other property legally available for the payment of distributions, non-liquidating special, extraordinary or other distributions in an amount per unit equal to the product of (i) the distribution payable on each Common Unit for the corresponding quarterly or other period, multiplied by (ii) the Initial Sharing Percentage (which may be zero) for such LTIP Units.
(iii)Liquidating Distributions Limited to Positive Capital Account Balance. LTIP Units shall also be entitled to receive, if, when and as authorized by the General Partner out of funds or other property legally available for the payment of distributions, distributions representing proceeds of a sale or other disposition of all or substantially all of the assets of the Partnership in an amount per unit equal to the amount of any such distributions payable on the Common Units, whether made prior to, on or after the Distribution Participation Date, provided that the amount of such distributions shall not exceed the positive balances of the Capital Accounts of the holders of such LTIP Units to the extent attributable to the ownership of such LTIP Units.
D.LTIP Catch-Up Distributions.
(i)Following the Catch-Up Distribution Date with respect to one or more LTIP Units (the “Catch-Up LTIP Units”), the holder of the Catch-Up LTIP Units will be entitled to receive a catch-up distribution with respect to the Catch-Up LTIP Units equal to the difference, if any, of the total distributions paid per Common Unit from the Distribution Participation Date through the Catch-Up Distribution Date with respect to such Catch-Up LTIPs, over the aggregate distributions paid pursuant to Section 5.1.C with respect to such Catch-Up LTIP Units and any LTIP Unit that was issued pursuant to the same Award Agreement as the Catch-Up LTIP Units but was forfeited on or before the Catch-Up Distribution Date (the “LTIP Catch-Up Distribution”); provided, however, that such amount shall not exceed either (x) the amount of non-liquidating cash distributions per unit that were paid on the Common Units on or after the Distribution Participation Date or (y) an amount that, together with all other LTIP Catch-Up Distributions made to such holder on the same date with respect to such holder’s other LTIP Units, exceeds the positive balance of the Capital Account of such holder with respect to its LTIP Units.
(ii)The LTIP Catch-Up Distribution, if any, for any Catch-Up LTIP Unit will be payable on the first quarterly distribution payment date of the Partnership on or after the Catch-Up Distribution Date for such LTIP Unit if and when authorized by the General Partner out of funds legally available for the payment of distributions; provided that, to the extent not otherwise prohibited by the terms of any class of Partnership Interests entitled to any preference in distribution and authorized by the General Partner out of funds legally available for the payment of distributions, such LTIP Catch-Up Distributions may be paid prior to such date.
(iii)On or after the Catch-Up Distribution Date with respect to an LTIP Unit, no distributions (other than in Common Units, LTIP Units or other Partnership Interests ranking on par with or junior to such units as to distributions and upon liquidation, dissolution or winding up of the affairs of the Partnership) shall be paid on the Common Units, the LTIP Units or any other Partnership Interests ranking junior to or on a parity with such LTIP Unit as to distributions for any period (other than LTIP Catch-Up Distributions with respect to LTIP Units that had an earlier Distribution Participation Date) unless the full amount of any LTIP Catch-Up Distribution due with respect to such LTIP Unit have been paid or contemporaneously are paid.
E.LTIP Units Intended to Qualify as Profits Interests. Distributions made pursuant to this Section 5.1 shall be adjusted as necessary to ensure that the amount apportioned to each LTIP Unit does not exceed the amount attributable to items of Partnership income or gain realized after the date such LTIP Unit was issued by the Partnership. If distributions are reduced in accordance with the preceding sentence for a taxable year due to insufficient net income or gain for such year, distributions shall be made up in subsequent taxable years when there is sufficient net income or gain. The intent of this Section 5.1.E is to ensure that any LTIP Units issued after the date of this Agreement qualify as “profits interests” under Revenue Procedure 93-27, 1993-2 C.B. 343 (June 9, 1993) and Revenue Procedure 2001-43, 2001-2 C.B. 191 (August 3, 2001), and this Section 5.1 shall be interpreted and applied consistently therewith. The General Partner at its discretion may amend this Section 5.1.E to ensure that any LTIP Units granted after the date of this Agreement will qualify as “profits interests” under Revenue Procedure 93-27, 1993-2 C.B. 343 (June 9, 1993) and Revenue Procedure 200—-43, 2001-2 C.B. 191 (August 3, 2001) (and any other similar rulings or Regulations that may be in effect at such time).
F.Liquidation Value Safe Harbor. The Partnership is authorized and directed to elect the liquidation value safe harbor provided by proposed Regulations Section 1.83-3(l) (and any successor provision) and IRS Notice 2005-43, and the Partnership and each of the Partners (including any Person to whom an interest in the Partnership is transferred in connection with the performance of its services) agree to comply with all requirements of such safe harbor with respect to all interests in the Partnership eligible for such safe harbor that are transferred in connection with the performance of services while such election remains effective.

Section 5.2.    Distributions in Kind
The General Partner may determine, in its sole and absolute discretion, to make a distribution in kind of Partnership assets to the holders of Partnership Interests, and such assets shall be distributed in such a fashion as to ensure that the fair market value is distributed and allocated in the same manner as a cash distribution in accordance with Articles V, VI, and XIII hereof.
Section 5.3.    Amounts Withheld
All amounts withheld pursuant to the Code or any provisions of any state or local tax law and Section 10.5 with respect to any allocation, payment or distribution to the General Partner, the Limited Partners or Assignees shall be treated as amounts distributed to the General Partner, Limited Partners or Assignees, as the case may be, pursuant to Section 5.1 for all purposes under this Agreement.
Section 5.4.    Distributions Upon Liquidation
Proceeds from a Liquidating Event shall be distributed to the Partners in accordance with Section 13.2.
Section 5.5.    Revisions To Reflect Issuance Of Partnership Interests
If the Partnership issues Partnership Interests pursuant to Article IV hereof, the General Partner shall make such revisions to this Article V and the Partner Registry in the books and records of the Partnership as it deems necessary to reflect the issuance of such additional Partnership Interests without the consent or approval of any other Partner.
ARTICLE VI
ALLOCATIONS
Section 6.1.    Allocations For Capital Account Purposes
For purposes of maintaining the Capital Accounts and in determining the rights of the Partners among themselves, the Partnership’s items of income, gain, loss and deduction (computed in accordance with Exhibit B) shall be allocated among the Partners in each taxable year (or portion thereof) as provided herein below.
A.Net Income. After giving effect to the special allocations set forth in Section 1 of Exhibit C of this Agreement, Net Income shall be allocated:
(i)first, to the General Partner to the extent that Net Losses previously allocated the General Partner pursuant to Section 6.1.B(iv)(b) exceed Net Income previously allocated to the General Partner pursuant to this clause (i);
(ii)second, to each Loss Allocation Partner until the cumulative Net Income allocated such Loss Allocation Partner under this clause (ii) equals the cumulative Net Losses allocated such Loss Allocation Partner under Section 6.1.B(iv)(a) (and, among the Loss Allocation

Partners, pro rata in proportion to their respective percentages of the cumulative Net Losses allocated to all Loss Allocation Partners pursuant to Section 6.1.B(iv)(a) hereof);
(iii)third, to the holders of any Partnership Interests that are entitled to any preference upon liquidation until the cumulative Net Income allocated under this clause (iii) equals the cumulative Net Losses allocated to such Partners under Section 6.1.B(iii);
(iv)fourth, to the holders of any Partnership Interests that are entitled to any preference in distribution in accordance with the rights of any other class of Partnership Interests until each such Partnership Interest has been allocated, on a cumulative basis pursuant to this clause (iv), Net Income equal to the amount of distributions payable that are attributable to the preference of such class of Partnership Interests whether or not paid (and, within such class, pro rata in proportion to the respective Percentage Interests as of the last day of the period for which such allocation is being made); and
(v)finally, with respect to Partnership Interests that are not entitled to any preference in distribution or with respect to which distributions are not limited to any preference in distribution, pro rata to each such class in accordance with the terms of such class (and, within such class, pro rata in proportion to the respective Percentage Interests as of the last day of the period for which such allocation is being made).
B.Net Losses. After giving effect to the special allocations set forth in Section 1 of Exhibit C, Net Losses shall be allocated:
(i)first, to the holders of Partnership Interests, in proportion to, and to the extent that, their share of the Net Income previously allocated pursuant to Section 6.1.A(v) exceeds, on a cumulative basis, the sum of (a) distributions with respect to such Partnership Interests pursuant to clause (ii) of Section 5.1.B and (b) Net Losses allocated under this clause (i);
(ii)second, with respect to classes of Partnership Interests that are not entitled to any preference in distribution upon liquidation, pro rata to each such class in accordance with the terms of such class (and, within such class, pro rata in proportion to the respective Percentage Interests as of the last day of the period for which such allocation is being made); provided that Net Losses shall not be allocated to any Partner pursuant to this Section 6.1.B(ii) to the extent that such allocation would cause such Partner to have an Adjusted Capital Account Deficit (or increase any existing Adjusted Capital Account Deficit) (determined in each case (a) by not including in the Partners’ Adjusted Capital Accounts any amount that a Partner is obligated to contribute to the Partnership with respect to any deficit in its Capital Account pursuant to Section 13.3 and (b) in the case of a Partner who also holds classes of Partnership Interests that are entitled to any preferences in distribution upon liquidation, by subtracting from such Partners’ Adjusted Capital Account the amount of such preferred distribution to be made upon liquidation) at the end of such taxable year (or portion thereof);
(iii)third, with respect to classes of Partnership Interests that are entitled to any preference in distribution upon liquidation, in reverse order of the priorities of each such class (and within each such class, pro rata in proportion to their respective Percentage Interests as of the last day of the period for which such allocation is being made); provided that Net Losses shall not be allocated to any Partner pursuant to this Section 6.1.B(iii) to the extent that such allocation would cause such Partner to have an Adjusted Capital Account Deficit (or increase any existing Adjusted Capital Account Deficit) (determined in each case by not including in the Partners’ Adjusted Capital Accounts any amount that a Partner is obligated to contribute to the Partnership with respect to any deficit in its Capital Account pursuant to Section 13.3) at the end of such taxable year (or portion thereof);
(iv)fourth, (a) to the Loss Allocation Partners and the General Partner, in proportion to the Loss Allocation Group Percentage and the General Partner Loss Allocation Percentage, respectively, until the Loss Allocation Partners shall have been allocated cumulative Net Losses pursuant to this Section 6.1.B(iv)(a) equal to the Aggregate Loss Allocation Amount, with the allocation of Net Losses among the Loss Allocation Partners pursuant to this Section 6.1.B(iv)(a) to be made in accordance with their respective Loss Allocation Amounts; and (b) thereafter, to the General Partner.
This Section 6.1.B together with Section 6.1.A shall control notwithstanding any reallocation or adjustment of taxable income, loss or other items by the IRS or any other taxing authority; provided, however, that neither the Partnership nor the General Partner (nor any of their respective affiliates) is required to indemnify any Loss Allocation Partner (or its affiliates) for the loss of any tax benefit resulting from any reallocation or adjustment of taxable income, loss or other items by the IRS or other taxing authority.
C.Allocation of Nonrecourse Debt. For purposes of Regulation Section 1.752-3(a), the Partners agree that Nonrecourse Liabilities of the Partnership in excess of the sum of (i) the amount of Partnership Minimum Gain and (ii) the total amount of Nonrecourse Built-in Gain shall be allocated by the General Partner, in its sole and absolute discretion, in any manner permitted under Code Section 752 and the Regulations thereunder.
D.Recapture Income. Any gain allocated to the Partners upon the sale or other taxable disposition of any Partnership asset shall, to the extent possible after taking into account other required allocations of gain pursuant to Exhibit C, be characterized as Recapture Income in the same proportions and to the same extent as such Partners have been allocated any deductions directly or indirectly giving rise to the treatment of such gains as Recapture Income.
E.Special Allocations Regarding LTIP Units. Notwithstanding the provisions of Section 6.1.A, Liquidating Gains shall first be allocated to the LTIP Unitholders until their Economic Capital Account Balances, to the extent attributable to their ownership of LTIP Units, are equal to (i) the Common Unit Economic Balance, multiplied by (ii) the number of their LTIP Units, provided, however, that no such Liquidating Gains will be allocated with respect to any particular LTIP Unit unless and to the extent that such Liquidating Gains, when aggregated with other Liquidating Gains realized since the issuance of such LTIP Unit, exceed Liquidating Losses realized since the issuance of such LTIP Unit. After giving effect to the special allocations set forth in Section 1 of Exhibit C hereto, and notwithstanding the provisions of Section 6.1.A and Section 6.1.B above, in the event that, due to distributions with respect to Common Units in which the LTIP Units do not participate or otherwise, the Economic Capital Account Balance of any present or LTIP Unitholder, to the extent attributable to the LTIP Unitholder’s ownership of LTIP Units, exceeds the target balance specified above, then Liquidating Losses shall be allocated to such LTIP Unitholder to the extent necessary to reduce or eliminate the disparity. In the event that Liquidating Gains or Liquidating Losses are allocated under this Section 6.1.E, Net Income allocable under Section 6.1.A(5) and any Net Losses shall be recomputed without regard to the Liquidating Gains or Liquidating Losses so allocated. Any such allocations shall be made among the LTIP Unitholders in the following order:
(1)    first, to Vested LTIP Units that have been converted from AO LTIP Units,
(2)    second, to Vested LTIP Units held for more than two years,
(3)    third, to Vested LTIP Units held for two years or less,
(4)    fourth, to Unvested LTIP Units that have remaining vesting conditions that only require continued employment or service to the Partnership, the General Partner, the General Partner Entity or an Affiliate of either for a certain period of time (with such Liquidating Gains being attributed in order of vesting from soonest vesting to latest vesting), and
(5)    fifth, to other Unvested LTIP Units (with such Liquidating Gains being attributed in order of issuance from earliest issued to latest issued).
The parties agree that the intent of this Section 6.1.E is to make the Capital Account balance associated with each LTIP Unit to be economically equivalent to the Capital Account balance associated with the General Partner’s Common Units (on a per-Unit basis, other than differences resulting from the allocation of Net Income and Net Loss allocated to such LTIP Units in excess of distributions paid with respect to such LTIP Units), provided that Liquidating Gains are of a sufficient magnitude to do so upon a sale of all or substantially all of the assets of the Partnership, or upon an adjustment to the Partners’ Capital Accounts pursuant to Section 1.D of Exhibit B. To the extent the LTIP Unitholders receive a distribution in excess of their Capital Accounts, such distribution will be a guaranteed payment under Section 707(c) of the Code.
F.Special Allocations with Respect to AO LTIP Units. The principles of Section 6.1.E shall apply in respect of allocation of Liquidating Gains and Liquidating Losses to unvested AO LTIP Units as if they were unvested LTIP Units, until the Economic Capital Account Balance per AO LTIP Unit is, as nearly as possible, equal to the product of (x) the number of Common Units into which such AO LTIP Unit is convertible (as if such AO LTIP Unit were vested), and (y) the Common Unit Economic Balance, applying correlative changes to the Book-Up Target for this purpose. The parties agree that the intent of this Section 6.1.F is to make the Capital Account balance associated with each AO LTIP Unit economically equivalent to the Common Unit Economic Balance (on an “as converted” basis), but only if the Partnership has recognized cumulative net gains with respect to its assets since the issuance of the relevant AO LTIP Unit, and to achieve the economic result consistent with Exhibit I.
Section 6.2.    Revisions To Allocations To Reflect Issuance Of Partnership Interests
If the Partnership issues Partnership Interests to the General Partner or any Additional Limited Partner pursuant to Article IV hereof, the General Partner shall make such revisions to this Article VI and the Partner Registry in the books and records of the Partnership as it deems necessary to reflect the terms of the issuance of such Partnership Interests, including making preferential allocations to classes of Partnership Interests that are entitled thereto. Such revisions shall not require the consent or approval of any other Partner.
ARTICLE VII
MANAGEMENT AND OPERATIONS OF BUSINESS
Section 7.1.    Management
A.Powers of General Partner. Except as otherwise expressly provided in this Agreement, all management powers over the business and affairs of the Partnership are and shall be exclusively vested in the General Partner, and no Limited Partner shall have any right to participate in or exercise control or management power over the business and affairs of the Partnership. The General Partner may not be removed by the Limited Partners with or without cause. In addition to the powers now or hereafter granted a general partner of a limited partnership under applicable law or which are granted to the General Partner under any other provision of this Agreement, the General Partner, subject to the terms of this Agreement, shall have full power and authority to do all things deemed necessary or desirable by it to conduct the business of the Partnership, to exercise all powers set forth in Section 3.2 and to effectuate the purposes set forth in Section 3.1, including, without limitation:
(i)the making of any expenditures, the lending or borrowing of money (including, without limitation, making prepayments on loans and borrowing money to permit the Partnership to make distributions to its Partners in such amounts as are required under Section 5.1.A or will permit each REIT Partner (so long as such REIT Partner intends to qualify as a REIT) to avoid the payment of any U.S. federal income tax (including, for this purpose, any excise tax pursuant to Section 4981 of the Code) and to make distributions to its shareholders sufficient to permit each REIT Partner to maintain its REIT status), the assumption or guarantee of, or other contracting for, indebtedness and other liabilities including, without limitation, the assumption or guarantee of the debt of the General Partner Entity, its Subsidiaries or the Partnership’s Subsidiaries, the issuance of evidences of indebtedness (including the securing of same by mortgage, deed of trust or other lien or encumbrance on the Partnership’s assets) and the incurring of any obligations the General Partner deems necessary for the conduct of the activities of the Partnership;
(ii)the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Partnership;
(iii)the acquisition, disposition, mortgage, pledge, encumbrance, hypothecation or exchange of any or all of the assets of the Partnership (including acquisition of any new assets, the exercise or grant of any conversion, option, privilege or subscription right or other right available in connection with any assets at any time held by the Partnership) or the merger or other combination of the Partnership or any Subsidiary with or into another entity on such terms as the General Partner deems proper;
(iv)the use of the assets of the Partnership (including, without limitation, cash on hand) for any purpose consistent with the terms of this Agreement and on any terms it sees fit, including, without limitation, the financing of the conduct of the operations of the General Partner, the Partnership or any of the Partnership’s Subsidiaries, the lending of funds to other Persons (including, without limitation, the General Partner, its Subsidiaries and the Partnership’s Subsidiaries) and the repayment of obligations of the Partnership and its Subsidiaries and any other Person in which the Partnership has an equity investment and the making of capital contributions to, and equity investments in, its Subsidiaries;
(v)the management, operation, leasing, landscaping, repair, alteration, demolition or improvement of any real property or improvements owned by the Partnership or any Subsidiary of the Partnership or any Person in which the Partnership has made a direct or indirect equity investment;
(vi)the negotiation, execution, and performance of any contracts, conveyances or other instruments that the General Partner considers useful or necessary to the conduct of the Partnership’s operations or the implementation of the General Partner’s powers under this Agreement, including contracting with contractors, developers, consultants, accountants, legal counsel, other professional advisors and other agents and the payment of their expenses and compensation out of the Partnership’s assets;
(vii)the mortgage, pledge, encumbrance or hypothecation of any assets of the Partnership;
(viii)the distribution of Partnership cash or other Partnership assets in accordance with this Agreement;
(ix)the holding, managing, investing and reinvesting of cash and other assets of the Partnership;
(x)the collection and receipt of revenues and income of the Partnership;
(xi)the selection, designation of powers, authority and duties and the dismissal of employees of the Partnership (including, without limitation, employees having titles such as “president,” “vice president,” “secretary” and “treasurer”) and agents, outside attorneys, accountants, consultants and contractors of the Partnership and the determination of their compensation and other terms of employment or hiring;
(xii)the maintenance of such insurance for the benefit of the Partnership and the Partners as it deems necessary or appropriate;
(xiii)the formation of, or acquisition of an interest (including non-voting interests in entities controlled by Affiliates of the Partnership or third parties) in, and the contribution of property to, any further limited or general partnerships, joint ventures, limited liability companies or other relationships that it deems desirable (including, without limitation, the acquisition of interests in, and the contributions of funds or property to, or making of loans to, its Subsidiaries and any other Person in which it has an equity investment from time to time, or the incurrence of indebtedness on behalf of such Persons or the guarantee of the obligations of such Persons); provided that, as long as any REIT Partner has determined to continue to qualify as a REIT, the Partnership may not engage in any such formation, acquisition or contribution that would cause such REIT Partner to fail to qualify as a REIT;
(xiv)the control of any matters affecting the rights and obligations of the Partnership, including the settlement, compromise, submission to arbitration or any other form of dispute resolution or abandonment of any claim, cause of action, liability, debt or damages due or owing to or from the Partnership, the commencement or defense of suits, legal proceedings, administrative proceedings, arbitrations or other forms of dispute resolution, the representation of the Partnership in all suits or legal proceedings, administrative proceedings, arbitrations or other forms of dispute resolution, the incurring of legal expense and the indemnification of any Person against liabilities and contingencies to the extent permitted by law;
(xv)the determination of the fair market value of any Partnership property distributed in kind, using such reasonable method of valuation as the General Partner may adopt;
(xvi)the exercise, directly or indirectly, through any attorney-in-fact acting under a general or limited power of attorney, of any right, including the right to vote, appurtenant to any assets or investment held by the Partnership;
(xvii)the exercise of any of the powers of the General Partner enumerated in this Agreement on behalf of or in connection with any Subsidiary of the Partnership or any other Person in which the Partnership has a direct or indirect interest, individually or jointly with any such Subsidiary or other Person;
(xviii)the exercise of any of the powers of the General Partner enumerated in this Agreement on behalf of any Person in which the Partnership does not have any interest pursuant to contractual or other arrangements with such Person;
(xix)the making, executing and delivering of any and all deeds, leases, notes, deeds to secure debt, mortgages, deeds of trust, security agreements, conveyances, contracts, guarantees, warranties, indemnities, waivers, releases or other legal instruments or agreements in writing necessary or appropriate in the judgment of the General Partner for the accomplishment of any of the powers of the General Partner enumerated in this Agreement;
(xx)the distribution of cash to acquire Partnership Units held by a Limited Partner in connection with a Limited Partner’s exercise of its Redemption Right under Section 8.6;
(xxi)the determination regarding whether a payment to a Partner who exercises its Redemption Right under Section 8.6 that is assumed by the General Partner Entity will be paid in the form of the Cash Amount or the Shares Amount, except as such determination may be limited by Section 8.6.
(xxii)the acquisition of Partnership Interests in exchange for cash, debt instruments and other property;
(xxiii)the maintenance of the Partner Registry in the books and records of the Partnership to reflect the Capital Contributions and Percentage Interests of the Partners as the same are adjusted from time to time to the extent necessary to reflect redemptions, Capital Contributions, the issuance of Partnership Units, the admission of any Additional Limited Partner or any Substituted Limited Partner or otherwise; and
(xxiv)the registration of any class of securities of the Partnership under the Securities Act of 1933, as amended or the Securities Exchange Act of 1934, as amended, and the listing of any debt securities of the Partnership on any exchange.
B.Insurance. At all times from and after the date hereof, the General Partner may cause the Partnership to obtain and maintain (i) casualty, liability and other insurance on the properties of the Partnership and (ii) liability insurance for the Indemnitees hereunder and (iii) such other insurance as the General Partner, in its sole and absolute discretion, determines to be necessary.
C.Working Capital and Other Reserves. At all times from and after the date hereof, the General Partner may cause the Partnership to establish and maintain working capital reserves in such amounts as the General Partner, in its sole and absolute discretion, deems appropriate and reasonable from time to time, including upon liquidation of the Partnership under Article XIII.
Section 7.2.    Certificate of Limited Partnership
The General Partner has previously filed the Certificate of Limited Partnership with the Secretary of State of Delaware. To the extent that such action is determined by the General Partner to be reasonable and necessary or appropriate, the General Partner shall file amendments to and restatements of the Certificate of Limited Partnership and do all the things to maintain the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) under the laws of the State of Delaware and each other state, the District of Columbia or other jurisdiction in which the Partnership may elect to do business or own property. The General Partner shall not be required, before or after filing, to deliver or mail a copy of the Certificate of Limited Partnership or any amendment thereto to any Limited Partner. The General Partner shall use all reasonable efforts to cause to be filed such other certificates or documents as may be reasonable and necessary or appropriate for the formation, continuation, qualification and operation of a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware and any other state, the District of Columbia or other jurisdiction in which the Partnership may elect to do business or own property.
Section 7.3.    Title to Partnership Assets
Title to Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partners, individually or collectively, shall have any ownership interest in such Partnership assets or any portion thereof. Title to any or all of the Partnership assets may be held in the name of the Partnership, the General Partner or one or more nominees, as the General Partner may determine, including Affiliates of the General Partner. The General Partner hereby declares and warrants that any Partnership assets for which legal title is held in the name of the General Partner or any nominee or Affiliate of the General Partner shall be held by the General Partner for the use and benefit of the Partnership in accordance with the provisions of this Agreement. All Partnership assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which legal title to such Partnership assets is held.

Section 7.4.    Reimbursement of the General Partner and General Partner Entity
A.No Compensation. Except as provided in this Section 7.4 and elsewhere in this Agreement (including Section 10.3.E and the provisions of Articles V and VI regarding distributions, payments and allocations to which it may be entitled), the General Partner shall not receive payments from the Partnership or otherwise be compensated for its services as the general partner of the Partnership.
B.Responsibility for Partnership and General Partner and General Partner Entity Expenses. The Partnership shall be responsible for and shall pay all expenses relating to the Partnership’s organization, the ownership of its assets and its operations. The General Partner and the General Partner Entity shall be reimbursed on a monthly basis, or such other basis as the General Partner may determine in its sole and absolute discretion, for all expenses the General Partner or the General Partner Entity incurs relating to or resulting from the ownership and operation of, or for the benefit of, the Partnership (including, without limitation, (i) expenses relating to the ownership of interests in and operation of the Partnership, (ii) compensation of the officers and employees including, without limitation, payments under any stock option or incentive plan that provides for stock units, or other phantom stock, pursuant to which employees will receive payments based upon dividends on or the value of Shares, (iii) auditing expenses, (iv) director fees and expenses of the General Partner Entity, (v) all costs and expenses of being a public company, including costs of filings with the Securities and Exchange Commission, reports and other distributions to its shareholders, and (vi) all costs and expenses associated with litigation involving the General Partner and the General Partner Entity, the Partnership or any Subsidiary); provided that (i) the amount of any such reimbursement shall be reduced by (x) any interest earned by the General Partner with respect to bank accounts or other instruments or accounts held by it on behalf of the Partnership as permitted in Section 7.5.A (which interest is considered to belong to the Partnership and shall be paid over to the Partnership to the extent not applied to reimburse the General Partner for expenses hereunder); and (y) any amount derived by the General Partner from any investments permitted in Section 7.5.A; (ii) if any REIT Partner qualifies as a REIT, the Partnership shall not be responsible for any taxes that such REIT Partner would not have been required to pay if that entity qualified as a REIT for U.S. federal income tax purposes or any taxes imposed on such REIT Partner by reason of that entity’s failure to distribute to its shareholders an amount equal to its taxable income; (iii) the Partnership shall not be responsible for expenses or liabilities incurred by the General Partner or General Partner Entity in connection with any business or assets of the General Partner or General Partner Entity other than its ownership of Partnership Interests or operation of the business of the Partnership or ownership of interests in Qualified Assets to the extent permitted in Section 7.5.A; and (iv) the Partnership shall not be responsible for any expenses or liabilities of the General Partner that are excluded from the scope of the indemnification provisions of Section 7.7.A by reason of the provisions of clause (i), (ii) or (iii) thereof. The General Partner shall determine in good faith the amount of expenses incurred by it or the General Partner Entity related to the ownership of Partnership Interests or operation of, or for the benefit of, the Partnership. If certain expenses are incurred that are related both to the ownership of Partnership Interests or operation of, or for the benefit of, the Partnership and to the ownership of other assets (other than Qualified Assets as permitted under Section 7.7.A) or the operation of other businesses, such expenses will be allocated to the Partnership and such other entities (including the General Partner and General Partner Entity) owning such other assets or businesses in such a manner as the General Partner in its sole and absolute discretion deems fair and reasonable. Such reimbursements shall be in addition to any reimbursement to the General Partner and the General Partner Entity pursuant to Section 10.3.C and as a result of indemnification pursuant to Section 7.7. All payments and reimbursements hereunder shall be characterized for U.S. federal income tax purposes as expenses of the Partnership incurred on its behalf, and not as expenses of the General Partner or General Partner Entity.
C.Issuance Expenses. The General Partner and the General Partner Entity shall also be reimbursed for all expenses incurred relating to any issuance of Partnership Interests, Shares, Debt of the Partnership, Funding Debt or rights, options, warrants, derivative securities or convertible or exchangeable securities pursuant to Article IV (including, without limitation, all costs, expenses, settlement payments, damages and other payments resulting from or arising in connection with litigation related to any of the foregoing), all of which expenses are considered by the Partners to constitute expenses of, and for the benefit of, the Partnership.
D.Repurchases of Shares. If the General Partner Entity exercises its rights under the Declaration of Trust to purchase Shares or other equity interests or otherwise elects or is required to purchase from its shareholders Shares in connection with a share repurchase or similar program or otherwise (including in connection with the application of any clawback program maintained by the General Partner Entity), or for the purpose of delivering such Shares or other equity interests to satisfy an obligation under any dividend reinvestment or equity purchase program adopted by the General Partner Entity, any employee equity purchase plan adopted by the General Partner Entity or any similar obligation or arrangement undertaken by the General Partner Entity in the future, or pursuant to a net share settlement election under a forward sale contract, the purchase price paid by the General Partner Entity for those Shares and any other expenses incurred by the General Partner Entity in connection with such purchase shall be considered expenses of the Partnership and shall be reimbursable to the General Partner Entity, subject to the conditions that: (i) if those Shares or other equity interests subsequently are to be sold by the General Partner Entity, the General Partner Entity shall pay to the Partnership any proceeds received by the General Partner Entity for those Shares (provided that a transfer of Shares for Common Units pursuant to Section 8.6 would not be considered a sale for such purposes); and (ii) if such Shares or other equity interests are cancelled or are not retransferred by the General Partner Entity within thirty (30) days after the purchase thereof, the General Partner Entity shall cause the Partnership to cancel (A) in the case of Shares, a number of Common Units (rounded to the nearest whole Common Unit) held by the General Partner Entity equal to the product attained by multiplying the number of those Shares by a fraction, the numerator of which is one and the denominator of which is the Conversion Factor and (B) in the case of other equity interests, a number of Partnership Units of the class corresponding to such equity interest.
E.Reimbursement not a Distribution. Except as set forth in the succeeding sentence, if and to the extent any reimbursement made pursuant to this Section 7.4 is determined for U.S. federal income tax purposes not to constitute a payment of expenses of the Partnership, the amount so determined shall constitute a guaranteed payment with respect to capital within the meaning of Section 707(c) of the Code, shall be treated consistently therewith by the Partnership and all Partners and shall not be treated as a distribution for purposes of computing the Partners’ Capital Accounts. Amounts deemed paid by the Partnership to the General Partner in connection with redemption of Partnership Units pursuant to Section 7.5.B shall be treated as a distribution for purposes of computing the Partner’s Capital Accounts.

F.Funding for Certain Capital Transactions. In the event that the General Partner Entity shall undertake to acquire (whether by merger, consolidation, purchase, or otherwise) the assets or equity interests of another Person and such acquisition shall require the payment of cash by the General Partner Entity (whether to such Person or to any other selling party or parties in such transaction or to one or more creditors, if any, of such Person or such selling party or parties), (i) the Partnership shall advance to the General Partner Entity or the General Partner the cash required to consummate such acquisition if, and to the extent that, such cash is not to be obtained by the General Partner Entity through an issuance of Shares described in Section 4.2 or pursuant to a transaction described in Section 7.5.B, (ii) the General Partner Entity shall, upon consummation of such acquisition, transfer to the Partnership (or cause to be transferred to the Partnership), in full and complete satisfaction of such advance and as required by Section 7.5, the assets or equity interests of such Person acquired by the General Partner Entity in such acquisition (or equity interests in Persons owning all of such assets or equity interests), and (iii) pursuant to and in accordance with Section 4.2 and Section 7.5.B, the Partnership shall issue to the General Partner Entity Partnership Interests and/or rights, options, warrants or convertible or exchangeable securities of the Partnership having designations, preferences and other rights that are substantially the same as those of any additional Shares, other equity securities, New Securities and/or Convertible Funding Debt, as the case may be, issued by the General Partner Entity in connection with such acquisition (whether issued directly to participants in the acquisition transaction or to third parties in order to obtain cash to complete the acquisition). In addition to, and without limiting the foregoing, in the event that the General Partner Entity engages in a transaction in which (x) the General Partner Entity (or a wholly owned direct or indirect Subsidiary of the General Partner Entity) merges with another entity (referred to as the “Parent Entity”) that is organized in the “UPREIT form” (i.e., where the Parent Entity holds substantially all of its assets and conducts substantially all of its operations through a partnership, limited liability company or other entity treated as an entity disregarded from the Parent Entity or as a partnership for U.S. federal income tax purposes (referred to as an “Operating Entity”)) and the General Partner Entity survives such merger, (y) such Operating Entity merges with or is otherwise acquired by the Partnership in exchange in whole or in part for Partnership Interests, and (z) the General Partner Entity is required or elects to pay part of the consideration in connection with such merger involving the Parent Entity in the form of cash and part of the consideration in the form of Shares, the Partnership shall distribute to the General Partner Entity with respect to its existing Partnership Interest an amount of cash sufficient to complete such transaction and the General Partner shall cause the Partnership to cancel a number of Partnership Units (rounded to the nearest whole number) held by the General Partner Entity following the transaction described in clause (y) above equal to the product attained by multiplying the number of additional Shares that the General Partner Entity would have issued to the Parent Entity or the owners of the Parent Entity in such transaction if the entire consideration therefor were to have been paid in Shares by a fraction, the numerator of which is one and the denominator of which is the Conversion Factor.

Section 7.5.    Outside Activities of the General Partner Entity; Relationship of Shares to Partnership Units; Funding Debt
A.General. Without the Consent of the Outside Limited Partners, the General Partner and the General Partner Entity shall not, directly or indirectly, enter into or conduct any business other than in connection with the ownership, acquisition and disposition of Partnership Interests as General Partner or Limited Partner and the management of the business of the General Partner and the Partnership and such activities as are incidental thereto, including the offering, sale or issuance of shares, bonds, securities or other interests and financing or refinancing of any type related to the Partnership or its assets or activities. Without the Consent of the Outside Limited Partners, the assets of the General Partner and the General Partner Entity shall be limited to Partnership Interests and interests in the General Partner and permitted debt obligations of the Partnership (as contemplated by Section 7.5.E), so that Shares and Partnership Units are completely fungible except as otherwise specifically provided herein; provided that the General Partner and the General Partner Entity shall be permitted to hold such bank accounts or similar instruments or accounts in its name as it deems necessary to carry out its responsibilities and purposes as contemplated under this Agreement and its organizational documents (provided that accounts held on behalf of the Partnership to permit the General Partner or the General Partner Entity to carry out its responsibilities under this Agreement shall be considered to belong to the Partnership and the interest earned thereon shall, subject to Section 7.4.B, be applied for the benefit of the Partnership); and, provided further that, the General Partner and the General Partner Entity shall be permitted to acquire and own Qualified Assets.
B.Repurchase of Shares and Other Securities. If the General Partner Entity exercises its rights under the Declaration of Trust to purchase Shares or otherwise elects to purchase from the holders thereof Shares, other equity securities of the General Partner Entity, New Securities or Convertible Funding Debt, then the General Partner shall cause the Partnership to purchase from the General Partner Entity (i) in the case of a purchase of Shares, that number of Partnership Units of the appropriate class equal to the product obtained by multiplying the number of Shares purchased by the General Partner Entity times a fraction, the numerator of which is one and the denominator of which is the Conversion Factor, or (ii) in the case of the purchase of any other securities on the same terms and for the same aggregate price that the General Partner Entity purchased such securities.
C.Equity Incentive Plan. If, at any time or from time to time, the General Partner Entity sells or otherwise issues Shares pursuant to any Equity Incentive Plan, the General Partner Entity shall transfer or cause to be transferred the proceeds of the sale of such Shares, if any, to the Partnership as an additional Capital Contribution and the Partnership shall issue to the General Partner Entity an amount of additional Common Units equal to the number of Shares so sold or issued divided by the Conversion Factor. If the Partnership or the General Partner Entity acquires Shares as a result of the forfeiture of such Shares under any Equity Incentive Plan, then the General Partner shall cause the Partnership to cancel, without payment of any consideration to the General Partner, that number of Partnership Units of the appropriate class equal to the number of Shares so acquired (divided by the Conversion Factor if appropriate), and, if the Partnership acquired such Shares, it shall transfer such Shares to the General Partner for cancellation.
D.Issuances of Shares and Other Securities. The General Partner shall not grant, award, or issue any additional Shares (other than Shares issued pursuant to Section 8.6 hereof or pursuant to a dividend or distribution (including any share split) of Shares to all of its shareholders that results in an adjustment to the Conversion Factor pursuant to clause (i), (ii) or (iii) of the definition thereof), other equity securities of the General Partner, New Securities or Convertible Funding Debt unless (i) the General Partner shall cause, pursuant to Section 4.2.A hereof, the Partnership to issue to the General Partner, Partnership Interests or rights, options, warrants or convertible or exchangeable securities of the Partnership having designations, preferences and other rights, all such that the economic interests are substantially the same as those of such additional Shares, other equity securities, New Securities or Convertible Funding Debt, as the case may be, and (ii) the General Partner transfers to the Partnership, as an additional Capital Contribution, the proceeds (if any) from the grant, award, or issuance of such additional Shares, other equity securities, New Securities or Convertible Funding Debt, as the case may be (or, in the case of an acquisition described in Section 7.4.F in which all or a portion of the cash required to consummate such acquisition is to be obtained by the General Partner Entity through an issuance of Shares described in Section 4.2, the General Partner Entity complies with such Section 7.4.F), or from the exercise of rights contained in such additional Shares, other equity securities, New Securities or Convertible Funding Debt, as the case may be. Without limiting the foregoing, the General Partner is expressly authorized to issue additional Shares, other equity securities, New Securities or Convertible Funding Debt, as the case may be, for less than fair market value, and the General Partner is expressly authorized, pursuant to Section 4.2.A hereof, to cause the Partnership to issue to the General Partner corresponding Partnership Interests, (for example, and not by way of limitation, (x) the issuance of Shares and corresponding Partnership Units pursuant to a share purchase plan providing for purchases of Shares, either by employees or shareholders, at a discount from fair market value or pursuant to employee share options that have an exercise price that is less than the fair market value of the Shares, either at the time of issuance or at the time of exercise or (y) the issuance of Shares pursuant to any net share settlement election by the General Partner Entity in accordance with a forward sale contract) as long as (a) the General Partner concludes in good faith that such issuance is in the interests of the General Partner and the Partnership and (b) the General Partner Entity transfers all proceeds from any such issuance or exercise to the Partnership as an additional Capital Contribution.
E.Funding Debt. The General Partner or the General Partner Entity or any wholly owned Subsidiary of either of them may incur a Funding Debt, including, without limitation, a Funding Debt that is convertible into Shares or otherwise constitutes a class of New Securities (“Convertible Funding Debt”), subject to the condition that the General Partner, the General Partner Entity or such Subsidiary, as the case may be, lend to the Partnership the net proceeds of such Funding Debt; provided that Convertible Funding Debt shall be issued in accordance with the provisions of Section 7.5.D above; and, provided further that the General Partner, the General Partner Entity or such Subsidiary shall not be obligated to lend the net proceeds of any Funding Debt to the Partnership in a manner that would be inconsistent with any REIT Partner’s ability to remain qualified as a REIT. If the General Partner, General Partner Entity or such Subsidiary enters into any Funding Debt, the loan to the Partnership shall be on comparable terms and conditions, including interest rate, repayment schedule, costs and expenses and other financial terms, as are applicable with respect to or incurred in connection with such Funding Debt.
F.Capital Contributions of the General Partner or General Partner Entity. The Capital Contributions by the General Partner Entity pursuant to Sections 7.5.D and Section 7.5.E will be deemed to equal the cash contributed by the General Partner Entity plus (a) in the case of cash contributions funded by an offering of any equity interests in or other securities of the General

Partner Entity, the offering costs attributable to the cash contributed to the Partnership to the extent not reimbursed pursuant to Section 7.4.C, and (b) in the case of Partnership Units issued pursuant to Section 7.5.C, an amount equal to the difference between the Value of the Shares sold pursuant to any Equity Incentive Plan and the net proceeds of such sale.
G.Tax Loans. The General Partner or the General Partner Entity may in its sole and absolute discretion, cause the Partnership to make an interest free loan to the General Partner or the General Partner Entity, as applicable, provided that the proceeds of such loans are used to satisfy any tax liabilities of the General Partner or the General Partner Entity, as applicable.
Section 7.6.    Transactions With Affiliates
A.Transactions with Certain Affiliates. Except as expressly permitted by this Agreement with respect to any non-arms’ length transaction with an Affiliate, the Partnership shall not, directly or indirectly, sell, transfer or convey any property to, or purchase any property from, or borrow funds from, or lend funds to, any Partner or any Affiliate of the Partnership that is not also a Subsidiary of the Partnership, except pursuant to transactions that are determined in good faith by the General Partner to be on terms that are fair and reasonable and no less favorable to the Partnership than would be obtained from an unaffiliated third party.
B.Conflict Avoidance. The General Partner is expressly authorized to enter into, in the name and on behalf of the Partnership, a non-competition arrangement and other conflict avoidance agreements with various Affiliates of the Partnership and General Partner on such terms as the General Partner, in its sole and absolute discretion, believes are advisable.
C.Benefit Plans Sponsored by the Partnership. The General Partner in its sole and absolute discretion and without the approval of the Limited Partners, may propose and adopt on behalf of the Partnership employee benefit plans funded by the Partnership for the benefit of employees of the General Partner, the Partnership, Subsidiaries of the Partnership or any Affiliate of any of them.
Section 7.7.    Indemnification
A.General. The Partnership shall indemnify each Indemnitee to the fullest extent provided by the Act from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including, without limitation, attorneys fees and other legal fees and expenses), judgments, fines, settlements and other amounts arising from or in connection with any and all claims, demands, subpoenas, requests for information, formal or informal investigations, actions, suits or proceedings, whether civil, criminal, administrative or investigative, incurred by the Indemnitee and relating to the Partnership, the General Partner or the General Partner Entity or the direct or indirect operation of, or the direct or indirect ownership of property by, the Indemnitee, Partnership, the General Partner or the General Partner Entity as set forth in this Agreement in which any such Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, unless it is established by a final determination of a court of competent jurisdiction that: (i) the act or omission of the Indemnitee was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty, (ii) the Indemnitee actually received an improper personal benefit in money, property or services or (iii) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful. Without limitation, the foregoing indemnity shall extend to any liability of any Indemnitee, pursuant to a loan guarantee, contractual obligation for any indebtedness or other obligation or otherwise, for any indebtedness of the Partnership or any Subsidiary of the Partnership (including, without limitation, any indebtedness which the Partnership or any Subsidiary of the Partnership has assumed or taken subject to), and the General Partner is hereby authorized and empowered, on behalf of the Partnership, to enter into one or more indemnity agreements consistent with the provisions of this Section 7.7 in favor of any Indemnitee having or potentially having liability for any such indebtedness. The termination of any proceeding by judgment, order or settlement does not create a presumption that the Indemnitee did not meet the requisite standard of conduct set forth in this Section 7.7.A. The termination of any proceeding by conviction or upon a plea of nolo contendere or its equivalent, or an entry of an order of probation prior to judgment, creates a rebuttable presumption that the Indemnitee acted in a manner contrary to that specified in this Section 7.7.A with respect to the subject matter of such proceeding. Any indemnification pursuant to this Section 7.7 shall be made only out of the assets of the Partnership, and any insurance proceeds from the liability policy covering the General Partner and any Indemnitee, and neither the General Partner nor any Limited Partner shall have any obligation to contribute to the capital of the Partnership or otherwise provide funds to enable the Partnership to fund its obligations under this Section 7.7.
B.Reimbursement of Expenses. To the fullest extent permitted by law, reasonable expenses expected to be incurred by an Indemnitee shall be paid or reimbursed by the Partnership in advance of the final disposition of any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative made or threatened against an Indemnitee upon receipt by the Partnership of (i) a written affirmation by the Indemnitee of the Indemnitee’s good faith belief that the standard of conduct necessary for indemnification by the Partnership as authorized in this Section 7.7.A has been met and (ii) a written undertaking by or on behalf of the Indemnitee to repay the amount if it shall ultimately be determined that the standard of conduct has not been met.
C.No Limitation of Rights. The indemnification provided by this Section 7.7 shall be in addition to any other rights to which an Indemnitee or any other Person may be entitled under any agreement, pursuant to any vote of the Partners, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity unless otherwise provided in a written agreement pursuant to which such Indemnitee is indemnified.
D.Insurance. The Partnership may purchase and maintain insurance on behalf of the Indemnitees and such other Persons as the General Partner shall determine against any liability that may be asserted against or expenses that may be incurred by such Person in connection with the Partnership’s activities, regardless of whether the Partnership would have the power to indemnify such Indemnitee or Person against such liability under the provisions of this Agreement.
E.No Personal Liability for Limited Partners. In no event may an Indemnitee subject any of the Partners to personal liability by reason of the indemnification provisions set forth in this Agreement.
F.Interested Transactions. An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.7 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.
G.Benefit. The provisions of this Section 7.7 are for the benefit of the Indemnitees, their employees, officers, directors, trustees, heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons. Any amendment, modification or repeal of this Section 7.7, or any provision hereof, shall be prospective only and shall not in any way affect the limitation on the Partnership’s liability to any Indemnitee under this Section 7.7 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or related to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.
H.Indemnification Payments Not Distributions. If and to the extent any payments to the General Partner pursuant to this Section 7.7 constitute gross income to the General Partner (as opposed to the repayment of advances made on behalf of the Partnership), such amounts shall constitute guaranteed payments within the meaning of Section 707(c) of the Code, shall be treated consistently therewith by the Partnership and all Partners, and shall not be treated as distributions for purposes of computing the Partners’ Capital Accounts.
I.Exception to Indemnification. Notwithstanding anything to the contrary in this Agreement, the General Partner shall not be entitled to indemnification hereunder for any loss, claim, damage, liability or expense for which the General Partner is obligated to indemnify the Partnership under any other agreement between the General Partner and the Partnership.
Section 7.8.    Liability of the General Partner and its Affiliates
A.General. Notwithstanding anything to the contrary set forth in this Agreement, to the fullest extent permitted by law,  (i) each of the General Partner, the General Partner Entity, and their respective officers, directors, members and managers, and any other Indemnitee, is acting for the benefit of not only the Partnership and the Partners, but also the shareholders, collectively, of the General Partner Entity; (ii) in the event of a conflict between the interests of the Partnership or any Partner, on the one hand, and the separate interests of the General Partner Entity or its shareholders, on the other hand, the General Partner, the General Partner Entity, and their respective officers, directors, members and managers, and any other Indemnitees, are under no obligation and have no duty (fiduciary or otherwise) not to give priority to the separate interests of the General Partner Entity or the shareholders of the General Partner Entity, and may give priority to the separate interests of the General Partner Entity or the shareholders of the General Partner Entity, in a manner that is adverse to the Partnership and its Partners, and any action or failure to act on the part of the General Partner, the General Partner Entity, or their respective officers and directors, or any other Indemnitees, that gives priority to the separate interests of the General Partner Entity or the shareholders of the General Partner Entity, does not violate any duty hereunder or otherwise owed by the General Partner, the General Partner Entity, or their respective officers, directors, members or managers, or any other Indemnitees, to the Partnership and/or the Partners or any other Person bound by this Agreement; and (iii) none of the General Partner Entity, the General Partner or any of their respective officers, directors, members or managers, or any other Indemnitee, shall be liable or accountable for any damages, monetary or otherwise, to the Partnership, any Partners or any Assignees or any other Person bound to this Agreement for losses sustained, liabilities incurred or benefits not derived as a result of errors in judgment or mistakes of fact or law or of any act or omission, except for acts of the General Partner Entity committed in bad faith or resulting from the active and deliberate dishonesty of the General Partner. In furtherance and not in limitation of the foregoing, to the fullest extent permitted by law and notwithstanding any other provision of this Agreement or any other agreement contemplated herein or applicable provisions of law or equity or otherwise, whenever a conflict arises between the interests of the General Partner Entity or the shareholders of General Partner Entity, on one hand, and any Limited Partner, on the other hand, the General Partner will endeavor in good faith to resolve the conflict in a manner not adverse to the General Partner Entity or the shareholders of the General Partner Entity or any Limited Partner; provided, however, that for so long as the General Partner Entity owns a direct or indirect controlling interest in the Partnership, any conflict that cannot be resolved in a manner not adverse to the General Partner Entity or the shareholders of the General Partner Entity and any Limited Partner shall be resolved in favor of the General Partner Entity or the shareholders of the General Partner Entity, as the case may be, and any action taken by the General Partner or any other Indemnitee in connection with any such conflict of interests shall not constitute a breach of this Agreement or any duty at law, in equity or otherwise. Any benefit received by any Indemnitee as a result of any transaction that does not violate this Section 7.8A shall not be deemed to be an “improper” personal benefit for purposes of Section 7.7 and Section 7.8.
B.General Partner May Act Through Agents. Subject to its obligations and duties as General Partner set forth in this Agreement and applicable law, the General Partner may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through employees of the General Partner Entity or one of its subsidiaries or through agents (subject to the supervision and control of the General Partner). The General Partner shall not be liable to the Partnership or any Partner for any misconduct or negligence on the part of any such employee or agent appointed in good faith. The General Partner may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisers selected by it, and any act taken or omitted to be taken in reliance upon the opinion of such Persons as to matters that the General Partner believes to be within such Person’s professional or expert competence shall be conclusively presumed to have been taken or omitted to be taken in good faith and shall not constitute a breach of any duty (including any fiduciary duty) or obligation arising at law or in equity or under this Agreement.
C.Any obligation or liability whatsoever of the General Partner or the Partnership which may arise at any time under this Agreement or any other instrument, transaction, or undertaking contemplated hereby shall be satisfied, if at all, out of the assets of the General Partner or the Partnership only. To the fullest extent permitted by law, no such obligation or liability shall be personally binding upon, nor shall resort for the enforcement thereof be had to, any of the General Partner’s members, managers or agents, or the directors, officers, shareholders, employees or agents of the General Partner’s members or managers, including the General Partner and the General Partner Entity, regardless of whether such obligation or liability is in the nature of contract, tort or otherwise. Notwithstanding anything to the contrary set forth in this Agreement, none of the members, managers or agents of the General Partner, and none of the directors, officers, shareholders, employees or agents of the General Partner’s members or managers, including the General Partner Entity, or any other Indemnitee, shall be liable or accountable in damages or otherwise to the Partnership, any Partners, or any other Person bound by this Agreement for losses sustained, liabilities incurred or benefits not derived as a result of errors in judgment or mistakes of fact or law or of any act or omission, except for any such losses sustained, liabilities incurred or benefits not derived as a result of (i) an act or omission on the part of such Person that was committed in bad faith or was the result of active and deliberate dishonesty; (ii) in the case of any criminal proceeding, an act or omission on the part of such Person that such Person had reasonable cause to believe was unlawful; or (iii) for any loss resulting from any transaction for which such Person actually received an improper personal benefit in money, property or services in violation or breach of any provision of this Agreement.
D.Notwithstanding anything herein to the contrary, except for liabilities resulting from (i) an act or omission on the part of such Partner that was committed in bad faith or was the result of active and deliberate dishonesty; (ii) in the case of any criminal proceeding, an act or omission on the part of such Partner that such Partner had reasonable cause to believe was unlawful; or (iii) any transaction for which such Partner actually received an improper personal benefit in money, property or services in violation or breach of any provision of this Agreement, or pursuant to any express indemnities given to the Partnership by any Partner pursuant to any other written instrument to the fullest extent permitted by law, no Partner shall have any personal liability whatsoever, to the Partnership or to the other Partners or to any other Person bound by this Agreement, including any damages arising out of the breach of any such Partner’s fiduciary duties as such duties may have been modified by this Agreement. Without limitation of the foregoing, no property or assets of such Partner, other than its interest in the Partnership, shall be subject to levy, execution or other enforcement procedures for the satisfaction of any judgment (or other judicial process) in favor of any other Partner(s) or any other Person bound by this Agreement and arising out of, or in connection with, this Agreement. This Agreement is executed by the officers of the General Partner and the General Partner Entity, solely as officers of the General Partner and the General Partner Entity, and not in their own individual capacities.
E.To the extent that, at law or in equity, the General Partner, or the General Partner Entity, or any other Indemnitee, has duties (including fiduciary duties) and liabilities relating thereto to the Partnership or the Limited Partners, none of the General Partner, the General Partner Entity or any other Indemnitee shall be liable to the Partnership or to any Partner for its good faith reliance on the provisions of this Agreement. Notwithstanding anything to the contrary set forth in this Agreement or any otherwise applicable provision of law or in equity, neither the General Partner nor any other Indemnitee shall have any fiduciary duties, or, to the fullest extent permitted by law, except to the extent expressly provided in this Agreement, other duties, obligations or liabilities, to the Partnership, any Limited Partner or any other Person who has acquired an interest in a Partnership Interest, and, to the fullest extent permitted by law, the General Partner and the other Indemnitees shall only be subject to any contractual standards imposed and existing under this Agreement.
F.To the fullest extent permitted by law and notwithstanding any other provision of this Agreement or any other agreement contemplated herein or applicable provisions of law or equity or otherwise, whenever in this Agreement any Person is permitted or required to make a decision (i) in its “sole and absolute discretion,” “sole discretion”, “discretion”, “at its election” or under a grant of similar authority or latitude, such Person shall be entitled to consider only such interests and factors as it desires, including its own interests, shall have no duty or obligation to give any consideration to any interest or factors affecting the Partnership, the Partners, or any other Person bound by this Agreement, and shall be entitled to act in a manner adverse to the interests of the Partnership, the Partners or any other Person bound by this Agreement, or (ii) in its “good faith” or under another expressed standard, such Person shall act under such express standard and shall not be subject to any other or different standards imposed by this Agreement or any other agreement contemplated herein or by relevant provisions of law or in equity or otherwise. If any question should arise with respect to the operation of the Partnership, which is not otherwise specifically provided for in this Agreement or the Act, or with respect to the interpretation of this Agreement, the General Partner is hereby authorized to make a final determination with respect to any such question and to interpret this Agreement in such a manner as it shall deem, in its sole discretion, to be fair and equitable, and its determination and interpretations so made shall be final and binding on all parties and shall not constitute a breach of this Agreement, of any agreement contemplated herein or therein, or of any duty existing at law, in equity or otherwise, including any fiduciary duty.
G.To the fullest extent permitted by applicable law, no Indemnitee shall be liable to the Partnership, any Partner or any other Person bound by this Agreement for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnitee in good faith on behalf of the Partnership and in a manner reasonably believed to be within the scope of the authority conferred on such Indemnitee by this Agreement, except that an Indemnitee shall be liable for any such loss, damage or claim incurred if (i) such act or omission was committed in bad faith or was the result of active and deliberate dishonesty; (ii) in the case of any criminal proceeding, if such Indemnitee had reasonable cause to believe that such act or omission was unlawful; or (iii) such loss, damage or claim incurred resulted from any transaction for which such Indemnitee actually received an improper personal benefit in money, property or services in violation or breach of any provision of this Agreement.
H.Notwithstanding anything to the contrary in this agreement, it is understood and/or agreed that the term “good faith” as used in this agreement shall, in each case, mean “subjective good faith” as understood and interpreted under Delaware law; provided, however, that for the avoidance of doubt, any resolution of a conflict of interest between Parent Entity or the interests of shareholders of the General Partner Entity, on the one hand, and the Partnership or any Limited Partner on the other hand, in a manner favorable to the General Partner Entity or the interests of the shareholders of the General Partner Entity shall not be deemed a violation of such “subjective good faith” standard.
I.Tax Consequences of the General Partner and General Partner Entity. The Limited Partners expressly acknowledge that the General Partner, in considering whether to dispose of any of the Partnership assets, shall take into account the tax consequences to the General Partner and General Partner Entity of any such disposition (including, but not limited to, any requirement to make distributions as a result of gain recognized upon such disposition) and shall have no liability whatsoever to the Partnership or any Limited Partner for decisions that are based upon or influenced by such tax consequences. In addition, in exercising its authority under this Agreement with respect to other matters, the General Partner may, but shall be under no obligation to (except with respect to the General Partner Entity, to the extent provided above), take into account the tax consequences to any Partner (including the General Partner) or the General Partner Entity of any action taken (or not taken) by the General Partner. No decision or action (or failure to act) contemplated by the preceding sentence shall constitute a breach of any duty owed to the Partnership or the Partners by law or equity, fiduciary or otherwise. The General Partner, the General Partner Entity and the Partnership shall not have liability to any Partner for monetary or other damages or otherwise for losses sustained, liabilities incurred or benefits not derived by such Partner in connection with any taking or omission to take any such actions by the General Partner unless the General Partner acted in bad faith and the act or omission was material to the matter giving rise to the loss, liability or benefit not derived.
J.Effect of Amendment. Notwithstanding any other provision contained herein, any amendment, modification or repeal of this Section 7.8 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the General Partner’s liability to the Partnership and the Limited Partners under this Section 7.8 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.
K.Limitations of Fiduciary Duty. This Section 7.8 and any other Section of this Agreement limiting the liability of the General Partner, the General Partner Entity and/or their trustees, directors and officers shall constitute an express limitation of any duties, fiduciary or otherwise, that they would owe the Partnership or the Limited Partners if such duty would be imposed by any law, in equity or otherwise.
Section 7.9.    Other Matters Concerning the General Partner
A.Reliance on Documents. The General Partner may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties.
B.Reliance on Advisors. The General Partner may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisers selected by it, and any act taken or omitted to be taken in reliance upon the opinion of such Persons as to matters which the General Partner reasonably believes to be within such Person’s professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion.
C.Action Through Agents. The General Partner shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers and a duly appointed attorney or attorneys-in-fact. Each such attorney shall, to the extent provided by the General Partner in the power of attorney, have full power and authority to do and perform all and every act and duty that is permitted or required to be done by the General Partner hereunder.
D.Actions to Maintain REIT Status or Avoid Taxation of REIT Partners. Notwithstanding any other provisions of this Agreement or the Act, any action of the General Partner on behalf of the Partnership or any decision of the General Partner to refrain from acting on behalf of the Partnership undertaken in the good faith belief that such action or omission is necessary or advisable in order (i) to protect the ability of any REIT Partner to qualify as a REIT or (ii) to allow any REIT Partner to avoid incurring any liability for taxes under Section 857 or 4981 of the Code, is expressly authorized under this Agreement and is deemed approved by all of the Limited Partners.
Section 7.10.    Reliance By Third Parties
Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Partnership shall be entitled to assume that the General Partner has full power and authority, without consent or approval of any other Partner or Person, to encumber, sell or otherwise use in any manner any and all assets of the Partnership, to enter into any contracts on behalf of the Partnership and to take any and all actions on behalf of the Partnership, and such Person shall be entitled to deal with the General Partner as if the General Partner were the Partnership’s sole party in interest, both legally and beneficially. Each Limited Partner hereby waives any and all defenses or other remedies that may be available against such Person to contest, negate or disaffirm any action of the General Partner in connection with any such dealing, in each case except to the extent that such action imposes, or purports to impose, liability on the Limited Partner. In no event shall any Person dealing with the General Partner or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the General Partner or its representatives. Each and every certificate, document or other instrument executed on behalf of the Partnership by the General Partner or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (i) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (ii) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Partnership, and (iii) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Partnership.
Section 7.11.    Loans by Third Parties
The Partnership may incur Debt, or enter into similar credit, guarantee, financing or refinancing arrangements for any purpose (including, without limitation, in connection with any acquisition of property, any contribution of property by third parties and corresponding distribution of Debt proceeds to applicable contributors, and any borrowings from, or guarantees of Debt of the General Partner or any of its Affiliates) with any Person upon such terms as the General Partner determines appropriate.
ARTICLE VIII
RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS
Section 8.1.    Limitation of Liability
The Limited Partners shall have no liability under this Agreement except as expressly provided in this Agreement, including Section 10.5, or under the Act.

Section 8.2.    Management of Business
No Limited Partner or Assignee (other than the General Partner, any of its Affiliates, or any officer, director, employee, partner, agent or trustee of the General Partner, the Partnership or any of their Affiliates, in their capacity as such) shall take part in the operation, management or control (within the meaning of the Act) of the Partnership’s business, transact any business in the Partnership’s name or have the power to sign documents for or otherwise bind the Partnership. The transaction of any such business by the General Partner Entity, the General Partner, any of their Affiliates or any officer, director, employee, partner, agent or trustee of the General Partner Entity, the General Partner, the Partnership or any of their Affiliates, in their capacity as such, shall not affect, impair or eliminate the limitations on the liability of the Limited Partners or Assignees under this Agreement.
Section 8.3.    Outside Activities of Limited Partners
Subject to Section 7.5 hereof, and subject to any agreements entered into pursuant to Section 7.6.B hereof and to any other agreements entered into by a Limited Partner or its Affiliates with the Partnership or a Subsidiary, any Limited Partner (other than the General Partner) and any officer, director, employee, agent, trustee, Affiliate or shareholder of any Limited Partner shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities in direct or indirect competition with the Partnership. Neither the Partnership nor any Partners shall have any rights by virtue of this Agreement in any business ventures of any Limited Partner or Assignee or any of their officers, directors, employees, agents, trustees, Affiliates or shareholders. None of the Limited Partners (other than the General Partner) or any other Person shall have any rights by virtue of this Agreement or the partnership relationship established hereby in any business ventures of any other Person (other than the General Partner to the extent expressly provided herein), and no Person (other than the General Partner) shall have any obligation pursuant to this Agreement to offer any interest in any such business venture to the Partnership, any Limited Partner or any such other Person, even if such opportunity is of a character which, if presented to the Partnership, any Limited Partner or such other Person, could be taken by such Person.
Section 8.4.    Return of Capital
Except pursuant to the right of redemption set forth in Section 8.6, no Limited Partner shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent of distributions made pursuant to this Agreement or upon termination of the Partnership as provided herein. No Limited Partner or Assignee shall have priority over any other Limited Partner or Assignee either as to the return of Capital Contributions (except as permitted by Section 4.2.A) or, except to the extent provided by Exhibit C or as permitted by Sections 4.2.A, 5.1.B(ii), 6.1.A and 6.1.B, or otherwise expressly provided in this Agreement, as to profits, losses, distributions or credits.
Section 8.5.    Rights of Limited Partners Relating to the Partnership
A.Notice of Conversion Factor. The Partnership shall notify each Limited Partner upon request (i) of the then current Conversion Factor and (ii) of any changes to the Conversion Factor.

B.Notice of Extraordinary Transaction of the General Partner Entity. Prior to making any extraordinary distributions of cash or property to its shareholders or effecting an Extraordinary Transaction (defined below), the General Partner or the General Partner Entity shall provide written notice to the Limited Partners of the General Partner Entity’s intention to make such distribution or effect such Extraordinary Transaction at least twenty (20) Business Days prior to the record date to determine shareholders eligible to receive such distribution or to vote upon such Extraordinary Transaction (or, if no such record date is applicable, at least twenty (20) Business Days before consummation of such distribution or Extraordinary Transaction), which notice shall describe in reasonable detail the action to be taken; provided, however, that the General Partner, in its sole and absolute discretion, may shorten the required notice period of not less than twenty (20) Business Days prior to the record date to determine the shareholders eligible to vote upon a merger transaction (but not any of the other transactions covered by this Section 8.5.B) to a period of not less than ten (10) calendar days (thereby continuing to afford the holders of Partnership Units the opportunity to redeem Partnership Units under Section 8.6 on or prior to the record date for the shareholder vote on the merger transaction) so long as (i) the General Partner Entity will be the surviving entity in such merger transaction, (ii) immediately following the merger transaction, Persons who held voting securities of the General Partner Entity immediately prior to such merger transaction will hold, solely by reason of the ownership of voting securities of the General Partner Entity immediately prior to the merger transaction, voting securities of the General Partner Entity representing not less than fifty-one percent (51%) of the total combined voting power of all outstanding voting securities of the General Partner Entity after such merger, and (iii) in the event that in connection with such merger transaction the Partnership will merge with another entity, the Partnership will be the surviving entity in such merger. This provision for such notice shall not be deemed (i) to permit any transaction that otherwise is prohibited by this Agreement or requires a Consent of the Partners or (ii) to require a Consent on the part of any one or more of the Limited Partners to a transaction that does not otherwise require Consent under this Agreement. Each Limited Partner agrees, as a condition to the receipt of the notice pursuant hereto, to keep confidential the information set forth therein until such time as the General Partner Entity has made public disclosure thereof and to use such information during such period of confidentiality solely for purposes of determining whether to exercise the Redemption Right and to execute a confidentiality agreement provided by the General Partner; provided, however, that a Limited Partner may disclose such information to its attorney, accountant and/or financial advisor for purposes of obtaining advice with respect to such exercise so long as such attorney, accountant and/or financial advisor agrees to receive and hold such information subject to this confidentiality requirement.
C.Confidentiality. Notwithstanding any other provision of this Section 8.5, the General Partner may keep confidential from the Limited Partners, for such period of time as the General Partner determines in its sole and absolute discretion, any information that (i) the General Partner reasonably believes to be in the nature of trade secrets or other information the disclosure of which the General Partner in good faith believes is not in the best interests of the Partnership or could damage the Partnership or its business or (ii) the Partnership is required by law or by agreements with unaffiliated third parties to keep confidential, provided that this Section 8.5.C (other than clause (ii)) shall not affect the notice requirements set forth in Section 8.5.B above.
D.Form of Notice. Any notice required under this Agreement, including this Section 8.5 or Section 14.D, may be made by a report filed or furnished under the Exchange Act or by posting on the website maintained from time to time by the Partnership, the General Partner or the General Partner Entity.
Section 8.6.    Redemption Right
A.General. (i) Except as otherwise provided by this Section 8.6, commencing one year after the Original Issuance Date of a Common Unit, the holder of such Common Unit (if other than the General Partner or the General Partner Entity or any Subsidiary of either the General Partner or the General Partner Entity) shall have the right (the “Redemption Right”) to require the Partnership to redeem such Common Unit, with such redemption to occur on the Specified Redemption Date in exchange for a redemption price equal to the Value. The Partnership shall decide whether the redemption price shall be paid in the form of the Cash Amount or the Shares Amount, or any combination of the foregoing, and such decision shall be made by the General Partner, in its capacity as the general partner of the Partnership and in its sole and absolute discretion. Any such Redemption Right shall be exercised pursuant to a Notice of Redemption delivered to the Partnership (with a copy to the General Partner) by the holder of the Common Units who is exercising the Redemption Right (the “Redeeming Partner”). A Limited Partner may exercise the Redemption Right from time to time, without limitation as to frequency, with respect to part or all of the Common Units that it owns, as selected by the Limited Partner, provided that a Limited Partner may not exercise the Redemption Right for fewer than two hundred (200) Common Units of a particular class unless such Redeeming Partner then holds fewer than two hundred (200) Common Units in that class, in which event the Redeeming Partner must exercise the Redemption Right for all of the Common Units held by such Redeeming Partner in that class, and provided further that, with respect to a Limited Partner which is an entity, such Limited Partner may exercise the Redemption Right for fewer than two hundred (200) Common Units without regard to whether or not such Limited Partner is exercising the Redemption Right for all of the Common Units held by such Limited Partner as long as such Limited Partner is exercising the Redemption Right on behalf of one or more of its equity owners in respect of one hundred percent (100%) of such equity owners’ interests in such Limited Partner.
(i)The Redeeming Partner shall have no right with respect to any Common Units so redeemed to receive any distributions paid in respect of a Partnership Record Date for distributions in respect of such Common Units after the Specified Redemption Date with respect to such Common Units.
(ii)The Assignee of any Limited Partner may exercise the rights of such Limited Partner pursuant to this Section 8.6, and such Limited Partner shall be deemed to have assigned such rights to such Assignee and shall be bound by the exercise of such rights by such Limited Partner’s Assignee. In connection with any exercise of such rights by such Assignee on behalf of such Limited Partner, the Redemption Amount shall be paid by the Partnership directly to such Assignee and not to such Limited Partner.
(iii)Notwithstanding the foregoing, in connection with an Extraordinary Transaction, the Redemption Right shall be exercisable, without regard to whether the Common Units have been outstanding for any specified period, during the period commencing on the date on which the General Partner or the General Partner Entity provides notice of the Extraordinary Transaction and ending on the record date to determine shareholders eligible to receive such distribution or participate in such Extraordinary Transaction (or if none, ending on the date of the consummation of such distribution or Extraordinary Transaction). If this subparagraph (3) applies, the Specified Redemption Date shall be the date on which the Partnership and the General Partner receive notice of exercise of the Redemption Right.
B.General Partner Entity Assumption of Redemption Right. (i) If a Limited Partner has delivered a Notice of Redemption, the General Partner Entity may, in its sole and absolute discretion (subject to the limitations on ownership and transfer of Shares set forth in the Declaration of Trust), elect to assume directly and satisfy an exercised Redemption Right. If such election is made by the General Partner Entity, the Partnership shall determine whether the General Partner Entity shall pay the Redemption Amount in the form of the Cash Amount or the Shares Amount, or any combination of the foregoing. The Partnership’s decision regarding whether such payment shall be made in the form of the Cash Amount or the Shares Amount, and the respective amount of each form of consideration, shall be made by the General Partner, in its capacity as the general partner of the Partnership and in its sole and absolute discretion. Unless the General Partner Entity, in its sole and absolute discretion, shall exercise its right to assume directly and satisfy the Redemption Right, the General Partner Entity shall not have any obligation to the Redeeming Partner or to the Partnership with respect to the Redeeming Partner’s exercise of the Redemption Right. If the General Partner Entity shall exercise its right to assume directly and satisfy the Redemption Right in the manner described in the first sentence of this Section 8.6.B and shall fully perform its obligations in connection therewith, the Partnership shall have no right or obligation to pay any amount to the Redeeming Partner with respect to such Redeeming Partner’s exercise of the Redemption Right, and each of the Redeeming Partner, the Partnership, the General Partner and the General Partner Entity shall, for U.S. federal income tax purposes, treat the transaction between the General Partner Entity and the Redeeming Partner as a sale of the Redeeming Partner’s Common Units to the General Partner Entity.
(i)If the payment of the Redemption Amount is in the form of the Shares Amount, the total number of Shares to be paid to the Redeeming Partner in exchange for the Redeeming Partner’s Partnership Units shall be the applicable Shares Amount. If this amount is not a whole number of Shares, the Redeeming Partner shall be paid (i) that number of Shares which equals the nearest whole number less than such amount plus (ii) an amount of cash equal to the Value on the Valuation Date of the remaining fractional Share which would otherwise be payable to the Redeeming Partner.
(ii)If payment of the Redemption Amount is in the form of the Shares Amount, then the Shares so issued shall, when issued, be duly authorized, validly issued, fully paid and nonassessable and free and clear of any pledge, lien, encumbrance or restriction, other than those provided in the organizational documents of the General Partner Entity or arising under the Securities Act, relevant state securities or blue sky laws or any applicable registration rights agreement with respect to such Shares entered into by the Redeeming Partner and, if applicable, shall bear a legend in form and substance determined by the General Partner Entity reflecting that such shares have not been registered under the Securities Act and any other contractual limitations or restrictions thereon. Upon such payment by the General Partner Entity of the Redemption Amount, the General Partner Entity shall acquire the Common Units offered for redemption by the Redeeming Partner and shall be treated for all purposes of this Agreement as the owner of such

Common Units. Shares issued in lieu of the Cash Amount may be either registered or unregistered Shares at the option of the General Partner.
(iii)Each Redeeming Partner agrees to execute such documents or provide such information or materials as the General Partner Entity may reasonably require in connection with the issuance of Shares upon exercise of the Redemption Right.
C.Exceptions to Exercise of Redemption Right. Notwithstanding the provisions of Section 8.6.A and 8.6.B, a Partner shall not be entitled to exercise the Redemption Right pursuant to Section 8.6.A if (but only as long as) the delivery of Shares to such Partner on the Specified Redemption Date would (i) be prohibited under the restrictions on the ownership or transfer of Shares in the Declaration of Trust (or, if PSA REIT is not the General Partner Entity, the organizational documents of the General Partner Entity), (ii) be prohibited under applicable federal or state securities laws or regulations (in each case regardless of whether the General Partner Entity would in fact assume and satisfy the Redemption Right), (iii) without limiting the foregoing, result in Shares being owned by fewer than 100 persons (determined without reference to rules of attribution), (iv) without limiting the foregoing, result in the General Partner Entity being “closely held” within the meaning of Section 856(h) of the Code or cause the General Partner Entity to own, actually or constructively, ten percent (10%) or more of the ownership interests in a tenant of the General Partner Entity, the General Partner, the Partnership or a subsidiary of the foregoing within the meaning of Section 856(d)(2)(B) of the Code, or (v) without limiting the foregoing, cause the acquisition of Shares by the Redeeming Partner to be “integrated” with any other distribution of Shares in a manner that would require the registration thereof for purposes of complying with the registration provision of the Securities Act. Notwithstanding the foregoing, the General Partner may, in its sole and absolute discretion, waive such prohibition set forth in this Section 8.6.C.
D.No Liens on Partnership Units Delivered for Redemption. Each Limited Partner covenants and agrees with the General Partner that all Partnership Units delivered for redemption shall be delivered to the Partnership or the General Partner Entity, as the case may be, free and clear of all liens; and, notwithstanding anything contained herein to the contrary, neither the General Partner Entity nor the Partnership shall be under any obligation to acquire Partnership Units which are or may be subject to any liens. Each Limited Partner further agrees that, if any federal, state or local tax (including property transfer tax) is payable as a result of the transfer of its Partnership Units to the Partnership or the General Partner Entity, such Limited Partner shall assume and pay such tax.
E.Additional Partnership Interests; Modification of Holding Period. If the Partnership issues Partnership Interests to any Additional Limited Partner pursuant to Article IV, the General Partner shall make such revisions to this Section 8.6 as it determines are necessary to reflect the issuance of such Partnership Interests (including setting forth any restrictions on the exercise of the Redemption Right with respect to such Partnership Interests which differ from those set forth in this Agreement), provided that no such revisions shall materially adversely affect the rights of any other Limited Partner to exercise its Redemption Right without that Limited Partner’s prior written consent. In addition, the General Partner may, with respect to any holder or holders of Partnership Units, at any time and from time to time, as it shall determine in its sole and absolute discretion, (i) reduce or waive the length of the period prior to which such holder or holders may not exercise the Redemption Right or (ii) reduce or waive the length of the period between the exercise of the Redemption Right and the Specified Redemption Date.

F.Forced Redemption of Common Units Converted from LTIP Units.
(i)With respect to any Common Units that were issued in connection with the conversion of Vested LTIP Units into Common Units pursuant to Section 4.7.A or Section 4.7.C, the Partnership, at any time after the service of the grantee of such LTIP Units to the General Partner or the Partnership is terminated, shall have the right (the “Forced Redemption Right”) to redeem such Common Units. Any such Forced Redemption Right shall be exercised pursuant to a Notice of Forced Redemption delivered to the holder of such Common Units by the Partnership. Such redemption shall occur on the Specified Forced Redemption Date and at a redemption price equal to either the Cash Amount or the Shares Amount, as determined by the General Partner, in its sole and absolute discretion (the “Forced Redemption Amount”). If the Shares Amount is delivered, the General Partner Entity shall issue such Shares directly to the holder of Common Units being redeemed and the transaction shall be treated, for U.S. federal income tax purposes, as a sale of the Common Units to the General Partner Entity.
(ii)If the General Partner Entity pays the holder of the Common Units being redeemed the Forced Redemption Amount in the form of Shares, the total number of Shares to be paid to such holder in exchange for the such holder’s Common Units shall be the applicable Shares Amount. If this amount is not a whole number of Shares, such holder shall be paid (i) that number of Shares which equals the nearest whole number less than such amount plus (ii) an amount of cash which the General Partner determines, in its reasonable discretion, to represent the fair value of the remaining fractional Share which would otherwise be payable to such holder.
(iii)The holder of Common Units being redeemed shall have no right with respect to any Common Units so redeemed to receive any distributions paid in respect of a Partnership Record Date for distributions in respect of Common Units after the Specified Forced Redemption Date with respect to such Common Units.
(iv)The holder of Common Units being redeemed shall represent, warrant, and certify that such holder (a) has marketable and unencumbered title to the Common Units being redeemed, free and clear of all liens and the rights of or interests of any other person or entity, (b) has the full right, power and authority to redeem and surrender such Common Units as provided herein, and (c) has obtained the consent or approval of all persons or entities, if any, having the right to consult or approve such redemption and surrender. Each holder of Common Units being redeemed agrees to execute such documents as the General Partner may reasonably require in connection with the issuance of Shares upon exercise of the Forced Redemption Right.
(v)If the Partnership exercises its Forced Redemption right pursuant to this Section 8.6.F with respect to any Common Units that the holder could not redeem solely due to the application of Section 8.6.G, then the Partnership shall pay to the relevant holder an amount reasonably estimated to be approximately equal to the sum of (a) the incremental tax costs, if any, that are incurred (or reasonably expected to be incurred) by the holder solely as the result of the Forced Redemption in excess of the tax costs that reasonably would be or would have been incurred if comparable PSA Share-Based Awards had been delivered in lieu of LTIP Units or AO LTIP Units on the Original Issuance Date and the Shares that would have been derived from such Share-Based Awards as of the Forced Redemption Date were sold for the Forced Redemption Amount on the Forced Redemption Date, plus (b) incremental taxes incurred by the holder on the receipt of any payments pursuant to this Section 8.6.F(v), as reasonably determined by the General Partner based on information available to the General Partner.
G.Two-Year Holding Period Requirement for Common Units Converted from LTIP Units. The Redemption Right shall not be available to a Partner with respect to any Common Units converted from LTIP Units until the date that is two years after the Original Issuance Date for such Common Units, except as otherwise permitted by the applicable Award Agreement or other documentation pursuant to which the LTIP Unit or AO LTIP Unit, as applicable, was issued (including in the case of an abbreviated conversion period attributable to (i) a termination of service or (ii) the occurrence of a Change of Control (as defined in the applicable Equity Incentive Plan)).
ARTICLE IX
BOOKS, RECORDS, ACCOUNTING AND REPORTS
Section 9.1.    Records and Accounting
The General Partner shall keep or cause to be kept at the principal office of the Partnership appropriate books and records with respect to the Partnership’s business, including, without limitation, all books and records necessary to provide to the Limited Partners any information, lists and copies of documents required to be provided pursuant to Section 9.3. Any records maintained by or on behalf of the Partnership in the regular course of its business may be kept on, or be in the form of, punch cards, magnetic tape, photographs, micrographics, electronic or cloud storage or any other information storage device, provided that the records so maintained are convertible into clearly legible written form within a reasonable period of time. The books of the Partnership shall be maintained, for financial and tax reporting purposes, on an accrual basis in accordance with generally accepted accounting principles.
Section 9.2.    Fiscal Year
The fiscal year of the Partnership shall be the calendar year.
Section 9.3.    Reports
A.Annual Reports. If and to the extent that the General Partner Entity mails its annual report to its shareholders, as soon as practicable, but in no event later than the date on which such reports are mailed, the General Partner shall cause to be mailed to each Limited Partner an annual report, as of the close of the most recently ended Fiscal Year, containing financial statements of the Partnership, or of the General Partner Entity if such statements are prepared on a consolidated basis with the Partnership, for such Fiscal Year, presented in accordance with generally accepted accounting principles, such statements to be audited by a nationally recognized firm of independent public accountants selected by the General Partner Entity.
B.Quarterly Reports. If and to the extent that the General Partner Entity mails quarterly reports to its shareholders, as soon as practicable, but in no event later than the date on such reports are mailed, the General Partner shall cause to be mailed to each Limited Partner a report containing unaudited financial statements, as of the last day of such fiscal quarter, of the Partnership, or of the General Partner Entity if such statements are prepared on a consolidated basis with the Partnership, and such other information as may be required by applicable law or regulation, or as the General Partner determines to be appropriate.
C.The General Partner shall have satisfied its obligations under Section 9.3.A and 9.3.B by (i) to the extent the General Partner Entity or the Partnership is subject to periodic reporting requirements under the Exchange Act, filing the quarterly and annual reports required thereunder within the time periods provided for the filing of such reports, including any permitted extensions, or (ii) posting or making available the reports required by this Section 9.3 on the website maintained from time to time by the Partnership, the General Partner or the General Partner Entity.
ARTICLE X
TAX MATTERS
Section 10.1.    Preparation of Tax Returns
The General Partner shall arrange for the preparation and timely filing of all returns of Partnership income, gains, deductions, losses and other items required of the Partnership for federal and state income tax purposes and shall use all reasonable efforts to furnish, within 225 days of the close of each taxable year, the tax information reasonably required by Limited Partners for federal and state income tax reporting purposes.
Section 10.2.    Tax Elections
    Except as otherwise provided herein, the General Partner shall, in its sole and absolute discretion, determine whether to make any available election pursuant to the Code (including the election under Section 754 of the Code). The General Partner shall have the right to seek to revoke any such election upon the General Partner’s determination in its sole and absolute discretion that such revocation is in the best interests of the Partners.
Section 10.3.    Partnership Representative and Partnership Tax Audit Matters
A.General. The General Partner shall be the “partnership representative” pursuant to Section 6223(a) of the Code for U.S. federal income tax purposes and any corresponding state or local income tax purposes, and the General Partner shall appoint a designated individual with substantial presence in the United States through which the partnership representative will act.
B.Powers. The General Partner is authorized, but not required (and the Partners hereby consent to the General Partner taking the following actions):
(i)to allocate any Imputed Underpayment Amount to those Partners to whom such amounts are reasonably attributable;
(ii)to make the election under Section 6221(b) of the Code, if available;
(iii)to enter into any settlement with the IRS with respect to any tax audit or judicial review for the adjustment of Partnership items required to be taken into account by a Partner or the Partnership for income tax purposes, and in the settlement agreement the partnership representative may expressly state that such agreement shall bind the Partnership and all Partners;

(iv)to seek judicial review of any adjustment assessed by the IRS or any other tax authority, including the filing of a petition for readjustment with the Tax Court or the filing of a complaint for refund with the United States Claims Court or the District Court of the United States for the district in which the Partnership’s principal place of business is located;
(v)to intervene in any action brought by any other Partner for judicial review of a final adjustment;
(vi)to file a request for an administrative adjustment with the IRS or other tax authority at any time and, if any part of such request is not allowed by the IRS or other tax authority, to file an appropriate pleading (petition or complaint) for judicial review with respect to such request;
(vii)to enter into an agreement with the IRS or other tax authority to extend the period for assessing any tax which is attributable to any item required to be taken into account by a Partner for tax purposes, or an item affected by such item;
(viii)to take any other action on behalf of the Partners of the Partnership in connection with any tax audit or judicial review proceeding, to the extent permitted by applicable law or regulations including, without limitation:
(a)electing to have the alternative method for the underpayment of taxes set forth in Section 6226 of the Code apply to the Partnership and its current and former Partners; and
(b)for Partnership level assessments under Section 6225 of the Code, setting aside reserves from Available Cash of the Partnership, withholding of distributions of Available Cash to the Partners, and requiring current or former Partners to make cash payments to the Partnership for their share of the Partnership level assessments; and
(ix)to take any other action required or permitted by the Code and Regulations in connection with its role as the partnership representative.
The taking of any action and the incurring of any expense by the General Partner in connection with any such audit or proceeding referred to in clause (7) above, except to the extent required by law, is a matter in the sole and absolute discretion of the General Partner and the provisions relating to indemnification of the General Partner set forth in Section 7.7 shall be fully applicable to the partnership representative and designated individual in their capacity as such.
C.Agreement to Provide Information. The current and former Partners agree to provide the following information and documentation to the Partnership and the General Partner:
(i)information and documentation to determine and prove eligibility of the Partnership to make the election under Section 6221(b) of the Code;
(ii)information and documentation to reduce the Partnership level assessment consistent with Section 6225(c) of the Code; and

(iii)information and documentation to prove payment of the attributable liability under Section 6226 of the Code.
D.Reimbursement. All third party costs and expenses incurred by the General Partner in performing its duties under this Section 10.3 (including legal and accounting fees and expenses) shall be borne by the Partnership. Nothing herein shall be construed to restrict the Partnership from engaging an accounting firm and/or law firm to assist the partnership representative in discharging its duties hereunder.
E.Survival. The obligations of each Partner under this Section 10.3 shall survive such Partner’s withdrawal from the Partnership, and each Partner agrees to execute such documentation requested by the Partnership at the time of such Partner’s withdrawal from the Partnership to acknowledge and confirm such Partner’s continuing obligations under this Section 10.3.
F.Tax Basis Capital Information Reporting. The Partnership shall be entitled to report with any tax return of the Partnership, if, to the extent, and in the manner that may be required by law, regulation, or administrative action (as determined from time to time in the sole discretion of the General Partner) the amount of a Partner’s tax basis capital (“Tax Basis Capital Information”). To permit such reporting, the Partners shall provide information when and as requested by the General Partner and each Partner will indemnify and hold harmless the Partnership from and against any liability, claim or expense as a result of the inaccuracy, incompleteness or failure to provide such information, including without limitation as a result of any incorrect reporting that may result therefrom. The Partners agree and acknowledge that the Partnership may determine in its sole discretion that it is necessary or appropriate to report Tax Basis Capital Information by applying the safe harbor approach of subtracting the Partner’s share of partnership liabilities under Section 752 of the Code from the Partner’s outside basis or any other reasonable method selected by the General Partner.
Section 10.4.    Organizational Expenses
The Partnership may elect to deduct expenses as provided in Section 709 of the Code.
Section 10.5.    Withholding.
Each Limited Partner hereby authorizes the Partnership to withhold from or pay on behalf of or with respect to such Limited Partner any amount of U.S. federal, state, local, or foreign taxes that the General Partner determines that the Partnership is required to withhold or pay with respect to any cash or property distributable, allocable or otherwise transferred to such Limited Partner pursuant to this Agreement, including, without limitation, any taxes required to be withheld or paid by the Partnership pursuant to Section 1441, 1442, 1445, or 1446 of the Code or Section 10.3 hereof. Any amount withheld with respect to a Limited Partner pursuant to this Section 10.5 shall be treated as paid or distributed, as applicable, to such Limited Partner for all purposes under this Agreement to the extent that the Partnership is contemporaneously making distributions against which such amount can be offset. Any amount paid on behalf of or with respect to a Limited Partner shall constitute a loan by the Partnership to such Limited Partner, which loan shall be repaid by such Limited Partner within fifteen (15) days after notice from the General Partner that such payment must be made unless (i) the Partnership withholds such payment from a distribution which would otherwise be made to the Limited Partner or (ii) the General Partner determines, in its sole and absolute discretion, that such payment may be satisfied out of the available funds of the Partnership which would, but for such payment, be distributed to the Limited Partner. Each Limited Partner hereby unconditionally and irrevocably grants to the Partnership a security interest in such Limited Partner’s Partnership Interest to secure such Limited Partner’s obligation to pay to the Partnership any amounts required to be paid pursuant to this Section 10.5. Any amounts payable by a Limited Partner hereunder shall bear interest at the base rate on corporate loans at large United States money center commercial banks, as published from time to time in The Wall Street Journal, plus four (4) percentage points (but not higher than the maximum rate that may be charged under applicable law) from the date such amount is due (i.e., fifteen (15) days after demand) until such amount is paid in full. Each Limited Partner shall take such actions as the Partnership shall request to perfect or enforce the security interest created hereunder.
ARTICLE XI
TRANSFERS AND WITHDRAWALS
Section 11.1.    Transfer
A.Definition. The term “transfer,” when used in this Article XI with respect to a Partnership Interest or a Partnership Unit, shall be deemed to refer to a transaction by which the General Partner purports to assign all or any part of its General Partner Interest to another Person or by which a Limited Partner purports to assign all or any part of its Limited Partner Interest to another Person, and includes a transfer, sale, merger, consolidation, combination, assignment, bequest, conveyance, devise, gift, pledge, encumbrance, hypothecation, mortgage, exchange or any other disposition, whether voluntary or involuntary, by operation of law or otherwise. The term “transfer” when used in this Article XI does not include (i) any redemption or repurchase of Partnership Units by the Partnership from a Partner or acquisition of Partnership Units from a Limited Partner by the General Partner Entity pursuant to Section 8.6 or otherwise or (ii) any transfers of Partnership Units from the General Partner to the General Partner Entity or any subsidiary of the General Partner Entity. No part of the interest of a Limited Partner shall be subject to the claims of any creditor, any spouse for alimony or support, or to legal process, and may not be voluntarily or involuntarily alienated or encumbered except as may be specifically provided for in this Agreement or consented to in writing by the General Partner, in its sole and absolute discretion.
B.General. No Partnership Interest shall be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article XI. Any transfer or purported transfer of a Partnership Interest not made in accordance with this Article XI shall be null and void.

Section 11.2.    Transfers of Partnership Interests of General Partner and General Partner Entity; Extraordinary Transactions
A.General. Neither the General Partner nor the General Partner Entity shall transfer any of its Partnership Interests, and, if the General Partner Entity is not the General Partner, the General Partner Entity shall not transfer any of its direct or indirect interests in the General Partner, in each case except (i) in connection with a transaction permitted under Section 11.2.B, (ii) in connection with any merger (including a triangular merger), consolidation or other combination with or into another Person following the consummation of which the equity holders of the surviving entity are substantially identical to the shareholders of the General Partner Entity, (iii) with the Consent of the Outside Limited Partners, (iv) to any Person that is, at the time of such transfer, an Affiliate of the General Partner Entity that is controlled by the General Partner Entity or (v) as otherwise expressly permitted under this Agreement, nor shall the General Partner withdraw as General Partner except in connection with a transaction permitted under Section 11.2.B or any merger, consolidation, or other combination permitted under clause (ii) of this Section 11.2.A.
B.Extraordinary Transactions. Either or both of the General Partner Entity or the General Partner may, without the consent of any Limited Partner or other Person, Transfer any or all of its directly or indirectly held Partnership Interests in connection with any merger (including, without limitation, a triangular merger), consolidation or other combination with or into another Person, sale of all or substantially all of its assets (other than in a transaction that is effected solely to change the General Partner or the General Partner Entity’s state of organization or organizational form) or any reclassification, recapitalization or other change in outstanding Shares (other than a change in par value, or from par value to no par value, or as a result of a subdivision or combination as described in the definition of Conversion Factor) (each, an “Extraordinary Transaction”), if:
(i)in connection with such Extraordinary Transaction all Partners either will receive, or will have the right to elect to receive (and shall be provided the opportunity to make such an election if the holders of Shares generally are also provided such an opportunity), for each Common Unit, cash, securities, or other property in the same form as the holders of Shares, and equal in amount to the product of the Conversion Factor and the greatest amount of the cash, securities or other property, if any, paid (or to which a holder of Shares would be entitled), in consideration of one Share in connection with such Extraordinary Transaction, including at any time during the period from and after the date on which the Extraordinary Transaction is consummated; provided, however, that if in connection with the Extraordinary Transaction, a purchase, tender or exchange offer (a “Tender Offer”) shall have been made to and accepted by the holders of the percentage required for the approval of mergers under the organizational documents of the General Partner Entity, each holder of Partnership Units shall receive, or shall have the right to receive the greatest amount of cash, securities, or other property which such holder would have received had it exercised the Redemption Right and received Shares in exchange for its Partnership Units immediately prior to the expiration of such Tender Offer and had thereupon accepted such Tender Offer;
(ii)all of the following conditions are met: (a) substantially all of the assets directly or indirectly owned by the surviving entity are owned directly or indirectly by the Partnership or another limited partnership or limited liability company which is the survivor of a merger, consolidation or combination of assets with the Partnership (in each case, the “Surviving

Partnership”); (b) the Partners that held Common Units immediately prior to the consummation of such Extraordinary Transaction own a percentage interest of the Surviving Partnership based on the relative fair market value of the net assets of the Partnership and the other net assets of the Surviving Partnership immediately prior to the consummation of such transaction; (c) the rights, preferences and privileges in the Surviving Partnership of such Partners are at least as favorable as those in effect with respect to the Common Units immediately prior to the consummation of such transaction and as those applicable to any non-managing members or limited partners of the Surviving Partnership (other than holders of Preferred Units of the Surviving Partnership); and (d) the rights of such Partners include at least one of the following: (x) the right to redeem their interests in the Surviving Partnership for the consideration available to such persons pursuant to Section 11.2.B(i) or (y) the right to redeem their interests in the Surviving Partnership for cash on terms substantially equivalent to those in effect with respect to their Partnership Units immediately prior to the consummation of such transaction, or, if the ultimate controlling person of the Surviving Partnership has publicly traded common equity securities, such common equity securities, with an exchange ratio based on the determination of relative fair market value of such securities and Shares; or
(iii)the General Partner Entity is the surviving entity in the Extraordinary Transaction and the holders of Shares do not receive cash, securities, property or other consideration in the Extraordinary Transaction.
Section 11.3.    Limited Partners’ Rights to Transfer
A.General. Except to the extent expressly permitted in Sections 11.3.B and 11.3.C or in connection with the exercise of a Redemption Right pursuant to Section 8.6, a Limited Partner (other than the General Partner Entity, in its capacity as Limited Partner) may not transfer all or any portion of its Partnership Interest, or any of such Limited Partner’s rights as a Limited Partner, without the prior written consent of the General Partner, which consent may be withheld in the General Partner’s sole and absolute discretion. Any transfer otherwise permitted under Sections 11.3.B and 11.3.C shall be subject to the conditions set forth in Section 11.3.D, 11.3.E and 11.3.F, and all permitted transfers shall be subject to Sections 11.4, 11.5, and 11.6.
B.Incapacitated Limited Partner. If a Limited Partner is subject to Incapacity, the executor, administrator, trustee, committee, guardian, conservator or receiver of such Limited Partner’s estate shall have all the rights of a Limited Partner, but not more rights than those enjoyed by other Limited Partner, for the purpose of settling or managing the estate and such power as the Incapacitated Limited Partner possessed to transfer all or any part of its interest in the Partnership. The Incapacity of a Limited Partner, in and of itself, shall not dissolve or terminate the Partnership.
C.Permitted Transfers. Subject to Sections 11.3.D, 11.3.E, 11.3.F, 11.4, 11.5 and 11.6, a Limited Partner may transfer, with or without the consent of the General Partner, all or a portion of its Partnership Interest (i) in the case of a Limited Partner who is an individual, to a member of his Immediate Family, any trust formed for the benefit of himself and/or members of his Immediate Family, or any partnership, limited liability company, joint venture, corporation or other business entity comprised only of himself and/or members of his Immediate Family and entities the ownership interests in which are owned by or for the benefit of himself and/or members of his Immediate Family, (ii) in the case of a Limited Partner which is a trust, to the beneficiaries of such trust, (iii) in the case of a Limited Partner which is a partnership, limited liability company, joint venture, corporation or other business entity to which Units were transferred pursuant to clause (i) above, to its partners, owners or stockholders, as the case may be, who are members of the Immediate Family of or are actually the Person(s) who transferred Partnership Units to it pursuant to clause (i) above, (iv) in the case of a Limited Partner which acquired Partnership Units as of the date hereof and which is a partnership, limited liability company, joint venture, corporation or other business entity, to its partners, owners, stockholders or Affiliates thereof, as the case may be, or the Persons owning the beneficial interests in any of its partners, owners or stockholders or Affiliates thereof (it being understood that this clause (iv) will apply to all of each Person’s Partnership Interests whether the Partnership Units relating thereto were acquired on the date hereof or hereafter), (v) in the case of a Limited Partner which is a partnership, limited liability company, joint venture, corporation or other business entity other than any of the foregoing described in clause (iii) or (iv), in accordance with the terms of any agreement between such Limited Partner and the Partnership pursuant to which such Partnership Interest was issued, (vi) pursuant to a gift or other transfer without consideration, (vii) pursuant to applicable laws of descent or distribution, (viii) to another Limited Partner and (ix) pursuant to a grant of security interest or other encumbrance effectuated in a bona fide pledge transaction with a bona fide financial institution or as a result of the exercise of remedies related thereto, subject to the provisions of Section 11.3.F hereof. A trust or other entity will be considered formed “for the benefit” of a Partner’s Immediate Family even though some other Person has a remainder interest under or with respect to such trust or other entity. This section shall not apply to a Partnership Interest if, at the time of the transfer, Section 8.6.G would prohibit the exercise of the Redemption Right with respect to such Partnership Interest (treating any LTIP Unit or AO LTIP Unit as if it had been converted into a Common Unit).
D.No Transfers Violating Securities Laws. The General Partner may prohibit any transfer of Partnership Units by a Limited Partner unless it receives a written opinion of legal counsel (which opinion and counsel shall be reasonably satisfactory to the Partnership) to such Limited Partner to the effect that such transfer would not require filing of a registration statement under the Securities Act or would not otherwise violate any federal or state securities laws or regulations applicable to the Partnership or the Partnership Unit or, at the option of the Partnership, an opinion of legal counsel to the Partnership to the same effect.
E.No Transfers Affecting Tax Status of Partnership. No transfer of Partnership Units by a Limited Partner (including a redemption or exchange pursuant to Section 8.6) may be made to any Person if (i) in the opinion of legal counsel for the Partnership, there is a significant risk that it would result in the Partnership being treated as an association taxable as a corporation for U.S. federal income tax purposes or would result in a termination of the Partnership for U.S. federal income tax purposes (except as a result of the redemption or exchange for Shares of all Partnership Units held by all Limited Partners other than the General Partner or the General Partner Entity or any Subsidiary of the General Partner or the General Partner Entity or pursuant to a transaction expressly permitted under Section 11.2), (ii) in the opinion of legal counsel for the Partnership, there is a significant risk that it would adversely affect the ability of any REIT Partner to continue to qualify as a REIT or would subject any REIT Partner to any additional taxes under Section 857 or Section 4981 of the Code or (iii) such transfer is effectuated through an “established securities market” or a “secondary market (or the substantial equivalent thereof)” within the meaning of Section 7704 of the Code (provided that this clause (iii) shall not be the basis for limiting or restricting in any manner the exercise of the Redemption Right under Section 8.6 unless, and only to the extent that, outside tax counsel provides to the General Partner an opinion to the effect that, in the absence of such limitation or restriction, there is a significant risk that the Partnership will be treated as a “publicly traded partnership” and, by reason thereof, taxable as a corporation).
F.No Transfers to Holders of Nonrecourse Liabilities. No pledge or transfer of any Partnership Units (including, for the avoidance of doubt, any pledge made pursuant to Section 11.3.C(ix)) may be made to a lender to the Partnership or any Person who is related (within the meaning of Section 1.752-4(b) of the Regulations) to any lender to the Partnership whose loan constitutes a Nonrecourse Liability unless (i) the General Partner is provided prior written notice thereof and (ii) the lender enters into an arrangement with the Partnership and the General Partner to exchange or redeem for the Redemption Amount any Partnership Units in which a security interest is held simultaneously with the time at which such lender would be deemed to be a partner in the Partnership for purposes of allocating liabilities to such lender under Section 752 of the Code.
Section 11.4.    Substituted Limited Partners
A.Consent of General Partner. No Limited Partners shall have the right to substitute a transferee as a Limited Partner in its place. The General Partner shall, however, have the right to consent to the admission of a transferee of the interest of a Limited Partner pursuant to this Section 11.4 as a Substituted Limited Partner, which consent may be given or withheld by the General Partner in its sole and absolute discretion. The General Partner’s failure or refusal to permit a transferee of any such interests to become a Substituted Limited Partner shall not give rise to any cause of action against the Partnership or any Partner. The General Partner hereby grants its consent to the admission as a Substituted Limited Partner to any bona fide financial institution that loans money or otherwise extends credit to a holder of Partnership Units and thereafter becomes the owner of such Partnership Units pursuant to the exercise by such financial institution of its rights under a pledge of such Partnership Units granted in connection with such loan or extension of credit.
B.Rights of Substituted Partner. A transferee who has been admitted as a Substituted Limited Partner in accordance with this Article XI shall have all the rights and powers and be subject to all the restrictions and liabilities of a Limited Partner under this Agreement. The admission of any transferee as a Substituted Limited Partner shall be conditioned upon the transferee executing and delivering to the Partnership an acceptance of all the terms and conditions of this Agreement (including, without limitation, the provisions of Section 15.11) and such other documents or instruments as may be required or advisable, in the sole and absolute discretion of the General Partner, to effect the admission, each in form and substance reasonably satisfactory to the General Partner.
C.Partner Registry. Upon the admission of a Substituted Limited Partner, the General Partner shall update the Partner Registry in the books and records of the Partnership as it deems necessary to reflect such admission in the Partner Registry.
Section 11.5.    Assignees.
If the General Partner, in its sole and absolute discretion, does not consent to the admission of any permitted transferee under Section 11.3 as a Substituted Limited Partner, as described in Section 11.4, such transferee shall be considered an Assignee for purposes of this Agreement. An

Assignee shall be entitled to all the rights of an assignee of a limited partnership interest under the Act, including the right to receive distributions from the Partnership and the share of Net Income, Net Losses, gain, loss and Recapture Income attributable to the Partnership Units assigned to such transferee, and shall have the rights granted to the Limited Partners under Section 8.6, but shall not be deemed to be a holder of Partnership Units for any other purpose under this Agreement, and shall not be entitled to vote such Partnership Units in any matter presented to the Limited Partners for a vote (such Partnership Units being deemed to have been voted on such matter in the same proportion as all other Partnership Units held by Limited Partners are voted). If any such transferee desires to make a further assignment of any such Partnership Units, such transferee shall be subject to all the provisions of this Article XI to the same extent and in the same manner as any Limited Partner desiring to make an assignment of Partnership Units.
Section 11.6.    General Provisions
A.Withdrawal of Limited Partner. No Limited Partner may withdraw from the Partnership other than as a result of a permitted transfer of all of such Limited Partner’s Partnership Units in accordance with this Article XI or pursuant to redemption of all of its Partnership Units under Section 8.6.
B.Termination of Status as Limited Partner. Any Limited Partner who shall transfer all of its Partnership Units in a transfer permitted pursuant to this Article XI where such transferee was admitted as a Substituted Limited Partner or pursuant to redemption of all of its Partnership Units under Section 8.6 shall cease to be a Limited Partner.
C.Timing of Transfers. Transfers pursuant to this Article XI may only be made upon ten (10) Business Days prior notice to the General Partner, unless the General Partner otherwise agrees.
D.Allocations. If any Partnership Interest is transferred during any quarterly segment of the Partnership’s fiscal year in compliance with the provisions of this Article XI or redeemed or transferred pursuant to Section 8.6, Net Income, Net Losses, each item thereof and all other items attributable to such interest for such fiscal year shall be divided and allocated between the transferor Partner and the transferee Partner by taking into account their varying interests during the fiscal year in accordance with Section 706(d) of the Code and corresponding Regulations, as determined by the General Partner. All distributions of Available Cash attributable to any Partnership Unit with respect to which the Partnership Record Date is before the date of such transfer, assignment or redemption shall be made to the transferor Partner or the Redeeming Partner, as the case may be, and, in the case of a transfer or assignment other than a redemption, all distributions of Available Cash thereafter attributable to such Partnership Unit shall be made to the transferee Partner.
E.Additional Restrictions. In addition to any other restrictions on transfer herein contained, including without limitation the provisions of Article VII and this Article XI, in no event may any transfer or assignment of a Partnership Interest by any Partner (including pursuant to Section 8.6) be made without the express consent of the General Partner, in its sole and absolute discretion, (i) to any person or entity who lacks the legal right, power or capacity to own a Partnership Interest; (ii) in violation of applicable law; (iii) of any component portion of a Partnership Interest, such as the Capital Account, or rights to distributions, separate and apart from all other components of a Partnership Interest; (iv) if in the opinion of legal counsel to the

Partnership, there is a significant risk that such transfer would cause a termination of the Partnership for federal or state income tax purposes (except as a result of the redemption or exchange for Shares of all Partnership Units held by all Limited Partners other than the General Partner, the General Partner Entity, or any Subsidiary of either, or pursuant to a transaction expressly permitted under Section 11.2); (v) if in the opinion of counsel to the Partnership, there is a significant risk that such transfer would cause the Partnership to cease to be classified as a partnership for U.S. federal income tax purposes (except as a result of the redemption or exchange for Shares of all Units held by all Limited Partners other than the General Partner, the General Partner Entity, or any Subsidiary of either, or pursuant to a transaction expressly permitted under Section 11.2); (vi) if such transfer requires the registration of such Partnership Interest pursuant to any applicable federal or state securities laws; (vii) if such transfer is effectuated through an “established securities market” or a “secondary market (or the substantial equivalent thereof)” within the meaning of Section 7704 of the Code or such transfer causes the Partnership to become a “publicly traded partnership,” as such term is defined in Section 469(k)(2) or Section 7704(b) of the Code (provided that, this clause (vii) shall not be the basis for limiting or restricting in any manner the exercise of the Redemption Right under Section 8.6 unless, and only to the extent that, outside tax counsel provides to the General Partner an opinion to the effect that, in the absence of such limitation or restriction, there is a significant risk that the Partnership will be treated as a “publicly traded partnership” and, by reason thereof, taxable as a corporation); (viii) if such transfer subjects the Partnership or the activities of the Partnership to regulation under the Investment Company Act of 1940, the Investment Advisors Act of 1940 or ERISA, each as amended; (ix) if, in the sole and absolute discretion of the General Partner, such transfer could adversely affect the ability of any REIT Partner to remain qualified as a REIT; or (x) if in the opinion of legal counsel for the Partnership, there is a risk that such transfer would adversely affect the ability of any REIT Partner to continue to qualify as a REIT or subject any REIT Partner to any additional taxes under Section 857 or Section 4981 of the Code.
F.Avoidance of “Publicly Traded Partnership” Status. The General Partner shall monitor the transfers of interests in the Partnership to determine (i) if such interests are being traded on an “established securities market” or a “secondary market (or the substantial equivalent thereof)” within the meaning of Section 7704 of the Code and (ii) whether additional transfers of interests would result in the Partnership being unable to qualify for at least one of the “safe harbors” set forth in Regulations Section 1.7704-1 (or such other guidance subsequently published by the IRS setting forth safe harbors under which interests will not be treated as “readily tradable on a secondary market (or the substantial equivalent thereof)” within the meaning of Section 7704 of the Code) (the “Safe Harbors”). The General Partner shall take all steps reasonably necessary or appropriate (as determined by it in its sole discretion) to prevent any trading of interests or any recognition by the Partnership of transfers made on such markets and, except as otherwise provided herein, to cause the Partnership to comply with the terms of at least one of the Safe Harbors. If, pursuant to its authority under this Section 11.6.F, the General Partner determines that there is a reasonable possibility that the Partnership’s attempt to comply with one of the Safe Harbors could result in not all requests for redemption of Partnership Units pursuant to Section 8.6 being honored for any taxable year, then the General Partner may (but shall not be required to) implement such measures as it determines appropriate (as determined by it in its sole discretion exercised in good faith) to apportion the available opportunities to redeem Partnership Units during such year in a manner that would qualify for one or more of the Safe Harbors among those Partners desiring to redeem Partnership Units during the taxable year.

ARTICLE XII
ADMISSION OF PARTNERS
Section 12.1.    Admission of a Successor General Partner
A successor to all of the General Partner’s General Partner Interest pursuant to Section 11.2 who is proposed to be admitted as a successor General Partner shall be admitted to the Partnership as the General Partner, effective upon such transfer. Any such successor shall carry on the business of the Partnership without dissolution. In such case, the admission shall be subject to such successor General Partner executing and delivering to the Partnership an acceptance of all of the terms and conditions of this Agreement and such other documents or instruments as may be required to effect the admission.
Section 12.2.    Admission of Additional Limited Partners
A.General. No Person shall be admitted as an Additional Limited Partner without the consent of the General Partner, which consent shall be given or withheld in the General Partner’s sole and absolute discretion. A Person who makes a Capital Contribution to the Partnership in accordance with this Agreement or who exercises an option to receive Partnership Units shall be admitted to the Partnership as an Additional Limited Partner only with the consent of the General Partner and only upon furnishing to the General Partner (i) evidence of acceptance in form satisfactory to the General Partner of all of the terms and conditions of this Agreement, including, without limitation, the power of attorney granted in Section 15.11 and (ii) such other documents or instruments as may be required in the discretion of the General Partner to effect such Person’s admission as an Additional Limited Partner. The admission of any Person as an Additional Limited Partner shall become effective on the date upon which the name of such Person is recorded on the books and records of the Partnership, following the consent of the General Partner to such admission.
B.Allocations to Additional Limited Partners. If any Additional Limited Partner is admitted to the Partnership on any day other than the first day of a Fiscal Year, then Net Income, Net Losses, each item thereof and all other items allocable among Partners and Assignees for such Fiscal Year shall be allocated among such Additional Limited Partner and all other Partners and Assignees by taking into account their varying interests during the Fiscal Year in accordance with Section 706(d) of the Code, using the interim closing of the books method (unless the General Partner, in its sole and absolute discretion, elects to adopt a daily, weekly or monthly proration method, in which event Net Income, Net Losses, and each item thereof would be prorated based upon the applicable period selected by the General Partner). Solely for purposes of making such allocations, at the discretion of the General Partner, each of such items for the calendar month in which an admission of any Additional Limited Partner occurs shall be allocated among all the Partners and Assignees including such Additional Limited Partner. All distributions of Available Cash with respect to which the Partnership Record Date is before the date of such admission shall be made solely to Partners and Assignees other than the Additional Limited Partner, and all distributions of Available Cash thereafter shall be made to all the Partners and Assignees including such Additional Limited Partner.

Section 12.3.    Amendment of Agreement and Certificate of Limited Partnership
For the admission to the Partnership of any Partner, the General Partner shall take all steps necessary and appropriate under the Act to amend the records of the Partnership and, if necessary, to prepare as soon as practical an amendment of this Agreement (including an amendment to the Partner Registry) and, if required by law, shall prepare and file an amendment to the Certificate of Limited Partnership and may for this purpose exercise the power of attorney granted pursuant to Section 15.11 hereof.
ARTICLE XIII
DISSOLUTION AND LIQUIDATION
Section 13.1.    Dissolution
The Partnership shall not be dissolved by the admission of Substituted Limited Partners or Additional Limited Partners or by the admission of a successor General Partner in accordance with the terms of this Agreement. Upon the withdrawal of the General Partner, any successor General Partner shall continue the business of the Partnership. The Partnership shall dissolve, and its affairs shall be wound up, upon the first to occur of any of the following (“Liquidating Events”):
(i)an event of withdrawal of the General Partner (other than an event of bankruptcy), unless within ninety (90) days after the withdrawal, the Consent of the Outside Limited Partners to continue the business of the Partnership and to the appointment, effective as of the date of withdrawal, of a substitute General Partner is obtained;
(ii)an election to dissolve the Partnership made by the General Partner, in its sole and absolute discretion;
(iii)entry of a decree of judicial dissolution of the Partnership pursuant to the provisions of the Act;
(iv)ninety (90) days after the sale of all or substantially all of the assets and properties of the Partnership for cash or for marketable securities; or
(v)a final and non-appealable judgment is entered by a court of competent jurisdiction ruling that the General Partner is bankrupt or insolvent, or a final and non-appealable order for relief is entered by a court with appropriate jurisdiction against the General Partner, in each case under any federal or state bankruptcy or insolvency laws as now or hereafter in effect, unless prior to or at the time of the entry of such order or judgment, the Consent of the Outside Limited Partners is obtained to continue the business of the Partnership and to the appointment, effective as of a date prior to the date of such order or judgment, of a substitute General Partner.
Section 13.2.    Winding Up
A.General. Upon the occurrence of a Liquidating Event, the Partnership shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and Partners. No Partner shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Partnership’s business and affairs.

The General Partner (or, if there is no remaining General Partner, any Person elected by a majority in interest of the Limited Partners (the “Liquidator”)) shall be responsible for overseeing the winding up and dissolution of the Partnership and shall take full account of the Partnership’s liabilities and property and the Partnership property shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom (which may, to the extent determined by the General Partner, include equity or other securities of the General Partner or any other entity) shall be applied and distributed in the following order:
(i)First, to the payment and discharge of all of the Partnership’s debts and liabilities to creditors other than the Partners;
(ii)Second, to the payment and discharge of all of the Partnership’s debts and liabilities to the General Partner;
(iii)Third, to the payment and discharge of all of the Partnership’s debts and liabilities to the Limited Partners;
(iv)Fourth, to the holders of Partnership Interests that are entitled to any preference in distribution upon liquidation in accordance with the rights of any such class or series of Partnership Interests (and, within each such class or series, to each holder thereof pro rata based on its Percentage Interest in such class); and
(v)The balance, if any, to the Partners, including, without limitation, the holders of Vested LTIP Units, in accordance with their Capital Accounts, after giving effect to all contributions, distributions, and allocations for all periods.
The General Partner shall not receive any additional compensation for any services performed pursuant to this Article XIII, other than reimbursement of its expenses as provided in Section 7.4.
B.Deferred Liquidation. Notwithstanding the provisions of Section 13.2.A which require liquidation of the assets of the Partnership, but subject to the order of priorities set forth therein, if prior to or upon dissolution of the Partnership the Liquidator determines that an immediate sale of part or all of the Partnership’s assets would be impractical or would cause undue loss to the Partners, the Liquidator may, in its sole and absolute discretion, defer for a reasonable time the liquidation of any assets except those necessary to satisfy liabilities of the Partnership (including to those Partners as creditors) or distribute to the Partners, in lieu of cash, as tenants in common and in accordance with the provisions of Section 13.2.A, undivided interests in such Partnership assets as the Liquidator deems not suitable for liquidation. Any such distributions in kind shall be made only if, in the good faith judgment of the Liquidator, such distributions in kind are in the best interest of the Partners, and shall be subject to such conditions relating to the disposition and management of such properties as the Liquidator deems reasonable and equitable and to any agreements governing the operation of such properties at such time. The Liquidator shall determine the fair market value of any property distributed in kind using such reasonable method of valuation as it may adopt.

Section 13.3.    Compliance With Timing Requirements of Regulations; Restoration of Deficit Capital Accounts
A.Timing of Distributions. If the Partnership is “liquidated” within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), distributions shall be made under this Article XIII to the General Partner and Limited Partners who have positive Capital Accounts in compliance with Regulations Section 1.704-1(b)(2)(ii)(b)(2). In the discretion of the General Partner, a pro rata portion of the distributions that would otherwise be made to the General Partner and Limited Partners pursuant to this Article XIII may be: (A) distributed to a trust established for the benefit of the General Partner and Limited Partners for the purposes of liquidating Partnership assets, collecting amounts owed to the Partnership and paying any contingent or unforeseen liabilities or obligations of the Partnership or of the General Partner arising out of or in connection with the Partnership (in which case the assets of any such trust shall be distributed to the General Partner and Limited Partners from time to time, in the reasonable discretion of the General Partner, in the same proportions as the amount distributed to such trust by the Partnership would otherwise have been distributed to the General Partner and Limited Partners pursuant to this Agreement); or (B) withheld to provide a reasonable reserve for Partnership liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Partnership; provided that such withheld amounts shall be distributed to the General Partner and Limited Partners as soon as practicable.
B.Restoration of Deficit Capital Accounts Upon Liquidation of the Partnership. If any Partner has a deficit balance in its Capital Account (after giving effect to all contributions, distributions and allocations for all taxable years, including the year during which such liquidation occurs), such Partner shall have no obligation to make any contribution to the capital of the Partnership with respect to such deficit, and such deficit shall not be considered a debt owed to the Partnership or to any other Person for any purpose whatsoever, except as otherwise set forth in this Section 13.3.B, or as otherwise expressly agreed in writing by the affected Partner and the Partnership. Notwithstanding the foregoing, (i) if the General Partner has a deficit balance in its Capital Account (after giving effect to all contributions, distributions, and allocations for all Partnership Years or portions thereof, including the year during which such liquidation occurs), the General Partner shall contribute to the capital of the Partnership the amount necessary to restore such deficit balance to zero in compliance with Regulations Section 1.704-1(b)(2)(ii)(b)(3); (ii) if a Loss Allocation Partner has a deficit balance in its Capital Account (after giving effect to all contributions, distributions, and allocations for all Partnership Years or portions thereof, including the year during which such liquidation occurs), such Loss Allocation Partner shall be obligated to make a contribution to the Partnership with respect to any such deficit balance in such Loss Allocation Partner’s Capital Account upon a liquidation of the Partnership in an amount equal to the lesser of such deficit balance or such Loss Allocation Partner’s Loss Allocation Amount; and (iii) the first sentence of this Section 13.3.B shall not apply with respect to any other Partner to the extent, but only to such extent, that such Partner previously has agreed in writing, with the consent of the General Partner, to undertake an express obligation to restore all or any portion of a deficit that may exist in its Capital Account upon a liquidation of the Partnership. No Limited Partner shall have any right to become a Loss Allocation Partner, to increase its Loss Allocation Amount, or otherwise agree to restore any portion of any deficit that may exist in its Capital Account without the express written consent of the General Partner, in its sole and absolute discretion. Any contribution required of a Partner under this Section 13.3.B. shall be made on or before the later of (i) the end of the Partnership Year in which the interest is liquidated or (ii) the ninetieth (90th) day following the date of such liquidation. The proceeds of any contribution to the Partnership made by a Loss Allocation Partner with respect to a deficit in such Loss Allocation Partner’s Capital Account balance shall be treated as a Capital Contribution by such Loss Allocation Partner and the proceeds thereof shall be treated as assets of the Partnership to be applied as set forth in Section 13.2.A.
Section 13.4.    Rights of Limited Partners
Except as otherwise provided in this Agreement, each Limited Partner shall look solely to the assets of the Partnership for the return of its Capital Contributions and shall have no right or power to demand or receive property other than cash from the Partnership. Except as otherwise expressly provided in this Agreement, no Limited Partner shall have priority over any other Limited Partner as to the return of its Capital Contributions, distributions, or allocations.
Section 13.5.    Notice of Dissolution
If a Liquidating Event occurs or an event occurs that would, but for provisions of an election or objection by one or more Partners pursuant to Section 13.1, result in a dissolution of the Partnership, the General Partner shall, within thirty (30) days thereafter, provide written notice thereof to each of the Partners and to all other parties with whom the Partnership regularly conducts business (as determined in the discretion of the General Partner).
Section 13.6.    Cancellation of Certificate of Limited Partnership
Upon the completion of the liquidation of the Partnership cash and property as provided in Section 13.2, the Partnership shall be terminated and the Certificate of Limited Partnership and all qualifications of the Partnership as a foreign limited partnership in jurisdictions other than the State of Delaware shall be canceled and such other actions as may be necessary to terminate the Partnership shall be taken.
Section 13.7.    Reasonable Time for Winding Up
A reasonable time shall be allowed for the orderly winding up of the business and affairs of the Partnership and the liquidation of its assets pursuant to Section 13.2, to minimize any losses otherwise attendant upon such winding-up, and the provisions of this Agreement shall remain in effect among the Partners during the period of liquidation.
Section 13.8.    Waiver of Partition
Each Partner hereby waives any right to partition of the Partnership property.
Section 13.9.    Liability Of Liquidator
The Liquidator shall be indemnified and held harmless by the Partnership in the same manner and to the same degree as an Indemnitee may be indemnified pursuant to Section 7.7.

ARTICLE XIV
AMENDMENT OF PARTNERSHIP AGREEMENT; MEETINGS
Section 14.1.    Amendments
A.General. The General Partner’s prior written consent shall be required to amend or waive any provisions of this Agreement. The General Partner, without consent of the Limited Partners, may amend this Agreement in any respect except as set forth in this Article XIV or as otherwise expressly set forth in this Agreement.
B.Amendments Requiring Consent of the Outside Limited Partners. The following amendments (whether made pursuant to any merger (whether or not the Partnership is the surviving or resulting entity therefrom), consolidation, reorganization, by operation of law or otherwise) shall require Consent of the Outside Limited Partners (and, when used herein, references to adversely affecting the Partners shall refer only to the Partners who are not excluded from providing consent within the definition of “Consent of the Outside Limited Partners”):
(i)any amendment to Section 8.5, Section 8.6, their related defined terms or otherwise affecting the operation of the Conversion Factor or the Redemption Right, except as permitted pursuant to Section 8.6.E, in each case in a manner that adversely affects the Partners in any material respects;
(ii)any amendment to Article V, its related defined terms or otherwise affecting the rights of the Partners to receive the distributions payable to them hereunder, other than in connection with the creation or issuance of new or additional Partnership Interests pursuant to Section 4.2 and except as permitted pursuant to Section 4.2 and Section 5.5, in each case in a manner that adversely affects the Partners in any material respects;
(iii)any amendment to Article VI, its related defined terms or otherwise that would materially alter the Company’s allocation of profit and loss to the Partners, other than in connection with the creation or issuance of new or additional Partnership Interests pursuant to Section 4.2 and except as permitted pursuant to Section 6.2;
(iv)any amendment that would modify the limited liability of a Partner (provided any such amendment shall also require the consent of the applicable Partner) or impose on the Partners any obligation to make additional Capital Contributions to the Company; or
(v)any amendment to Section 4.2.A (proviso only), Section 7.5, Section 11.2, Section 11.3 and this Section 14.1.B, in each case together with their related defined terms.
C.Other Amendments Requiring Certain Limited Partner Approval. This Agreement may not be amended or otherwise modified (i) in a manner that disproportionately adversely affects a Partner in respect of any class of Units (solely in a Partner’s capacity as a Partner holding such class of Units) as compared to other Partners holding Units of the same class (solely in such other Partners’ capacity as a holder of the same class of Units) or (ii) to the extent any provision hereof or related definition relates solely to a specific Partner, in each case of clause (i) and (ii), without the consent of such Partner.

D.The General Partner shall notify the Partners in writing of any amendment or waiver not requiring the Consent of the Outside Limited Partners or any other Partner(s) made pursuant to Section 14.1.A in the next regular communication to the Partners or within ninety (90) days of such amendment, whichever is earlier. For any amendment or waiver requiring the Consent of the Outside Limited Partners pursuant to Section 14.1.B, the General Partner shall seek the written Consent of the Outside Limited Partners as set forth in Section 14.2 on such proposed amendments or waivers or shall call a meeting to vote thereon and to transact any other business that it may deem appropriate. For purposes of obtaining a written Consent, the General Partner may require a response within a reasonable specified time, but not less than fifteen (15) days, and failure of a Partner to respond in such time period shall constitute a Consent consistent with the recommendation of the General Partner with respect to the applicable proposal. Any such proposed amendment or waiver shall be adopted and be effective as an amendment or waiver hereto if it is approved by the General Partner and receives the Consent of the Outside Limited Partners, as applicable, in accordance with Sections 14.1.B and Section 14.1.C.
E.Amendment and Restatement of Partner Registry Not an Amendment. Notwithstanding anything in this Article XIV or elsewhere in this Agreement to the contrary, any amendment and restatement of the Partner Registry by the General Partner to reflect events or changes otherwise authorized or permitted by this Agreement shall not be deemed an amendment of this Agreement and may be done at any time and from time to time, as determined by the General Partner without the Consent of the Limited Partners and without any notice requirement.
Section 14.2.    Meetings of the Partners
A.General. Meetings of the Partners may be called by the General Partner and shall be called upon the receipt by the General Partner of a written request by Limited Partners holding Partnership Interests representing twenty-five percent (25%) or more of the Percentage Interest of the Common Units. The call shall state the nature of the business to be transacted. Notice of any such meeting shall be given to all Partners not less than seven (7) days nor more than thirty (30) days prior to the date of such meeting. Partners may vote in person or by proxy at such meeting. Whenever the vote or Consent of Partners is permitted or required under this Agreement, such vote or Consent may be given at a meeting of Partners or may be given in accordance with the procedure prescribed in Section 14.1.A. Except as otherwise expressly provided in this Agreement, the Consent of holders of Partnership Interests representing a majority of the Percentage Interests of the Common Units shall control.
B.Actions Without a Meeting. Except as otherwise expressly provided by this Agreement, any action required or permitted to be taken at a meeting of the Partners may be taken without a meeting if a written consent setting forth the action so taken is signed by Partners holding Partnership Interests representing more than fifty percent (50%) (or such other percentage as is expressly required by this Agreement) of the Percentage Interest of the Common Units. Such consent may be in one instrument or in several instruments, and shall have the same force and effect as a vote of Partners. Such consent shall be filed with the General Partner. An action so taken shall be deemed to have been taken at a meeting held on the date on which written consents from the Partners holding the required Percentage Interest of the Common Units have been filed with the General Partner.

C.Proxy. Each Limited Partner may authorize any Person or Persons to act for him by proxy on all matters in which a Limited Partner is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by the Limited Partner or its attorney-in-fact. No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Limited Partner executing it, such revocation to be effective upon the Partnership’s receipt of written notice thereof.
D.Conduct of Meeting. Each meeting of Partners shall be conducted by the General Partner or such other Person as the General Partner may appoint pursuant to such rules for the conduct of the meeting as the General Partner or such other Person deem appropriate.
ARTICLE XV
GENERAL PROVISIONS
Section 15.1.    Addresses and Notice
Any notice, demand, request or report required or permitted to be given or made to a Partner or Assignee under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail or by other means of written or electronic communication (including by telecopy, facsimile, electronic mail or commercial courier service) to the Partner or Assignee at the address set forth in the Partner Registry or such other address as the Partners shall notify the General Partner in accordance with this Section 15.1.
Section 15.2.    Titles and Captions
All Article or Section titles or captions in this Agreement are for convenience only. They shall not be deemed part of this Agreement and in no way define, limit, extend or describe the scope or intent of any provisions hereof. Except as specifically provided otherwise, references to “Articles” “Sections” and “Exhibits” are to Articles, Sections and Exhibits of this Agreement.
Section 15.3.    Pronouns And Plurals
Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.
Section 15.4.    Further Action
The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.
Section 15.5.    Binding Effect
This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

Section 15.6.    Creditors
Other than as expressly set forth herein with regard to any Indemnitee, none of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Partnership.
Section 15.7.    Waiver
No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.
Section 15.8.    Counterparts
This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Delivery of an executed signature page of this Agreement by facsimile or other electronic transmission (e.g. “pdf” format) shall be effective as delivery of a manually executed counterpart hereof. Each party shall become bound by this Agreement immediately upon affixing its signature hereto.
Section 15.9.    Applicable Law
This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.
Section 15.10.    Invalidity Of Provisions
If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.
Section 15.11.    Power Of Attorney
A.General. Each Limited Partner and each Assignee who accepts Partnership Units (or any rights, benefits or privileges associated therewith) is deemed to irrevocably constitute and appoint the General Partner, any Liquidator and authorized officers and attorneys-in-fact of each, and each of those acting singly, in each case with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead to:
(i)execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (a) all certificates, documents and other instruments (including, without limitation, this Agreement and the Certificate of Limited Partnership and all amendments or restatements thereof) that the General Partner or any Liquidator deems appropriate or necessary to form, qualify or continue the existence or qualification of the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware and in all other jurisdictions in which the Partnership may conduct business or own property, (b) all instruments that the General Partner or any Liquidator deem appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement in accordance with its terms, (c) all conveyances and other instruments or documents that the General Partner or any Liquidator deems appropriate or necessary to reflect the dissolution and liquidation of the Partnership pursuant to the terms of this Agreement, including, without limitation, a certificate of cancellation, (d) all instruments relating to the admission, withdrawal, removal or substitution of any Partner pursuant to, or other events described in, Article XI, Article XII or Article XIII hereof or the Capital Contribution of any Partner and (e) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges of Partnership Interests; and
(ii)execute, swear to, acknowledge and file all ballots, consents, approvals, waivers, certificates and other instruments appropriate or necessary, in the sole and absolute discretion of the General Partner or any Liquidator, to make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action which is made or given by the Partners hereunder or is consistent with the terms of this Agreement or appropriate or necessary, in the sole and absolute discretion of the General Partner or any Liquidator, to effectuate the terms or intent of this Agreement.
Nothing contained in this Section 15.11 shall be construed as authorizing the General Partner or any Liquidator to amend this Agreement except in accordance with Article XIV hereof or as may be otherwise expressly provided for in this Agreement.
B.Irrevocable Nature. The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, in recognition of the fact that each of the Partners will be relying upon the power of the General Partner or any Liquidator to act as contemplated by this Agreement in any filing or other action by it on behalf of the Partnership, and it shall survive and not be affected by the subsequent Incapacity of any Limited Partner or Assignee and the transfer of all or any portion of such Limited Partner’s or Assignee’s Partnership Units and shall extend to such Limited Partner’s or Assignee’s heirs, successors, assigns and personal representatives. Each such Limited Partner or Assignee hereby agrees to be bound by any representation made by the General Partner or any Liquidator, acting in good faith pursuant to such power of attorney; and each such Limited Partner or Assignee hereby waives any and all defenses which may be available to contest, negate or disaffirm the action of the General Partner or any Liquidator, taken in good faith under such power of attorney. Each Limited Partner or Assignee shall execute and deliver to the General Partner or the Liquidator, within fifteen (15) days after receipt of the General Partner’s or Liquidator’s request therefor, such further designation, powers of attorney and other instruments as the General Partner or the Liquidator, as the case may be, deems necessary to effectuate this Agreement and the purposes of the Partnership.
Section 15.12.    Entire Agreement
This Agreement contains the entire understanding and agreement among the Partners with respect to the subject matter hereof and supersedes any prior written oral understandings or agreements among them with respect thereto.

Section 15.13.    No Rights As Unitholders or Shareholders
Nothing contained in this Agreement shall be construed as conferring upon the holders of the Partnership Units any rights whatsoever as unitholders or shareholders of the General Partner or General Partner Entity, including, without limitation, any right to receive dividends or other distributions made to shareholders of the General Partner or General Partner Entity or to vote or to consent or receive notice as unitholders or shareholders in respect to any meeting of unitholders or shareholders for the election of trustees (or directors, if applicable) of the General Partner or General Partner Entity or any other matter.
Section 15.14.    Limitation To Preserve REIT Status
To the extent that any amount paid or credited to a REIT Partner or any of its officers, trustees, employees or agents pursuant to Section 7.4 or Section 7.7 would constitute gross income to such REIT Partner for purposes of Section 856(c)(2) or 856(c)(3) of the Code (a “REIT Partner Payment”) then, notwithstanding any other provision of this Agreement, the amount of such REIT Partner Payment for any fiscal year shall not exceed the lesser of:
(i)an amount equal to the excess, if any, of (a) 4% of such REIT Partner’s total gross income (within the meaning of Section 856(c)(3) of the Code but not including the amount of any REIT Partner Payments) for the fiscal year which is described in subsections (A) though (H) of Section 856(c)(2) of the Code over (b) the amount of gross income (within the meaning of Section 856(c)(2) of the Code) derived by such REIT Partner from sources other than those described in subsections (A) through (H) of Section 856(c)(2) of the Code (but not including the amount of any REIT Partner Payments); or
(ii)an amount equal to the excess, if any of (a) 24% of such REIT Partner’s total gross income (but not including the amount of any REIT Partner Payments) for the fiscal year which is described in subsections (A) through (I) of Section 856(c)(3) of the Code over (b) the amount of gross income (within the meaning of Section 856(c)(3) of the Code but not including the amount of any REIT Partner Payments) derived by such REIT Partner from sources other than those described in subsections (A) through (I) of Section 856(c)(3) of the Code;
provided, however, that REIT Partner Payments in excess of the amounts set forth in subparagraphs (1) and (2) above may be made if such REIT Partner, as a condition precedent, obtains an opinion of tax counsel that the receipt of such excess amounts would not adversely affect such REIT Partner’s ability to qualify as a REIT. To the extent REIT Partner Payments may not be made in a year due to the foregoing limitations, such REIT Partner Payments shall carry over and be treated as arising in the following year, provided, however, that such amounts shall not carry over for more than five years, and if not paid within such five year period, shall expire; provided further, that (i) as REIT Partner Payments are made, such payments shall be applied first to carry over amounts outstanding, if any, and (ii) with respect to carry over amounts for more than one Fiscal Year, such payments shall be applied to the earliest Fiscal Year first.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

GENERAL PARTNER:

PSOP GP, LLC

By:
Name: Nathaniel A. Vitan
Title: Chief Legal Officer

GENERAL PARTNER ENTITY:

PUBLIC STORAGE

By:
Name: Nathaniel A. Vitan
Title: Chief Legal Officer

EXHIBIT A
FORM OF PARTNER REGISTRY

Partner	General Partner Interest			Limited Partner Interest
	Number and Class or Series	Initial Capital Account	Percentage Interest	Number and Class or Series	Initial Capital Account	Percentage Interest

A-1

EXHIBIT B
CAPITAL ACCOUNT MAINTENANCE
1.Capital Accounts of the Partners
A.The Partnership shall maintain for each Partner a separate Capital Account in accordance with the rules of Regulations Section 1.704-1(b)(2)(iv). Such Capital Account shall be increased by (i) the amount of all Capital Contributions and any other deemed contributions made by such Partner to the Partnership pursuant to this Agreement and (ii) all items of Partnership income and gain (including income and gain exempt from tax) computed in accordance with Section 1.B hereof and allocated to such Partner pursuant to Section 6.1 of the Agreement and Exhibit C thereof, and decreased by (x) the amount of cash or Agreed Value of all actual and deemed distributions of cash or property made to such Partner pursuant to this Agreement and (y) all items of Partnership deduction and loss computed in accordance with Section 1.B hereof and allocated to such Partner pursuant to Section 6.1 of the Agreement and Exhibit C thereof.
B.For purposes of computing the amount of any item of income, gain, deduction or loss to be reflected in the Partners’ Capital Accounts, unless otherwise specified in this Agreement, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for U.S. federal income tax purposes determined in accordance with Section 703(a) of the Code (for this purpose all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a) (1) of the Code shall be included in taxable income or loss), with the following adjustments:
(1)Except as otherwise provided in Regulations Section 1.704-1(b)(2)(iv)(m), the computation of all items of income, gain, loss and deduction shall be made without regard to any election under Section 754 of the Code which may be made by the Partnership, provided that the amounts of any adjustments to the adjusted bases of the assets of the Partnership made pursuant to Section 734 of the Code as a result of the distribution of property by the Partnership to a Partner (to the extent that such adjustments have not previously been reflected in the Partners’ Capital Accounts) shall be reflected in the Capital Accounts of the Partners in the manner and subject to the limitations prescribed in Regulations Section 1.704-1(b)(2)(iv)(m)(4).
(2)The computation of all items of income, gain, and deduction shall be made without regard to the fact that items described in Sections 705(a)(1)(B) or 705(a)(2)(B) of the Code are not includible in gross income or are neither currently deductible nor capitalized for U.S. federal income tax purposes.
(3)Any income, gain or loss attributable to the taxable disposition of any Partnership property shall be determined as if the adjusted basis of such property as of such date of disposition were equal in amount to the Partnership’s Carrying Value with respect to such property as of such date.
(4)In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such fiscal year.

(5)In the event the Carrying Value of any Partnership Asset is adjusted pursuant to Section 1.D hereof, the amount of any such adjustment shall be taken into account as gain or loss from the disposition of such asset.
(6)Any items specially allocated under Section 2 of Exhibit C to the Agreement hereof shall not be taken into account.
C.A transferee (including any Assignee) of a Partnership Unit shall succeed to a pro rata portion of the Capital Account of the transferor.
D.(1) Consistent with the provisions of Regulations Section 1.704-1(b)(2)(iv)(f), and as provided in Section 1.D(2), the Carrying Values of all Partnership assets shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property, as of the times of the adjustments provided in Section 1.D(2) hereof, as if such Unrealized Gain or Unrealized Loss had been recognized on an actual sale of each such property and allocated pursuant to Section 6.1 of the Agreement.
(2)Such adjustments shall be made as of the following times: (a) immediately prior to the acquisition of an additional interest in the Partnership by any new or existing Partner in exchange for more than a de minimis Capital Contribution; (b) immediately prior to the distribution by the Partnership to a Partner of more than a de minimis amount of property as consideration for an interest in the Partnership; (c) immediately prior to the liquidation of the Partnership within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g); (d) immediately prior to the issuance of any LTIP Units; and (e) immediately prior to the issuance of any AO LTIP Units, provided, however, that adjustments pursuant to clauses (a), (b), (d) and (e) above shall be made only if the General Partner determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership.
(3)In accordance with Regulations Section 1.704- 1(b)(2)(iv)(e), the Carrying Value of Partnership assets distributed in kind shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property, as of the time any such asset is distributed.
(4)In determining Unrealized Gain or Unrealized Loss for purposes of this Exhibit B, the aggregate cash amount and fair market value of all Partnership assets (including cash or cash equivalents) shall be determined by the General Partner using such reasonable method of valuation as it may adopt, or in the case of a liquidating distribution pursuant to Article XIII of the Agreement, shall be determined and allocated by the Liquidator using such reasonable methods of valuation as it may adopt. The General Partner, or the Liquidator, as the case may be, shall allocate such aggregate fair market value among the assets of the Partnership in such manner as it determines in its sole and absolute discretion to arrive at a fair market value for individual properties.
E.The provisions of the Agreement (including this Exhibit B and the other Exhibits to the Agreement) relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulations. In the event the General Partner shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities which are secured by contributed or distributed property or which are assumed by the Partnership, the General Partner, or the Limited Partners) are computed in order to comply with such Regulations, the General Partner may make such modification without regard to Article XIV of the Agreement, provided that it is not likely to have a material effect on the amounts distributable to any Person pursuant to Article XIII of the Agreement upon the dissolution of the Partnership. The General Partner also shall (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Partners and the amount of Partnership capital reflected on the Partnership’s balance sheet, as computed for book purposes, in accordance with Regulations Section 1.704-1(b)(2)(iv)(q), and (ii) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Regulations Section 1.704-1(b).
2.No Interest
No interest shall be paid by the Partnership on Capital Contributions or on balances in Partners’ Capital Accounts.
3.No Withdrawal
No Partner shall be entitled to withdraw any part of its Capital Contribution or Capital Account or to receive any distribution from the Partnership, except as provided in Article IV, Article V, Article VII and Article XIII of the Agreement.

EXHIBIT C
SPECIAL ALLOCATION RULES
1.Special Allocation Rules.
Notwithstanding any other provision of the Agreement or this Exhibit C, the following special allocations shall be made in the following order:
A.Minimum Gain Chargeback. Notwithstanding the provisions of Section 6.1 of the Agreement or any other provisions of this Exhibit C, if there is a net decrease in Partnership Minimum Gain during any Fiscal Year, each Partner shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Partner’s share of the net decrease in Partnership Minimum Gain, as determined under Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Section 1.704-2(f)(6). This Section 1.A is intended to comply with the minimum gain chargeback requirements in Regulations Section 1.704-2(f) and for purposes of this Section 1.A only, each Partner’s Adjusted Capital Account Deficit shall be determined prior to any other allocations pursuant to Section 6.1 of this Agreement with respect to such Fiscal Year and without regard to any decrease in Partner Minimum Gain during such Fiscal Year.
B.Partner Minimum Gain Chargeback. Notwithstanding any other provision of Section 6.1 of this Agreement or any other provisions of this Exhibit C (except Section 1.A hereof), if there is a net decrease in Partner Minimum Gain attributable to a Partner Nonrecourse Debt during any Fiscal Year, each Partner who has a share of the Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(5), shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Partner’s share of the net decrease in Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(5). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each General Partner and Limited Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Section 1.704-2(i)(4). This Section 1.B is intended to comply with the minimum gain chargeback requirement in such Section of the Regulations and shall be interpreted consistently therewith. Solely for purposes of this Section 1.B, each Partner’s Adjusted Capital Account Deficit shall be determined prior to any other allocations pursuant to Section 6.1 of the Agreement or this Exhibit with respect to such Fiscal Year, other than allocations pursuant to Section 1.A hereof.
C.Qualified Income Offset. In the event any Partner unexpectedly receives any adjustments, allocations or distributions described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4),1.704-1(b)(2)(ii)(d)(5), or 1.704-1(b)(2)(ii)(d)(6), and after giving effect to the allocations required under Section 1.A and 1.B hereof with respect to such Fiscal Year, such Partner has an Adjusted Capital Account Deficit, items of Partnership income and gain (consisting of a pro rata portion of each item of Partnership income, including gross income and gain for the Fiscal Year) shall be specifically allocated to such Partner in an amount and manner sufficient to eliminate, to the extent required by the Regulations, its Adjusted Capital Account Deficit created by such adjustments, allocations or distributions as quickly as possible. This Section 1.C is intended to constitute a “qualified income offset” under Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.
D.Gross Income Allocation. In the event that any Partner has an Adjusted Capital Account Deficit at the end of any Fiscal Year (after taking into account allocations to be made under the preceding paragraphs hereof with respect to such Fiscal Year), each such Partner shall be specially allocated items of Partnership income and gain (consisting of a pro rata portion of each item of Partnership income, including gross income and gain for the Fiscal Year) in an amount and manner sufficient to eliminate, to the extent required by the Regulations, its Adjusted Capital Account Deficit.
E.Nonrecourse Deductions. Except as may otherwise be expressly provided by the General Partner pursuant to Section 4.2 with respect to other classes of Partnership Units, Nonrecourse Deductions for any Fiscal Year shall be allocated only to the Partners holding Common Units in accordance with their respective Percentage Interests. If the General Partner determines in its good faith discretion that the Partnership’s Nonrecourse Deductions must be allocated in a different ratio to satisfy the safe harbor requirements of the Regulations promulgated under Section 704(b) of the Code, the General Partner is authorized, upon notice to the Limited Partners, to revise the prescribed ratio for such Fiscal Year to the numerically closest ratio which would satisfy such requirements.
F.Partner Nonrecourse Deductions. Any Partner Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Partner who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Regulations Sections 1.704-2(b)(4) and 1.704-2(i).
G.Code Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Section 734(b) or 743(b) of the Code is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such item of gain or loss shall be specially allocated to the Partners in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Regulations.
H.Forfeiture Allocations. Upon a forfeiture of any unvested Partnership Interest by any Partner, gross items of income, gain, loss or deduction shall be allocated to such Partner if and to the extent required by final Treasury Regulations promulgated after the date of the Agreement to ensure that allocations made with respect to all unvested Partnership Interests are recognized under Code Section 704(b).
2.Allocations for Tax Purposes
A.Except as otherwise provided in this Section 2, for U.S. federal income tax purposes, each item of income, gain, loss and deduction shall be allocated among the Partners in the same manner as its correlative item of “book” income, gain, loss or deduction is allocated pursuant to Section 6.1 of the Agreement and Section 1 of this Exhibit C.
B.In an attempt to eliminate Book-Tax Disparities attributable to a Contributed Property or Adjusted Property, items of income, gain, loss, and deduction shall be allocated for U.S. federal income tax purposes among the Partners as follows:
(1)(1) In the case of a Contributed Property, such items attributable thereto shall be allocated among the Partners consistent with the principles of Section 704(c) of the Code to take into account the variation between the Section 704(c) Value of such property and its adjusted basis at the time of contribution (taking into account Section 2 of this Exhibit C); and
(a)any item of Residual Gain or Residual Loss attributable to a Contributed Property shall be allocated among the Partners in the same manner as its correlative item of “book” gain or loss is allocated pursuant to Section 6.1 of the Agreement and Section 1 of this Exhibit C.
(2)(2) In the case of an Adjusted Property, such items shall
(i)first, be allocated among the Partners in a manner consistent with the principles of Section 704(c) of the Code to take into account the Unrealized Gain or Unrealized Loss attributable to such property and the allocations thereof pursuant to Exhibit B;
(ii)second, in the event such property was originally a Contributed Property, be allocated among the Partners in a manner consistent with Section 2.B(1) of this Exhibit C; and
(b)any item of Residual Gain or Residual Loss attributable to an Adjusted Property shall be allocated among the Partners in the same manner its correlative item of “book” gain or loss is allocated pursuant to Section 6.1 of the Agreement and Section 1 of this Exhibit C.
(3)all other items of income, gain, loss and deduction shall be allocated among the Partners the same manner as their correlative item of “book” gain or loss is allocated pursuant to Section 6.1 of the Agreement and Section 1 of this Exhibit C.
C.To the extent Regulations promulgated pursuant to Section 704(c) of the Code permit a Partnership to utilize alternative methods to eliminate the disparities between the Carrying Value of property and its adjusted basis, the General Partner shall, subject to any agreements between the Partnership and a Partner, have the authority to elect the method to be used by the Partnership and such election shall be binding on all Partners.

EXHIBIT D
NOTICE OF REDEMPTION
The undersigned hereby irrevocably (i) redeems Partnership Units in Public Storage OP, L.P. in accordance with the terms of the Agreement of Limited Partnership of Public Storage OP, L.P., as amended, and the Redemption Right referred to therein, (ii) surrenders such Partnership Units and all right, title and interest therein and (iii) directs that the Cash Amount or Shares Amount (as determined by the General Partner) deliverable upon exercise of the Redemption Right be delivered to the address specified below, and if Shares are to be delivered, such Shares be registered or placed in the name(s) and at the address(es) specified below. The undersigned hereby represents, warrants, and certifies that the undersigned (a) has marketable and unencumbered title to such Partnership Units, free and clear of the rights of or interests of any other person or entity, (b) has the full right, power and authority to redeem and surrender such Partnership Units as provided herein and (c) has obtained the consent or approval of all persons or entities, if any, having the right to consult or approve such redemption and surrender.

Dated:

Name of Limited Partner:

(Signature of Limited Partner)

(Street Address)

(City) (State) (Zip Code) Signature Guaranteed by:

IF SHARES ARE TO BE ISSUED, ISSUE TO:

Name:

Social Security or tax identifying number:

D-1

EXHIBIT E
LIMITED PARTNER ACCEPTANCE
This Limited Partner Acceptance to the Amended and Restated Agreement of Limited Partnership of Public Storage OP, L.P. dated as of February 14, 2024 (the “Acceptance”), which Acceptance is incorporated into that certain Amended and Restated Agreement of Limited Partnership of Public Storage OP, L.P. dated as of February 14, 2024 (the “Partnership Agreement”), is executed and delivered by the undersigned. As of the date hereof, the undersigned, designated as an Additional Limited Partner, is admitted as a Limited Partner of the Partnership, and by said undersigned’s execution and delivery hereof, said undersigned agrees to be bound by the terms and provisions of the Partnership Agreement, including the power of attorney set forth in Section 15.11 of the Partnership Agreement. The number of Common Units issued as of the date hereof to the undersigned designated as an Additional Limited Partner is shown opposite such Additional Limited Partner’s signature below. All terms used herein and not otherwise defined shall have the meanings given them in the Partnership Agreement.
This Acceptance may be executed in two or more counterparts, each of which shall be deemed an original but all of which collectively shall constitute one and the same document.
Dated: [_], 2024

GENERAL PARTNER:

PSOP GP, LLC

By:
Name: [_]
Title: [_]

ADDITIONAL LIMITED PARTNER:

By:
Name:
Title:
Tax Id #:

Number of
Common Units:
[_]
E-1

EXHIBIT F
NOTICE OF ELECTION BY PARTNER TO CONVERT
LTIP UNITS INTO COMMON UNITS
The undersigned holder of LTIP Units hereby irrevocably (i) elects to convert LTIP Units in Public Storage OP, L.P. (the “Partnership”) into Common Units in accordance with the terms of the Agreement of Limited Partnership of the Partnership, as amended; and (ii) directs that any cash in lieu of Common Units that may be deliverable upon such conversion be delivered to the address specified below. The undersigned hereby represents, warrants, and certifies that the undersigned (a) has title to such LTIP Units, free and clear of the rights or interests of any other person or entity other than the Partnership; (b) has the full right, power, and authority to cause the conversion of such LTIP Units as provided herein; and (c) has obtained the consent to or approval of all persons or entities, if any, having the right to consent or approve such conversion.

Dated:

Name of Limited Partner:

(Signature of Limited Partner)

(Street Address)

(City) (State) (Zip Code) Signature Guaranteed by:

F-1

EXHIBIT G
NOTICE OF ELECTION BY PARTNERSHIP TO FORCE CONVERSION OF
LTIP UNITS INTO COMMON UNITS
Public Storage OP, L.P. (the “Partnership”) hereby irrevocably elects to cause the number of LTIP Units held by the holder of LTIP Units set forth below to be converted into Common Units in accordance with the terms of the Agreement of Limited Partnership of the Partnership, as amended.
Name of Holder:
Date of this Notice:
Number of LTIP Units to be Converted:
Please Print: Exact Name as Registered with Partnership

G-1

EXHIBIT H
NOTICE OF FORCED REDEMPTION
Public Storage OP, L.P. (the “Partnership”) hereby redeems Common Units in Public Storage OP, L.P. in accordance with the terms of the Agreement of Limited Partnership of Public Storage OP, L.P., as amended, and the Forced Redemption Right referred to therein. If the Shares Amount is delivered upon the exercise of the Forced Redemption Right, the General Partner shall deliver the number of Shares set forth below. If the Cash Amount is delivered upon the exercise of the Forced Redemption Right, the Partnership shall deliver the Cash Amount set forth below.
Name of Holder:
Social Security or tax identifying number of Holder:
Address of Holder:
Number of Shares to be Delivered by the General Partner:
Cash Amount to be Delivered by the Partnership:

H-1

EXHIBIT I
DESIGNATION OF TERMS
AO LTIP UNITS

The following are the terms of the AO LTIP Units:
1.Defined Terms.
A.“Adjustment Event” means (A) the Partnership makes a distribution on all outstanding Common Units in Partnership Units; (B) the Partnership subdivides the outstanding Common Units into a greater number of units or combines the outstanding Common Units into a smaller number of units; or (C) the Partnership issues any Partnership Units in exchange for its outstanding Common Units by way of a reclassification or recapitalization of its Common Units. The following shall not be Adjustment Events: (x) the issuance of Partnership Units in a financing, reorganization, acquisition or other similar business transaction, (y) the issuance of Partnership Units pursuant to any employee benefit or compensation plan or distribution reinvestment plan, or (z) the issuance of any Partnership Units to the General Partner in respect of a capital contribution to the Partnership of proceeds from the sale of (or agreements to sell) securities by the General Partner.
B.“AO LTIP Conversion Notice” means a notice from a holder of Vested AO LTIPs (or of Unvested AO LTIPs that will be Vested AO LTIP Units on or before the AO LTIP Conversion Date) in the form set forth on Schedule A to this Exhibit I or on such other form (including an electronic form or portal) provided by the Partnership that is substantially in the form of Schedule A to this Exhibit I.
C.“AO LTIP Conversion Factor” means the quotient of (i) the excess of the Value of a Share as of the date of conversion over the AO LTIP Participation Threshold (as defined below) for such Vested AO LTIP Unit, divided by (ii) the Value of a Share as of the AO LTIP Conversion Date. Notwithstanding anything to the contrary, if the Shares are Publicly Traded, then the Value used to calculate the number of LTIP Units to be issued upon the conversion of any AO LTIP Units will be the market price of the Shares as of the close of the trading day immediately prior to the date of the conversion.
D.“AO LTIP Participation Threshold” means, for each AO LTIP Unit, the Value of a Share as of the date of issuance of such AO LTIP Unit, unless a higher amount is specified in the relevant AO LTIP Award Agreement.
E.“AO LTIP Award Agreement” means each or any, as the context implies, agreement or instrument entered into by a holder of AO LTIP Units upon acceptance of an award of AO LTIP Units under an Equity Incentive Plan.
F.“AO LTIP Conversion Date” means the date set forth in an AO LTIP Conversion Notice for the conversion of Vested AO LTIP Units to Vested LTIP Units or as otherwise provided in Section 7.G of this Exhibit I.

G.“Vested AO LTIP Units” means AO LTIP Units that have vested and are no longer subject to forfeiture.
H.“Unvested AO LTIP Units” means AO LTIP Units that have not vested and remain subject to forfeiture.
2.Issuance and Vesting.
A.Issuance. In the sole discretion of the General Partner Entity, AO LTIP Units may be issued pursuant to the terms of an AO LTIP Award Agreement. The AO LTIP Units shall not be certificated unless otherwise determined by the General Partner in its sole discretion.
B.Vesting. The AO LTIP Award Agreement pursuant to which AO LTIP Units are issued shall govern the vesting terms of such AO LTIP Units.
C.Forfeiture of Unvested AO LTIP Units. The AO LTIP Award Agreement pursuant to which Unvested AO LTIP Units are issued shall govern the forfeiture (including any expiration) of such Unvested AO LTIP Units. Upon a forfeiture, the relevant Unvested AO LTIP Units shall immediately, and without any further action, be treated as cancelled, and no longer outstanding for any purpose. Unless otherwise specified in the AO LTIP Unit Award Agreement, no consideration or other payment shall be due with respect to any forfeited AO LTIP Units.
3.Distributions
AO LTIP Units shall not be entitled to receive any distributions from the Partnership.
4.Allocations
AO LTIP Units shall be allocated Net Income and Net Loss (but Net Loss only to the extent of prior allocations of Net Income), for any taxable year or portion of a taxable year during which such AO LTIP Units are outstanding, as set forth in Section 6.1.F of the Agreement. The General Partner is authorized in its discretion to delay or accelerate the participation of the AO LTIP Units in allocations of Net Income or Net Loss or to adjust the allocations made under this Section 4 to effectuate the purposes of the economic arrangement contemplated by the parties and to ensure that the AO LTIP Units will be respected as “profits interests” for U.S. federal income tax purposes, as contemplated by Section 4.8 of the Agreement.
5.Adjustments
A.Adjustment. If an Adjustment Event occurs, then the General Partner shall make a corresponding adjustment to each AO LTIP Unit to adjust by the same increment for which a Common Unit was adjusted, provided that to the extent that the Value of a common Share was less than the applicable AO LTIP Unit Participation Threshold as of the date of an Adjustment Event, the adjustment for an AO LTIP Unit shall only be for the amount by which the increment of the Common Unit adjustment would have exceeded such AO LTIP Unit Participation Threshold, provided that, notwithstanding the foregoing, if an Adjustment Event occurs, the General Partner may make such adjustments to the AO LTIP Units as it determines to be appropriate in order to achieve the intended economics of the AO LTIP Units.
B.Multiple Adjustment Events. If more than one Adjustment Event occurs, the adjustment to the AO LTIP Units need be made only once using a single formula that takes into account each and every Adjustment Event as if all Adjustment Events occurred simultaneously.
C.Equitable Adjustments. If the Partnership takes an action affecting the Common Units other a specifically described Adjustment Event and, in the opinion of the General Partner Entity, such action would require an adjustment to the AO LTIP Units to effect the adjustments described above, the General Partner shall make such adjustment to the AO LTIP Units, to the extent permitted by law and by the terms of any plan pursuant to which the AO LTIP Units have been issued, in such manner and at such time as the General Partner Entity, in its sole discretion, may determine to be appropriate under the circumstances to effect the adjustments described above.
D.Record of Adjustment. If an adjustment is made to the AO LTIP Units as herein provided the Partnership shall promptly file in the books and records of the Partnership an officer’s certificate setting forth such adjustment and a brief statement of the facts requiring such adjustment, which certificate shall be conclusive evidence of the correctness of such adjustment absent manifest error. Promptly after the filing of such certificate, the Partnership shall mail a notice to each holder of AO LTIP Units setting forth the adjustment to his or her AO LTIP Units and the effective date of such adjustment.
6.No Liquidation Preference
The AO LTIP Units shall have no liquidation preference.
7.Right to Convert AO LTIP Units into Vested LTIP Units
A.AO LTIP Conversion Right. A holder of AO LTIP Units shall have the right to convert all or a portion of the holder’s Vested AO LTIP Units into Vested LTIP Units, as set forth herein.
B.AO LTIP Conversion Notice. To convert its Vested AO LTIP Units, a holder shall deliver a the AO LTIP Conversion Notice to the Partnership not less than ten (10) nor more than sixty (60) days prior to the requested AO LTIP Conversion Date, unless the General Partner agrees to alternative time periods.
C.Number of Units Convertible Vested AO LTIP Units subject to an AO LTIP Conversion Notice shall convert into a number (or fraction thereof) of fully paid and non-assessable Vested LTIP Units equal to the number of Vested AO LTIP Units subject to conversion multiplied by the AO LTIP Conversion Factor, after giving effect to any Adjustments made pursuant to Section 5; provided, however, that the General Partner, in its sole discretion, may deliver one fully paid and non-assessable Vested LTIP Unit in lieu of any fractional Vested LTIP Unit.
D.Holding Period. Notwithstanding anything herein to the contrary or the holding period requirement of Section 8.6.A(i) of the Agreement (but subject to the remainder of Section 8.6 of the Agreement), a holder of AO LTIP Units may simultaneously deliver both an LTIP Conversion Notice pursuant to Exhibit I and Redemption Notice pursuant to Section 8.6 of the Agreement relating to those Vested LTIP Units and Common Units that will be issued to such holder upon conversion of such AO LTIP Units into Vested LTIP Units in advance of the AO LTIP Conversion Date; provided, however, that the Redemption of such Common Units by the Partnership shall in no event take place until the later of (i) the AO LTIP Conversion Date and (ii) the day after the two year anniversary of the date on which the converted AO LTIP Units were issued.
E.Conversion Procedures. A conversion of a holder’s Vested AO LTIP Units shall occur automatically after the close of business on the applicable AO LTIP Conversion Date, and, as of the opening of business on the next day, the Partner Registry shall reflect the issuance of the number of Vested LTIP Units issuable upon such conversion to the holder.
F.Treatment of Capital Account. For purposes of making future allocations under the Agreement, the Economic Capital Account Balance of the applicable AO LTIP Unitholder shall be reduced, as of the date of conversion, by the amount of such Economic Capital Account Balance attributable to the converted AO LTIP Units.
G.Mandatory Conversion Transactions.
i.Mandatory Conversion; Allocations. Immediately prior to a Mandatory Conversion Transaction, all Vested AO LTIP Units eligible for conversion (including AO LTIPs that vest as a result of the Mandatory Conversion Transaction) shall be converted to Vested LTIP Units, and, then, to the maximum extent permissible, into Common Units pursuant to Section 4.7.C of the Agreement, each with an AO LTIP Conversion date or Conversion Date, as applicable, immediately prior to the effectiveness of the Mandatory Conversion Transaction, taking into account any allocations that occur in connection with the Mandatory Conversion Transaction (or would occur if the assets of the Partnership were sold at the Transaction price or, if applicable, at a value determined by the General Partner Entity in good faith using the value attributed to the Partnership Units in the context of the Transaction).
ii.Consideration. In connection with any Mandatory Conversion Transaction, the Partnership shall use commercially reasonable efforts to cause each holder of Vested AO LTIP Units to be afforded the right to receive in consideration for its post-conversion Common Units, the Mandatory Conversion Transaction’s per Common Unit consideration, calculated on a fully diluted basis taking into account the effects of the Mandatory Conversion Transaction on all outstanding securities of the General Partner Entity and, then, of the Partnership.
iii.Elective Consideration. In the event that holders of Common Units have the opportunity to elect the form or type of consideration to be received upon consummation of the Mandatory Conversion Transaction, prior to such Mandatory Conversion Transaction the General Partner Entity shall give prompt written notice to each holder of AO LTIP Units of such election, and shall use commercially reasonable efforts to afford such holders the right to elect, by written notice to the General Partner Entity, the form or type of consideration to be received upon conversion of each AO LTIP Unit held by such holder into Common Units in connection with such Mandatory Conversion Transaction. If a holder of AO LTIP Units fails to make such an election, such holder (and any of its transferees) shall receive upon conversion of each AO LTIP Unit held by him or her (or by any of his or her transferees) the same kind and amount of consideration that a holder of a Common Unit would receive if such holder of Common Units failed to make such an election.
8.Redemption at the Option of the Partnership
AO LTIP Units will not be redeemable at the option of the Partnership; provided, however, that the foregoing shall not prohibit the Partnership from repurchasing AO LTIP Units from the holder thereof if and to the extent such holder agrees to sell such AO LTIP Unit.
9.Voting Rights
A.Voting with Common Units. Except as provided in this Section 9, holders of AO LTIP Units shall not have the right to vote on any matters submitted to a vote of the Limited Partners.
B.Special Approval Rights. Holders of AO LTIP Units shall have (a) only those voting rights required from time to time by non-waivable provisions of applicable law, if any, and (b) the additional voting rights as a class that are expressly set forth in Section 9.C.
C.Class Rights. The General Partner Entity and/or the Partnership shall not, without the affirmative vote of holders of more than 50% of the then outstanding AO LTIP Units affected thereby, given in person or by proxy, either in writing or at a meeting (voting separately as a class), take any action that would materially and adversely alter, change, modify or amend, whether by merger, consolidation or otherwise, the terms of the AO LTIP Units set forth in this Agreement, including this Exhibit I, provided, however, that:
(i) no separate consent of the holders of AO LTIP Units will be required if and to the extent that any such alteration, change, modification or amendment would equally, ratably and proportionately alter, change, modify or amend the rights, powers or privileges of the Common Units (in which event the holders of AO LTIP Units shall only have such voting rights, if any, as provided in Section 14.1 of the Agreement on an as-converted basis);
(ii) with respect to any merger, consolidation or other business combination or reorganization, so long as the AO LTIP Units either (x) are converted into Common Units immediately prior to the effectiveness of the transaction, (y) remain outstanding with the terms thereof materially unchanged, or (z) if the Partnership is not the surviving entity in such transaction, are exchanged for a security of the surviving entity with terms that are materially the same with respect to rights to allocations, distributions, redemption, conversion and voting as the AO LTIP Units and without any income, gain or loss expected to be recognized by the holder upon the exchange for U.S. federal income tax purposes (and with the terms of the Common Units or such other securities into which the AO LTIP Units (or the substitute security therefor) are convertible being materially the same with respect to rights to allocations, distributions, redemption, conversion and voting), such merger, consolidation or other business combination or reorganization shall not be deemed to materially and adversely alter, change, modify or amend the rights, powers or privileges of the AO LTIP Units, provided further, that if some, but not all, of the AO LTIP Units are converted into Common Units immediately prior to the effectiveness of the transaction (and neither clause (y) or (z) above is applicable), then the consent required pursuant to this Section will be the consent of the holders of more than 50% of the AO LTIP Units to be outstanding following such conversion, Vested LTIP Units and Common Units outstanding voting together as a single class pursuant to Section 8.A above;
(iii) any creation or issuance of any Common Units or of any class of series of Common Units or Preference Units of the Partnership (whether ranking junior to, on a parity with or senior to the AO LTIP Units or with respect to payment of distributions, redemption rights and the distribution of assets upon liquidation, dissolution or winding up), which either (x) does not require the consent of the holders of Common Units or (y) does require such consent and is authorized by a vote of the holders of Common Units, Vested LTIP Units and AO LTIP Units voting together as a single class pursuant to Section 8.A above, together with any other class or series of units of limited partnership interest in the Partnership upon which like voting rights have been conferred, shall not be deemed to materially and adversely alter, change, modify or amend the rights, powers or privileges of the AO LTIP Units;
(iv) any waiver by the Partnership of restrictions or limitations applicable to any outstanding AO LTIP Units with respect to any holder or holders thereof shall not be deemed to materially and adversely alter, change, modify or amend the rights, powers or privileges of the AO LTIP Units with respect to other holders. The foregoing voting provisions will not apply if, as of or prior to the time when the action with respect to which such vote would otherwise be required will be taken or be effective, all outstanding AO LTIP Units shall have been converted and/or redeemed, or provision is made for such redemption and/or conversion to occur as of or prior to such time; and
(v) the General Partner shall have the power, without the consent of holders of AO LTIP Units, to amend the Agreement as may be required to reflect any change to the Agreement not otherwise specifically permitted by this Section 8.B that the General Partner deems necessary or appropriate in its sole discretion, provided that such change does not adversely affect or eliminate any right granted to holders of AO LTIP Units requiring their approval.
* * *

Attachment A to Exhibit I

AO LTIP Conversion Notice
The undersigned holder of Vested AO LTIP Units hereby irrevocably elects to convert the number of Vested AO LTIP Units in Public Storage OP, L.P. (the “Partnership”) set forth below into Vested LTIP Units in accordance with the terms of the Limited Partnership Agreement of the Partnership, as amended. The undersigned hereby represents, warrants, and certifies that the undersigned: (a) has title to such AO LTIP Units, free and clear of the rights or interests of any other person or entity other than the Partnership; (b) has the full right, power, and authority to cause the conversion of such AO LTIP Units as provided herein; and (c) has obtained the consent or approval of all persons or entities, if any, having the right to consent or approve such conversion.

Name of Holder:
(Please Print: Exact Name as Registered with Partnership)
Number of AO LTIP Units to be Converted:
Conversion Date:
(Signature of Holder: Sign Exact Name as Registered with Partnership)
(Street Address)
(City)	(State)	(Zip Code)
Signature Guaranteed by:

Attachment B to Exhibit I
Notice of Election by Partnership to Force Conversion
of AO LTIP Units into Vested LTIP Units
Public Storage OP, L.P. (the “Partnership”) hereby irrevocably elects to cause the number of AO LTIP Units held by the holder of AO
LTIP Units set forth below to be converted into Vested LTIP Units in accordance with the terms of the Limited Partnership Agreement of the Partnership.

Name of Holder:
(Please Print: Exact Name as Registered with Partnership)
Number of AO LTIP Units to be Converted:
Conversion Date:
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EXHIBIT J
DESIGNATION OF TERMS OF PREFERRED UNITS
"Junior Units” means Partnership Units representing any class or series of Partnership Interests now or hereafter authorized, issued or outstanding and expressly designated by the Partnership to rank, as to distributions or voluntary or involuntary liquidation, dissolution or winding up of the Partnership, junior to the Parity Preferred Units.
"Parity Preferred Units” means Partnership Units representing any class or series of Partnership Interests now or hereafter authorized, issued or outstanding expressly designated by the Partnership to rank on a parity with the Preferred Units set forth on Schedule I to this Exhibit J, as such schedule may be amended from time to time.

“Series F Preferred Partnership Interests” mean an ownership interest in the Partnership evidenced by the Series F Preferred Units, having a preference in payment of distributions or on liquidation as set forth in this Agreement.
“Series F Preferred Units” means the series of Preferred Units established pursuant to this Agreement, representing a fractional, undivided share of the Series F Preferred Partnership Interests of all Partners issued under this Agreement.
“Series G Preferred Partnership Interests” means an ownership interest in the Partnership evidenced by the Series G Preferred Units, having a preference in payment of distributions or on liquidation as set forth in this Agreement.
“Series G Preferred Units” means the series of Preferred Units established pursuant to this Agreement, representing a fractional, undivided share of the Series G Preferred Partnership Interests of all Partners issued under this Agreement.
“Series GP-A Preferred Interests” means an ownership interest in the Partnership evidenced by the Series GP-A Preferred Units, having a preference in payment of distributions or on liquidation as set forth in this Agreement.
“Series GP-A Preferred Units” means the series of Preferred Units established pursuant to this Agreement, representing a fractional, undivided share of the Series GP-A Preferred Interests of all Partners issued under this Agreement.
“Series H Preferred Partnership Interests” mean an ownership interest in the Partnership evidenced by the Series H Preferred Units, having a preference in payment of distributions or on liquidation as set forth in this Agreement.
“Series H Preferred Units” means the series of Preferred Units established pursuant to this Agreement, representing a fractional, undivided share of the Series H Preferred Partnership Interests of all Partners issued under this Agreement.
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“Series I Preferred Partnership Interests” mean an ownership interest in the Partnership evidenced by the Series I Preferred Units, having a preference in payment of distributions or on liquidation as set forth in this Agreement.
“Series I Preferred Units” means the series of Preferred Units established pursuant to this Agreement, representing a fractional, undivided share of the Series I Preferred Partnership Interests of all Partners issued under this Agreement.
“Series J Preferred Partnership Interests” mean an ownership interest in the Partnership evidenced by the Series J Preferred Units, having a preference in payment of distributions or on liquidation as set forth in this Agreement.
“Series J Preferred Units” means the series of Preferred Units established pursuant to this Agreement, representing a fractional, undivided share of the Series J Preferred Partnership Interests of all Partners issued under this Agreement.
“Series K Preferred Partnership Interests” mean an ownership interest in the Partnership evidenced by the Series K Preferred Units, having a preference in payment of distributions or on liquidation as set forth in this Agreement.
“Series K Preferred Units” means the series of Preferred Units established pursuant to this Agreement, representing a fractional, undivided share of the Series K Preferred Partnership Interests of all Partners issued under this Agreement.
“Series L Preferred Partnership Interests” mean an ownership interest in the Partnership evidenced by the Series L Preferred Units, having a preference in payment of distributions or on liquidation as set forth in this Agreement.
“Series L Preferred Units” means the series of Preferred Units established pursuant to this Agreement, representing a fractional, undivided share of the Series L Preferred Partnership Interests of all Partners issued under this Agreement.
“Series M Preferred Partnership Interests” mean an ownership interest in the Partnership evidenced by the Series M Preferred Units, having a preference in payment of distributions or on liquidation as set forth in this Agreement.
“Series M Preferred Units” means the series of Preferred Units established pursuant to this Agreement, representing a fractional, undivided share of the Series M Preferred Partnership Interests of all Partners issued under this Agreement.
“Series N Preferred Partnership Interests” mean an ownership interest in the Partnership evidenced by the Series N Preferred Units, having a preference in payment of distributions or on liquidation as set forth in this Agreement.
“Series N Preferred Units” means the series of Preferred Units established pursuant to this Agreement, representing a fractional, undivided share of the Series N Preferred Partnership Interests of all Partners issued under this Agreement.
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“Series O Preferred Partnership Interests” mean an ownership interest in the Partnership evidenced by the Series O Preferred Units, having a preference in payment of distributions or on liquidation as set forth in this Agreement.
“Series O Preferred Units” means the series of Preferred Units established pursuant to this Agreement, representing a fractional, undivided share of the Series O Preferred Partnership Interests of all Partners issued under this Agreement.
“Series P Preferred Partnership Interests” mean an ownership interest in the Partnership evidenced by the Series P Preferred Units, having a preference in payment of distributions or on liquidation as set forth in this Agreement.
“Series P Preferred Units” means the series of Preferred Units established pursuant to this Agreement, representing a fractional, undivided share of the Series P Preferred Partnership Interests of all Partners issued under this Agreement.
“Series Q Preferred Partnership Interests” mean an ownership interest in the Partnership evidenced by the Series Q Preferred Units, having a preference in payment of distributions or on liquidation as set forth in this Agreement.
“Series Q Preferred Units” means the series of Preferred Units established pursuant to this Agreement, representing a fractional, undivided share of the Series Q Preferred Partnership Interests of all Partners issued under this Agreement.
“Series R Preferred Partnership Interests” mean an ownership interest in the Partnership evidenced by the Series R Preferred Units, having a preference in payment of distributions or on liquidation as set forth in this Agreement.
“Series R Preferred Units” means the series of Preferred Units established pursuant to this Agreement, representing a fractional, undivided share of the Series R Preferred Partnership Interests of all Partners issued under this Agreement.
“Series S Preferred Partnership Interests” mean an ownership interest in the Partnership evidenced by the Series S Preferred Units, having a preference in payment of distributions or on liquidation as set forth in this Agreement.
“Series S Preferred Units” means the series of Preferred Units established pursuant to this Agreement, representing a fractional, undivided share of the Series S Preferred Partnership Interests of all Partners issued under this Agreement.
SCHEDULE I

PARITY PREFERRED UNITS

Series F Preferred Units
Series G Preferred Units
Series H Preferred Units
Series I Preferred Units
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Series J Preferred Units
Series K Preferred Units
Series L Preferred Units
Series M Preferred Units
Series N Preferred Units
Series O Preferred Units
Series P Preferred Units
Series Q Preferred Units
Series R Preferred Units
Series S Preferred Units
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SCHEDULE II

DESIGNATION OF TERMS
SERIES F PREFERRED UNITS

A.Designation and Number. A series of Preferred Units, designated as Series F Preferred Units, is hereby established. The number of Series F Preferred Units shall be 11,500.

B.Ranking. The Series F Preferred Units shall, with respect to distribution rights and rights upon voluntary or involuntary liquidation, winding up or dissolution of the Partnership, rank (i) senior to the Common Units and other Junior Units, (ii) on a parity with all other series of Parity Preferred Units, and (iii) junior to all Partnership Units which rank senior to the Parity Preferred Units.

C.Distribution Rights.

a.Subject to the rights of any Preferred Units ranking senior to the Series F Preferred Units as to payment of distributions, distributions shall be payable in cash on the units of this series when, as and if authorized by the General Partner, out of funds legally available therefor for each quarterly distribution period (each quarterly distribution period being hereinafter individually referred to as a “Distribution Period” and collectively referred to as “Distribution Periods”), which quarterly Distribution Periods shall be in four equal amounts and shall commence on January 1, April 1, July 1 and October 1 in each year (each, a “Distribution Period Commencement Date”), and shall end on and include the day next preceding the next Distribution Period Commencement Date, at a rate per annum equal to 5.15% of the $25,000 per Series F Preferred Unit stated value thereof. Distributions on each unit of this series shall be cumulative from January 1, 2024 and shall be payable, without interest thereon, when, as and if authorized by the General Partner, on or before March 31, June 30, September 30 and December 31 of each year; provided, that if any such day shall be a Saturday, Sunday, or a day on which banking institutions in the State of New York or the State of California are authorized or obligated by law to close, or a day which is or is declared a national or a New York or California state holiday (any of the foregoing a “Non-Business Day”), then the payment date shall be the next succeeding day which is not a Non-Business Day. Each such distribution shall be paid to the holders of record of units of this series as they appear on the unit register of the Partnership on such record date, not more than 45 days nor less than 15 days preceding the payment date thereof, as shall be fixed by the General Partner. Distributions on account of arrears for any past Distribution Periods may be declared and paid at any time, without reference to any regular distribution payment date, to holders of record on such date, not more than 45 days nor less than 15 days preceding the payment date thereof, as may be fixed by the General Partner. After full cumulative distributions on this Series F Preferred Units have been paid or declared and funds therefor set aside for payment, including for the then current Distribution Period, the holders of units of this series will not be entitled to any further distributions with respect to that Distribution Period.
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b.Distributions payable on units of this series for any period greater or less than a full Distribution Period shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

c.The General Partner shall not declare or pay or set apart for payment any distributions on any Junior Units or other Parity Preferred Units unless full cumulative distributions have been or contemporaneously are declared and paid, or declared and a sum sufficient for payment thereof is set apart for payment, on the units of this series for all Distribution Periods terminating on or prior to the date of payment of any such distributions on such Junior Units or other Parity Preferred Units. When distributions are not paid in full upon the units of this series and any other series of Parity Preferred Units, all distributions declared upon units of this series and any other series of Parity Preferred Units shall be declared pro rata so that the amount of distributions declared per unit on the units of this series and such other series of Parity Preferred Units shall in all cases bear to each other that same ratio that the accumulated distributions per unit on the units of this series and such other series of Parity Preferred Units bear to each other. Except as provided in the preceding sentence, unless full cumulative distributions on the units of this series have been paid, or declared and a sum sufficient for payment thereof is set apart for payment, for all past Distribution Periods, no distributions (other than distributions payable solely in Common Units or other Junior Units) shall be declared or paid or set aside for payment nor shall any other distribution be made upon the Common Units or on any other Junior Units or Parity Preferred Units. Unless full cumulative distributions on the units of this series have been paid, or declared and a sum sufficient for payment thereof is set apart for payment, for all past Distribution Periods, no Junior Units or other Parity Preferred Units shall be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any Junior Units or Parity Preferred Units) by the General Partner or any subsidiary, except by conversion into or exchange for Common Units or other Junior Units.

D.Liquidation.  In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Partnership, the holders of the units of this series are entitled to receive out of the assets of the Partnership available for distribution to Partners, before any distribution of assets is made to holders of Common Units or any other Junior Units upon liquidation, liquidating distributions in the amount of $25,000 per unit plus all accumulated and unpaid distributions (whether or not earned or declared) for the then current and all past Distribution Periods. If, upon any voluntary or involuntary liquidation, dissolution, or winding up of the Partnership, the amounts payable with respect to the units of this series and any other Parity Preferred Units are not paid in full, the holders of units of this series and of such other Parity Preferred Units will share ratably in any such distribution of assets of the Partnership in proportion to the full respective preferential amounts to which they are entitled. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of units of this series will not be entitled to any further participation in any distribution of assets by the Partnership.
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a.Written notice of any such liquidation, dissolution or winding up of the Partnership, stating the payment date or dates when, and the place or places where the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage pre-paid, not less than 30 nor more than 60 days prior to the payment date stated therein, to each record holder of the units of this series at the respective addresses of such holders as the same shall appear on the unit transfer records of the Partnership.

b.For purposes of liquidation rights, a reorganization, consolidation or merger of the Partnership with or into any other entity or entities or a sale of all or substantially all of the assets of the Partnership shall be deemed not to be a liquidation, dissolution or winding up of the Partnership.

E.Redemption. The Partnership may redeem a Series F Preferred Unit at any time upon the election of the General Partner at a redemption price of $25,000, plus all accumulated and unpaid distributions on such Series F Preferred Unit (whether or not declared), to, but not including, the redemption date. From and after the applicable redemption date, the Series F Preferred Units so redeemed shall no longer be outstanding and all rights hereunder, to distributions or otherwise, with respect to such Series F Preferred Units shall cease.

F.Voting Rights. Except as required by applicable law or the Agreement, the holder of the Series F Preferred Units, as such, shall have no voting rights.

G.Conversion. The Series F Preferred Units are not convertible into units of any other class or series of the units of the Partnership.

H.Allocations. Allocations of the Partnership’s items of income, gain, loss and deduction shall be allocated among holders of Series F Preferred Units in accordance with Article VI of the Agreement.
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SCHEDULE III

DESIGNATION OF TERMS
SERIES G PREFERRED UNITS

A.Designation and Number. A series of Preferred Units, designated as Series G Preferred Units, is hereby established. The number of Series G Preferred Units shall be 13,800.

B.Ranking. The Series G Preferred Units shall, with respect to distribution rights and rights upon voluntary or involuntary liquidation, winding up or dissolution of the Partnership, rank (i) senior to the Common Units and other Junior Units, (ii) on a parity with all other series of Parity Preferred Units, and (iii) junior to all Partnership Units which rank senior to the Parity Preferred Units.

C.Distribution Rights.

a.Subject to the rights of any Preferred Units ranking senior to the Series G Preferred Units as to payment of distributions, distributions shall be payable in cash on the units of this series when, as and if authorized by the General Partner, out of funds legally available therefor for each quarterly distribution period (each quarterly distribution period being hereinafter individually referred to as a “Distribution Period” and collectively referred to as “Distribution Periods”), which quarterly Distribution Periods shall be in four equal amounts and shall commence on January 1, April 1, July 1 and October 1 in each year (each, a “Distribution Period Commencement Date”), and shall end on and include the day next preceding the next Distribution Period Commencement Date, at a rate per annum equal to 5.05% of the $25,000 per Series G Preferred Unit stated value thereof. Distributions on each share of this series shall be cumulative from January 1, 2024 and shall be payable, without interest thereon, when, as and if authorized by the General Partner, on or before March 31, June 30, September 30 and December 31 of each year; provided, that if any such day shall be a Saturday, Sunday, or a day on which banking institutions in the State of New York or the State of California are authorized or obligated by law to close, or a day which is or is declared a national or a New York or California state holiday (any of the foregoing a “Non-Business Day”), then the payment date shall be the next succeeding day which is not a Non-Business Day. Each such distribution shall be paid to the holders of record of units of this series as they appear on the unit register of the Partnership on such record date, not more than 45 days nor less than 15 days preceding the payment date thereof, as shall be fixed by the General Partner. Distributions on account of arrears for any past Distribution Periods may be declared and paid at any time, without reference to any regular distribution payment date, to holders of record on such date, not more than 45 days nor less than 15 days preceding the payment date thereof, as may be fixed by the General Partner. After full cumulative distributions on this Series G Preferred Units have been paid or declared and funds therefor set aside for payment, including for the then current Distribution Period, the holders of units of this series will not be entitled to any further distributions with respect to that Distribution Period.
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b.Distributions payable on units of this series for any period greater or less than a full Distribution Period shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

c.The General Partner shall not declare or pay or set apart for payment any distributions on any series of Preferred Units ranking, as to distributions, on a parity with or junior to the units of this series unless full cumulative distributions have been or contemporaneously are declared and paid, or declared and a sum sufficient for payment thereof is set apart for payment, on the units of this series for all Distribution Periods terminating on or prior to the date of payment of any such distributions on such other series of Preferred Units. When distributions are not paid in full upon the units of this series and any other series of Preferred Units ranking on a parity therewith as to distributions, all distributions declared upon units of this series and any other series of Preferred Units ranking on a parity therewith as to distributions shall be declared pro rata so that the amount of distributions declared per unit on the units of this series and such other series of Preferred Units shall in all cases bear to each other that same ratio that the accumulated distributions per unit on the units of this series and such other series of Preferred Units bear to each other. Except as provided in the preceding sentence, unless full cumulative distributions on the units of this series have been paid, or declared and a sum sufficient for payment thereof is set apart for payment, for all past Distribution Periods, no distributions (other than distributions payable solely in Common Units or other Junior Units) shall be declared or paid or set aside for payment nor shall any other distribution be made upon the Common Units or on any other Units of the Partnership ranking junior to or on a parity with the units of this series as to distributions or upon liquidation. Unless full cumulative distributions on the units of this series have been paid, or declared and a sum sufficient for payment thereof is set apart for payment, for all past Distribution Periods, no Common Units or any other Units ranking junior to or on a parity with this Series G Preferred Units as to distributions or upon liquidation shall be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any Units) by the General Partner or any subsidiary, except by conversion into or exchange for Common Units or other Junior Units.

D.Liquidation.  In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Partnership, the holders of the units of this series are entitled to receive out of the assets of the Partnership available for distribution to Partners, before any distribution of assets is made to holders of Common Units or any other class or series of units ranking junior to this Series G Preferred Units upon liquidation, liquidating distributions in the amount of $25,000 per unit plus all accumulated and unpaid distributions (whether or not earned or declared) for the then current and all past Distribution Periods. If, upon any voluntary or involuntary liquidation, dissolution, or winding up of the Partnership, the amounts payable with respect to the units of this series and any other Units of the Partnership ranking as to any such distribution on a parity with the units of this series are not paid in full, the holders of units of this series and of such other units will share ratably in any such distribution of assets
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of the Partnership in proportion to the full respective preferential amounts to which they are entitled. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of units of this series will not be entitled to any further participation in any distribution of assets by the Partnership.

a.Written notice of any such liquidation, dissolution or winding up of the Partnership, stating the payment date or dates when, and the place or places where the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage pre-paid, not less than 30 nor more than 60 days prior to the payment date stated therein, to each record holder of the units of this series at the respective addresses of such holders as the same shall appear on the unit transfer records of the Partnership.

b.For purposes of liquidation rights, a reorganization, consolidation or merger of the Partnership with or into any other entity or entities or a sale of all or substantially all of the assets of the Partnership shall be deemed not to be a liquidation, dissolution or winding up of the Partnership.

E.Redemption. The Partnership may redeem a Series G Preferred Unit at any time upon the election of the General Partner at a redemption price of $25,000, plus all accumulated and unpaid distributions on such Series G Preferred Unit (whether or not declared), to, but not including, the redemption date. From and after the applicable redemption date, the Series G Preferred Units so redeemed shall no longer be outstanding and all rights hereunder, to distributions or otherwise, with respect to such Series G Preferred Units shall cease.

F.Voting Rights. Except as required by applicable law or the Agreement, the holder of the Series G Preferred Units, as such, shall have no voting rights.

G.Conversion. The Series G Preferred Units are not convertible into units of any other class or series of the units of the Partnership.

H.Allocations. Allocations of the Partnership’s items of income, gain, loss and deduction shall be allocated among holders of Series G Preferred Units in accordance with Article VI of the Agreement.
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SCHEDULE IV

DESIGNATION OF TERMS
SERIES H PREFERRED UNITS

A.Designation and Number. A series of Preferred Units, designated as Series H Preferred Units, is hereby established. The number of Series H Preferred Units shall be 11,400.

B.Ranking. The Series H Preferred Units shall, with respect to distribution rights and rights upon voluntary or involuntary liquidation, winding up or dissolution of the Partnership, rank (i) senior to the Common Units and other Junior Units, (ii) on a parity with all other series of Parity Preferred Units, and (iii) junior to all Partnership Units which rank senior to the Parity Preferred Units.

C.Distribution Rights.

a.Subject to the rights of any Preferred Units ranking senior to the Series H Preferred Units as to payment of distributions, distributions shall be payable in cash on the units of this series when, as and if authorized by the General Partner, out of funds legally available therefor for each quarterly distribution period (each quarterly distribution period being hereinafter individually referred to as a “Distribution Period” and collectively referred to as “Distribution Periods”), which quarterly Distribution Periods shall be in four equal amounts and shall commence on January 1, April 1, July 1 and October 1 in each year (each, a “Distribution Period Commencement Date”), and shall end on and include the day next preceding the next Distribution Period Commencement Date, at a rate per annum equal to 5.60% of the $25,000 per Series H Preferred Unit stated value thereof. Distributions on each share of this series shall be cumulative from January 1, 2024 and shall be payable, without interest thereon, when, as and if authorized by the General Partner, on or before March 31, June 30, September 30 and December 31 of each year; provided, that if any such day shall be a Saturday, Sunday, or a day on which banking institutions in the State of New York or the State of California are authorized or obligated by law to close, or a day which is or is declared a national or a New York or California state holiday (any of the foregoing a “Non-Business Day”), then the payment date shall be the next succeeding day which is not a Non-Business Day. Each such distribution shall be paid to the holders of record of units of this series as they appear on the unit register of the Partnership on such record date, not more than 45 days nor less than 15 days preceding the payment date thereof, as shall be fixed by the General Partner. Distributions on account of arrears for any past Distribution Periods may be declared and paid at any time, without reference to any regular distribution payment date, to holders of record on such date, not more than 45 days nor less than 15 days preceding the payment date thereof, as may be fixed by the General Partner. After full cumulative distributions on this Series H Preferred Units have been paid or declared and funds therefor set aside for payment, including for the then current Distribution Period, the holders of units of this series will not be entitled to any further distributions with respect to that Distribution Period.
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b.Distributions payable on units of this series for any period greater or less than a full Distribution Period shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

c.The General Partner shall not declare or pay or set apart for payment any distributions on any series of Preferred Units ranking, as to distributions, on a parity with or junior to the units of this series unless full cumulative distributions have been or contemporaneously are declared and paid, or declared and a sum sufficient for payment thereof is set apart for payment, on the units of this series for all Distribution Periods terminating on or prior to the date of payment of any such distributions on such other series of Preferred Units. When distributions are not paid in full upon the units of this series and any other series of Preferred Units ranking on a parity therewith as to distributions, all distributions declared upon units of this series and any other series of Preferred Units ranking on a parity therewith as to distributions shall be declared pro rata so that the amount of distributions declared per unit on the units of this series and such other series of Preferred Units shall in all cases bear to each other that same ratio that the accumulated distributions per unit on the units of this series and such other series of Preferred Units bear to each other. Except as provided in the preceding sentence, unless full cumulative distributions on the units of this series have been paid, or declared and a sum sufficient for payment thereof is set apart for payment, for all past Distribution Periods, no distributions (other than distributions payable solely in Common Units or other Junior Units) shall be declared or paid or set aside for payment nor shall any other distribution be made upon the Common Units or on any other Units of the Partnership ranking junior to or on a parity with the units of this series as to distributions or upon liquidation. Unless full cumulative distributions on the units of this series have been paid, or declared and a sum sufficient for payment thereof is set apart for payment, for all past Distribution Periods, no Common Units or any other Units ranking junior to or on a parity with this Series H Preferred Units as to distributions or upon liquidation shall be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any Units) by the General Partner or any subsidiary, except by conversion into or exchange for Common Units or other Junior Units.

D.Liquidation.  In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Partnership, the holders of the units of this series are entitled to receive out of the assets of the Partnership available for distribution to Partners, before any distribution of assets is made to holders of Common Units or any other class or series of units ranking junior to this Series H Preferred Units upon liquidation, liquidating distributions in the amount of $25,000 per unit plus all accumulated and unpaid distributions (whether or not earned or declared) for the then current and all past Distribution Periods. If, upon any voluntary or involuntary liquidation, dissolution, or winding up of the Partnership, the amounts payable with respect to the units of this series and any other Units of the Partnership ranking as to any such distribution on a parity with the units of this series are not paid in full, the holders of units of this series and of such other units will share ratably in any such distribution of assets
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of the Partnership in proportion to the full respective preferential amounts to which they are entitled. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of units of this series will not be entitled to any further participation in any distribution of assets by the Partnership.

a.Written notice of any such liquidation, dissolution or winding up of the Partnership, stating the payment date or dates when, and the place or places where the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage pre-paid, not less than 30 nor more than 60 days prior to the payment date stated therein, to each record holder of the units of this series at the respective addresses of such holders as the same shall appear on the unit transfer records of the Partnership.

b.For purposes of liquidation rights, a reorganization, consolidation or merger of the Partnership with or into any other entity or entities or a sale of all or substantially all of the assets of the Partnership shall be deemed not to be a liquidation, dissolution or winding up of the Partnership.

E.Redemption. The Partnership may redeem a Series H Preferred Unit at any time upon the election of the General Partner at a redemption price of $25,000, plus all accumulated and unpaid distributions on such Series H Preferred Unit. From and after the applicable redemption date, the Series H Preferred Units so redeemed shall no longer be outstanding and all rights hereunder, to distributions or otherwise, with respect to such Series H Preferred Units shall cease.

F.Voting Rights. Except as required by applicable law or the Agreement, the holder of the Series H Preferred Units, as such, shall have no voting rights.

G.Conversion. The Series H Preferred Units are not convertible into units of any other class or series of the units of the Partnership.

H.Allocations. Allocations of the Partnership’s items of income, gain, loss and deduction shall be allocated among holders of Series H Preferred Units in accordance with Article VI of the Agreement.
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SCHEDULE V
DESIGNATION OF TERMS
SERIES I PREFERRED UNITS

A.Designation and Number. A series of Preferred Units, designated as Series I Preferred Units, is hereby established. The number of Series I Preferred Units shall be 12,650.

B.Ranking. The Series I Preferred Units shall, with respect to distribution rights and rights upon voluntary or involuntary liquidation, winding up or dissolution of the Partnership, rank (i) senior to the Common Units and other Junior Units, (ii) on a parity with all other series of Parity Preferred Units, and (iii) junior to all Partnership Units which rank senior to the Parity Preferred Units.

C.Distribution Rights.

a.Subject to the rights of any Preferred Units ranking senior to the Series I Preferred Units as to payment of distributions, distributions shall be payable in cash on the units of this series when, as and if authorized by the General Partner, out of funds legally available therefor for each quarterly distribution period (each quarterly distribution period being hereinafter individually referred to as a “Distribution Period” and collectively referred to as “Distribution Periods”), which quarterly Distribution Periods shall be in four equal amounts and shall commence on January 1, April 1, July 1 and October 1 in each year (each, a “Distribution Period Commencement Date”), and shall end on and include the day next preceding the next Distribution Period Commencement Date, at a rate per annum equal to 4.875% of the $25,000 per Series I Preferred Unit stated value thereof. Distributions on each share of this series shall be cumulative from January 1, 2024 and shall be payable, without interest thereon, when, as and if authorized by the General Partner, on or before March 31, June 30, September 30 and December 31 of each year; provided, that if any such day shall be a Saturday, Sunday, or a day on which banking institutions in the State of New York or the State of California are authorized or obligated by law to close, or a day which is or is declared a national or a New York or California state holiday (any of the foregoing a “Non-Business Day”), then the payment date shall be the next succeeding day which is not a Non-Business Day. Each such distribution shall be paid to the holders of record of units of this series as they appear on the unit register of the Partnership on such record date, not more than 45 days nor less than 15 days preceding the payment date thereof, as shall be fixed by the General Partner. Distributions on account of arrears for any past Distribution Periods may be declared and paid at any time, without reference to any regular distribution payment date, to holders of record on such date, not more than 45 days nor less than 15 days preceding the payment date thereof, as may be fixed by the General Partner. After full cumulative distributions on this Series I Preferred Units have been paid or declared and funds therefor set aside for payment, including for the then current Distribution Period, the holders of units of this series will not be entitled to any further distributions with respect to that Distribution Period.
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b.Distributions payable on units of this series for any period greater or less than a full Distribution Period shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

c.The General Partner shall not declare or pay or set apart for payment any distributions on any series of Preferred Units ranking, as to distributions, on a parity with or junior to the units of this series unless full cumulative distributions have been or contemporaneously are declared and paid, or declared and a sum sufficient for payment thereof is set apart for payment, on the units of this series for all Distribution Periods terminating on or prior to the date of payment of any such distributions on such other series of Preferred Units. When distributions are not paid in full upon the units of this series and any other series of Preferred Units ranking on a parity therewith as to distributions, all distributions declared upon units of this series and any other series of Preferred Units ranking on a parity therewith as to distributions shall be declared pro rata so that the amount of distributions declared per unit on the units of this series and such other series of Preferred Units shall in all cases bear to each other that same ratio that the accumulated distributions per unit on the units of this series and such other series of Preferred Units bear to each other. Except as provided in the preceding sentence, unless full cumulative distributions on the units of this series have been paid, or declared and a sum sufficient for payment thereof is set apart for payment, for all past Distribution Periods, no distributions (other than distributions payable solely in Common Units or other Junior Units) shall be declared or paid or set aside for payment nor shall any other distribution be made upon the Common Units or on any other Units of the Partnership ranking junior to or on a parity with the units of this series as to distributions or upon liquidation. Unless full cumulative distributions on the units of this series have been paid, or declared and a sum sufficient for payment thereof is set apart for payment, for all past Distribution Periods, no Common Units or any other Units ranking junior to or on a parity with this Series I Preferred Units as to distributions or upon liquidation shall be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any Units) by the General Partner or any subsidiary, except by conversion into or exchange for Common Units or other Junior Units.

D.Liquidation.  In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Partnership, the holders of the units of this series are entitled to receive out of the assets of the Partnership available for distribution to Partners, before any distribution of assets is made to holders of Common Units or any other class or series of units ranking junior to this Series I Preferred Units upon liquidation, liquidating distributions in the amount of $25,000 per unit plus all accumulated and unpaid distributions (whether or not earned or declared) for the then current and all past Distribution Periods. If, upon any voluntary or involuntary liquidation, dissolution, or winding up of the Partnership, the amounts payable with respect to the units of this series and any other Units of the Partnership ranking as to any such distribution on a parity with the units of this series are not paid in full, the holders of units of this series and of such other units will share ratably in any such distribution of assets
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of the Partnership in proportion to the full respective preferential amounts to which they are entitled. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of units of this series will not be entitled to any further participation in any distribution of assets by the Partnership.

a.Written notice of any such liquidation, dissolution or winding up of the Partnership, stating the payment date or dates when, and the place or places where the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage pre-paid, not less than 30 nor more than 60 days prior to the payment date stated therein, to each record holder of the units of this series at the respective addresses of such holders as the same shall appear on the unit transfer records of the Partnership.

b.For purposes of liquidation rights, a reorganization, consolidation or merger of the Partnership with or into any other entity or entities or a sale of all or substantially all of the assets of the Partnership shall be deemed not to be a liquidation, dissolution or winding up of the Partnership.

E.Redemption. The Partnership may redeem a Series I Preferred Unit at any time on or after September 12, 2024 upon the election of the General Partner at a redemption price of $25,000, plus all accumulated and unpaid distributions on such Series I Preferred Unit. From and after the applicable redemption date, the Series I Preferred Units so redeemed shall no longer be outstanding and all rights hereunder, to distributions or otherwise, with respect to such Series I Preferred Units shall cease.

F.Voting Rights. Except as required by applicable law or the Agreement, the holder of the Series I Preferred Units, as such, shall have no voting rights.

G.Conversion. The Series I Preferred Units are not convertible into units of any other class or series of the units of the Partnership.

H.Allocations. Allocations of the Partnership’s items of income, gain, loss and deduction shall be allocated among holders of Series I Preferred Units in accordance with Article VI of the Agreement.

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SCHEDULE VI
DESIGNATION OF TERMS
SERIES J PREFERRED UNITS

A.Designation and Number. A series of Preferred Units, designated as Series J Preferred Units, is hereby established. The number of Series J Preferred Units shall be 10,350.

B.Ranking. The Series J Preferred Units shall, with respect to distribution rights and rights upon voluntary or involuntary liquidation, winding up or dissolution of the Partnership, rank (i) senior to the Common Units and other Junior Units, (ii) on a parity with all other series of Parity Preferred Units, and (iii) junior to all Partnership Units which rank senior to the Parity Preferred Units.

C.Distribution Rights.

a.Subject to the rights of any Preferred Units ranking senior to the Series J Preferred Units as to payment of distributions, distributions shall be payable in cash on the units of this series when, as and if authorized by the General Partner, out of funds legally available therefor for each quarterly distribution period (each quarterly distribution period being hereinafter individually referred to as a “Distribution Period” and collectively referred to as “Distribution Periods”), which quarterly Distribution Periods shall be in four equal amounts and shall commence on January 1, April 1, July 1 and October 1 in each year (each, a “Distribution Period Commencement Date”), and shall end on and include the day next preceding the next Distribution Period Commencement Date, at a rate per annum equal to 4.700% of the $25,000 per Series J Preferred Unit stated value thereof. Distributions on each share of this series shall be cumulative from January 1, 2024 and shall be payable, without interest thereon, when, as and if authorized by the General Partner, on or before March 31, June 30, September 30 and December 31 of each year; provided, that if any such day shall be a Saturday, Sunday, or a day on which banking institutions in the State of New York or the State of California are authorized or obligated by law to close, or a day which is or is declared a national or a New York or California state holiday (any of the foregoing a “Non-Business Day”), then the payment date shall be the next succeeding day which is not a Non-Business Day. Each such distribution shall be paid to the holders of record of units of this series as they appear on the unit register of the Partnership on such record date, not more than 45 days nor less than 15 days preceding the payment date thereof, as shall be fixed by the General Partner. Distributions on account of arrears for any past Distribution Periods may be declared and paid at any time, without reference to any regular distribution payment date, to holders of record on such date, not more than 45 days nor less than 15 days preceding the payment date thereof, as may be fixed by the General Partner. After full cumulative distributions on this Series J Preferred Units have been paid or declared and funds therefor set aside for payment, including for the then current Distribution Period, the holders of units of this series will not be entitled to any further distributions with respect to that Distribution Period.
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b.Distributions payable on units of this series for any period greater or less than a full Distribution Period shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

c.The General Partner shall not declare or pay or set apart for payment any distributions on any series of Preferred Units ranking, as to distributions, on a parity with or junior to the units of this series unless full cumulative distributions have been or contemporaneously are declared and paid, or declared and a sum sufficient for payment thereof is set apart for payment, on the units of this series for all Distribution Periods terminating on or prior to the date of payment of any such distributions on such other series of Preferred Units. When distributions are not paid in full upon the units of this series and any other series of Preferred Units ranking on a parity therewith as to distributions, all distributions declared upon units of this series and any other series of Preferred Units ranking on a parity therewith as to distributions shall be declared pro rata so that the amount of distributions declared per unit on the units of this series and such other series of Preferred Units shall in all cases bear to each other that same ratio that the accumulated distributions per unit on the units of this series and such other series of Preferred Units bear to each other. Except as provided in the preceding sentence, unless full cumulative distributions on the units of this series have been paid, or declared and a sum sufficient for payment thereof is set apart for payment, for all past Distribution Periods, no distributions (other than distributions payable solely in Common Units or other Junior Units) shall be declared or paid or set aside for payment nor shall any other distribution be made upon the Common Units or on any other Units of the Partnership ranking junior to or on a parity with the units of this series as to distributions or upon liquidation. Unless full cumulative distributions on the units of this series have been paid, or declared and a sum sufficient for payment thereof is set apart for payment, for all past Distribution Periods, no Common Units or any other Units ranking junior to or on a parity with this Series J Preferred Units as to distributions or upon liquidation shall be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any Units) by the General Partner or any subsidiary, except by conversion into or exchange for Common Units or other Junior Units.

D.Liquidation.  In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Partnership, the holders of the units of this series are entitled to receive out of the assets of the Partnership available for distribution to Partners, before any distribution of assets is made to holders of Common Units or any other class or series of units ranking junior to this Series J Preferred Units upon liquidation, liquidating distributions in the amount of $25,000 per unit plus all accumulated and unpaid distributions (whether or not earned or declared) for the then current and all past Distribution Periods. If, upon any voluntary or involuntary liquidation, dissolution, or winding up of the Partnership, the amounts payable with respect to the units of this series and any other Units of the Partnership ranking as to any such distribution on a parity with the units of this series are not paid in full, the holders of units of this series and of such other units will share ratably in any such distribution of assets
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of the Partnership in proportion to the full respective preferential amounts to which they are entitled. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of units of this series will not be entitled to any further participation in any distribution of assets by the Partnership.

a.Written notice of any such liquidation, dissolution or winding up of the Partnership, stating the payment date or dates when, and the place or places where the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage pre-paid, not less than 30 nor more than 60 days prior to the payment date stated therein, to each record holder of the units of this series at the respective addresses of such holders as the same shall appear on the unit transfer records of the Partnership.

b.For purposes of liquidation rights, a reorganization, consolidation or merger of the Partnership with or into any other entity or entities or a sale of all or substantially all of the assets of the Partnership shall be deemed not to be a liquidation, dissolution or winding up of the Partnership.

E.Redemption. The Partnership may redeem a Series J Preferred Unit at any time on or after November 15, 2024 upon the election of the General Partner at a redemption price of $25,000, plus all accumulated and unpaid distributions on such Series J Preferred Unit. From and after the applicable redemption date, the Series J Preferred Units so redeemed shall no longer be outstanding and all rights hereunder, to distributions or otherwise, with respect to such Series J Preferred Units shall cease.

F.Voting Rights. Except as required by applicable law or the Agreement, the holder of the Series J Preferred Units, as such, shall have no voting rights.

G.Conversion. The Series J Preferred Units are not convertible into units of any other class or series of the units of the Partnership.

H.Allocations. Allocations of the Partnership’s items of income, gain, loss and deduction shall be allocated among holders of Series J Preferred Units in accordance with Article VI of the Agreement.
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SCHEDULE VII
DESIGNATION OF TERMS
SERIES K PREFERRED UNITS

A.Designation and Number. A series of Preferred Units, designated as Series K Preferred Units, is hereby established. The number of Series K Preferred Units shall be 9,200.

B.Ranking. The Series K Preferred Units shall, with respect to distribution rights and rights upon voluntary or involuntary liquidation, winding up or dissolution of the Partnership, rank (i) senior to the Common Units and other Junior Units, (ii) on a parity with all other series of Parity Preferred Units, and (iii) junior to all Partnership Units which rank senior to the Parity Preferred Units.

C.Distribution Rights.

a.Subject to the rights of any Preferred Units ranking senior to the Series K Preferred Units as to payment of distributions, distributions shall be payable in cash on the units of this series when, as and if authorized by the General Partner, out of funds legally available therefor for each quarterly distribution period (each quarterly distribution period being hereinafter individually referred to as a “Distribution Period” and collectively referred to as “Distribution Periods”), which quarterly Distribution Periods shall be in four equal amounts and shall commence on January 1, April 1, July 1 and October 1 in each year (each, a “Distribution Period Commencement Date”), and shall end on and include the day next preceding the next Distribution Period Commencement Date, at a rate per annum equal to 4.75% of the $25,000 per Series K Preferred Unit stated value thereof. Distributions on each share of this series shall be cumulative from January 1, 2024 and shall be payable, without interest thereon, when, as and if authorized by the General Partner, on or before March 31, June 30, September 30 and December 31 of each year; provided, that if any such day shall be a Saturday, Sunday, or a day on which banking institutions in the State of New York or the State of California are authorized or obligated by law to close, or a day which is or is declared a national or a New York or California state holiday (any of the foregoing a “Non-Business Day”), then the payment date shall be the next succeeding day which is not a Non-Business Day. Each such distribution shall be paid to the holders of record of units of this series as they appear on the unit register of the Partnership on such record date, not more than 45 days nor less than 15 days preceding the payment date thereof, as shall be fixed by the General Partner. Distributions on account of arrears for any past Distribution Periods may be declared and paid at any time, without reference to any regular distribution payment date, to holders of record on such date, not more than 45 days nor less than 15 days preceding the payment date thereof, as may be fixed by the General Partner. After full cumulative distributions on this Series K Preferred Units have been paid or declared and funds therefor set aside for payment, including for the then current Distribution Period, the holders of units of this series will not be entitled to any further distributions with respect to that Distribution Period.
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b.Distributions payable on units of this series for any period greater or less than a full Distribution Period shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

c.The General Partner shall not declare or pay or set apart for payment any distributions on any series of Preferred Units ranking, as to distributions, on a parity with or junior to the units of this series unless full cumulative distributions have been or contemporaneously are declared and paid, or declared and a sum sufficient for payment thereof is set apart for payment, on the units of this series for all Distribution Periods terminating on or prior to the date of payment of any such distributions on such other series of Preferred Units. When distributions are not paid in full upon the units of this series and any other series of Preferred Units ranking on a parity therewith as to distributions, all distributions declared upon units of this series and any other series of Preferred Units ranking on a parity therewith as to distributions shall be declared pro rata so that the amount of distributions declared per unit on the units of this series and such other series of Preferred Units shall in all cases bear to each other that same ratio that the accumulated distributions per unit on the units of this series and such other series of Preferred Units bear to each other. Except as provided in the preceding sentence, unless full cumulative distributions on the units of this series have been paid, or declared and a sum sufficient for payment thereof is set apart for payment, for all past Distribution Periods, no distributions (other than distributions payable solely in Common Units or other Junior Units) shall be declared or paid or set aside for payment nor shall any other distribution be made upon the Common Units or on any other Units of the Partnership ranking junior to or on a parity with the units of this series as to distributions or upon liquidation. Unless full cumulative distributions on the units of this series have been paid, or declared and a sum sufficient for payment thereof is set apart for payment, for all past Distribution Periods, no Common Units or any other Units ranking junior to or on a parity with this Series K Preferred Units as to distributions or upon liquidation shall be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any Units) by the General Partner or any subsidiary, except by conversion into or exchange for Common Units or other Junior Units.

D.Liquidation.  In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Partnership, the holders of the units of this series are entitled to receive out of the assets of the Partnership available for distribution to Partners, before any distribution of assets is made to holders of Common Units or any other class or series of units ranking junior to this Series K Preferred Units upon liquidation, liquidating distributions in the amount of $25,000 per unit plus all accumulated and unpaid distributions (whether or not earned or declared) for the then current and all past Distribution Periods. If, upon any voluntary or involuntary liquidation, dissolution, or winding up of the Partnership, the amounts payable with respect to the units of this series and any other Units of the Partnership ranking as to any such distribution on a parity with the units of this series are not paid in full, the holders of units of this series and of such other units will share ratably in any such distribution of assets
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of the Partnership in proportion to the full respective preferential amounts to which they are entitled. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of units of this series will not be entitled to any further participation in any distribution of assets by the Partnership.

a.Written notice of any such liquidation, dissolution or winding up of the Partnership, stating the payment date or dates when, and the place or places where the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage pre-paid, not less than 30 nor more than 60 days prior to the payment date stated therein, to each record holder of the units of this series at the respective addresses of such holders as the same shall appear on the unit transfer records of the Partnership.

b.For purposes of liquidation rights, a reorganization, consolidation or merger of the Partnership with or into any other entity or entities or a sale of all or substantially all of the assets of the Partnership shall be deemed not to be a liquidation, dissolution or winding up of the Partnership.

E.Redemption. The Partnership may redeem a Series K Preferred Unit at any time on or after December 20, 2024 upon the election of the General Partner at a redemption price of $25,000, plus all accumulated and unpaid distributions on such Series K Preferred Unit. From and after the applicable redemption date, the Series K Preferred Units so redeemed shall no longer be outstanding and all rights hereunder, to distributions or otherwise, with respect to such Series K Preferred Units shall cease.

F.Voting Rights. Except as required by applicable law or the Agreement, the holder of the Series K Preferred Units, as such, shall have no voting rights.

G.Conversion. The Series K Preferred Units are not convertible into units of any other class or series of the units of the Partnership.

H.Allocations. Allocations of the Partnership’s items of income, gain, loss and deduction shall be allocated among holders of Series K Preferred Units in accordance with Article VI of the Agreement.
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SCHEDULE VIII
DESIGNATION OF TERMS
SERIES L PREFERRED UNITS

A.Designation and Number. A series of Preferred Units, designated as Series L Preferred Units, is hereby established. The number of Series L Preferred Units shall be 23,000.

B.Ranking. The Series L Preferred Units shall, with respect to distribution rights and rights upon voluntary or involuntary liquidation, winding up or dissolution of the Partnership, rank (i) senior to the Common Units and other Junior Units, (ii) on a parity with all other series of Parity Preferred Units, and (iii) junior to all Partnership Units which rank senior to the Parity Preferred Units.

C.Distribution Rights.

a.Subject to the rights of any Preferred Units ranking senior to the Series L Preferred Units as to payment of distributions, distributions shall be payable in cash on the units of this series when, as and if authorized by the General Partner, out of funds legally available therefor for each quarterly distribution period (each quarterly distribution period being hereinafter individually referred to as a “Distribution Period” and collectively referred to as “Distribution Periods”), which quarterly Distribution Periods shall be in four equal amounts and shall commence on January 1, April 1, July 1 and October 1 in each year (each, a “Distribution Period Commencement Date”), and shall end on and include the day next preceding the next Distribution Period Commencement Date, at a rate per annum equal to 4.625% of the $25,000 per Series L Preferred Unit stated value thereof. Distributions on each share of this series shall be cumulative from January 1, 2024 and shall be payable, without interest thereon, when, as and if authorized by the General Partner, on or before March 31, June 30, September 30 and December 31 of each year; provided, that if any such day shall be a Saturday, Sunday, or a day on which banking institutions in the State of New York or the State of California are authorized or obligated by law to close, or a day which is or is declared a national or a New York or California state holiday (any of the foregoing a “Non-Business Day”), then the payment date shall be the next succeeding day which is not a Non-Business Day. Each such distribution shall be paid to the holders of record of units of this series as they appear on the unit register of the Partnership on such record date, not more than 45 days nor less than 15 days preceding the payment date thereof, as shall be fixed by the General Partner. Distributions on account of arrears for any past Distribution Periods may be declared and paid at any time, without reference to any regular distribution payment date, to holders of record on such date, not more than 45 days nor less than 15 days preceding the payment date thereof, as may be fixed by the General Partner. After full cumulative distributions on this Series L Preferred Units have been paid or declared and funds therefor set aside for payment, including for the then current Distribution Period, the holders of units of this series will not be entitled to any further distributions with respect to that Distribution Period.
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b.Distributions payable on units of this series for any period greater or less than a full Distribution Period shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

c.The General Partner shall not declare or pay or set apart for payment any distributions on any series of Preferred Units ranking, as to distributions, on a parity with or junior to the units of this series unless full cumulative distributions have been or contemporaneously are declared and paid, or declared and a sum sufficient for payment thereof is set apart for payment, on the units of this series for all Distribution Periods terminating on or prior to the date of payment of any such distributions on such other series of Preferred Units. When distributions are not paid in full upon the units of this series and any other series of Preferred Units ranking on a parity therewith as to distributions, all distributions declared upon units of this series and any other series of Preferred Units ranking on a parity therewith as to distributions shall be declared pro rata so that the amount of distributions declared per unit on the units of this series and such other series of Preferred Units shall in all cases bear to each other that same ratio that the accumulated distributions per unit on the units of this series and such other series of Preferred Units bear to each other. Except as provided in the preceding sentence, unless full cumulative distributions on the units of this series have been paid, or declared and a sum sufficient for payment thereof is set apart for payment, for all past Distribution Periods, no distributions (other than distributions payable solely in Common Units or other Junior Units) shall be declared or paid or set aside for payment nor shall any other distribution be made upon the Common Units or on any other Units of the Partnership ranking junior to or on a parity with the units of this series as to distributions or upon liquidation. Unless full cumulative distributions on the units of this series have been paid, or declared and a sum sufficient for payment thereof is set apart for payment, for all past Distribution Periods, no Common Units or any other Units ranking junior to or on a parity with this Series L Preferred Units as to distributions or upon liquidation shall be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any Units) by the General Partner or any subsidiary, except by conversion into or exchange for Common Units or other Junior Units.

D.Liquidation.  In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Partnership, the holders of the units of this series are entitled to receive out of the assets of the Partnership available for distribution to Partners, before any distribution of assets is made to holders of Common Units or any other class or series of units ranking junior to this Series L Preferred Units upon liquidation, liquidating distributions in the amount of $25,000 per unit plus all accumulated and unpaid distributions (whether or not earned or declared) for the then current and all past Distribution Periods. If, upon any voluntary or involuntary liquidation, dissolution, or winding up of the Partnership, the amounts payable with respect to the units of this series and any other Units of the Partnership ranking as to any such distribution on a parity with the units of this series are not paid in full, the holders of units of this series and of such other units will share ratably in any such distribution of assets
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of the Partnership in proportion to the full respective preferential amounts to which they are entitled. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of units of this series will not be entitled to any further participation in any distribution of assets by the Partnership.

a.Written notice of any such liquidation, dissolution or winding up of the Partnership, stating the payment date or dates when, and the place or places where the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage pre-paid, not less than 30 nor more than 60 days prior to the payment date stated therein, to each record holder of the units of this series at the respective addresses of such holders as the same shall appear on the unit transfer records of the Partnership.

b.For purposes of liquidation rights, a reorganization, consolidation or merger of the Partnership with or into any other entity or entities or a sale of all or substantially all of the assets of the Partnership shall be deemed not to be a liquidation, dissolution or winding up of the Partnership.

E.Redemption. The Partnership may redeem a Series L Preferred Unit at any time on or after June 17, 2025 upon the election of the General Partner at a redemption price of $25,000, plus all accumulated and unpaid distributions on such Series L Preferred Unit. From and after the applicable redemption date, the Series L Preferred Units so redeemed shall no longer be outstanding and all rights hereunder, to distributions or otherwise, with respect to such Series L Preferred Units shall cease.

F.Voting Rights. Except as required by applicable law or the Agreement, the holder of the Series L Preferred Units, as such, shall have no voting rights.

G.Conversion. The Series L Preferred Units are not convertible into units of any other class or series of the units of the Partnership.

H.Allocations. Allocations of the Partnership’s items of income, gain, loss and deduction shall be allocated among holders of Series L Preferred Units in accordance with Article VI of the Agreement.
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SCHEDULE IX
DESIGNATION OF TERMS
SERIES M PREFERRED UNITS

A.Designation and Number. A series of Preferred Units, designated as Series M Preferred Units, is hereby established. The number of Series M Preferred Units shall be 9,200.

B.Ranking. The Series M Preferred Units shall, with respect to distribution rights and rights upon voluntary or involuntary liquidation, winding up or dissolution of the Partnership, rank (i) senior to the Common Units and other Junior Units, (ii) on a parity with all other series of Parity Preferred Units, and (iii) junior to all Partnership Units which rank senior to the Parity Preferred Units.

C.Distribution Rights.

a.Subject to the rights of any Preferred Units ranking senior to the Series M Preferred Units as to payment of distributions, distributions shall be payable in cash on the units of this series when, as and if authorized by the General Partner, out of funds legally available therefor for each quarterly distribution period (each quarterly distribution period being hereinafter individually referred to as a “Distribution Period” and collectively referred to as “Distribution Periods”), which quarterly Distribution Periods shall be in four equal amounts and shall commence on January 1, April 1, July 1 and October 1 in each year (each, a “Distribution Period Commencement Date”), and shall end on and include the day next preceding the next Distribution Period Commencement Date, at a rate per annum equal to 4.125% of the $25,000 per Series M Preferred Unit stated value thereof. Distributions on each share of this series shall be cumulative from January 1, 2024 and shall be payable, without interest thereon, when, as and if authorized by the General Partner, on or before March 31, June 30, September 30 and December 31 of each year; provided, that if any such day shall be a Saturday, Sunday, or a day on which banking institutions in the State of New York or the State of California are authorized or obligated by law to close, or a day which is or is declared a national or a New York or California state holiday (any of the foregoing a “Non-Business Day”), then the payment date shall be the next succeeding day which is not a Non-Business Day. Each such distribution shall be paid to the holders of record of units of this series as they appear on the unit register of the Partnership on such record date, not more than 45 days nor less than 15 days preceding the payment date thereof, as shall be fixed by the General Partner. Distributions on account of arrears for any past Distribution Periods may be declared and paid at any time, without reference to any regular distribution payment date, to holders of record on such date, not more than 45 days nor less than 15 days preceding the payment date thereof, as may be fixed by the General Partner. After full cumulative distributions on this Series M Preferred Units have been paid or declared and funds therefor set aside for payment, including for the then current Distribution Period, the holders of units of this series will not be entitled to any further distributions with respect to that Distribution Period.
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b.Distributions payable on units of this series for any period greater or less than a full Distribution Period shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

c.The General Partner shall not declare or pay or set apart for payment any distributions on any series of Preferred Units ranking, as to distributions, on a parity with or junior to the units of this series unless full cumulative distributions have been or contemporaneously are declared and paid, or declared and a sum sufficient for payment thereof is set apart for payment, on the units of this series for all Distribution Periods terminating on or prior to the date of payment of any such distributions on such other series of Preferred Units. When distributions are not paid in full upon the units of this series and any other series of Preferred Units ranking on a parity therewith as to distributions, all distributions declared upon units of this series and any other series of Preferred Units ranking on a parity therewith as to distributions shall be declared pro rata so that the amount of distributions declared per unit on the units of this series and such other series of Preferred Units shall in all cases bear to each other that same ratio that the accumulated distributions per unit on the units of this series and such other series of Preferred Units bear to each other. Except as provided in the preceding sentence, unless full cumulative distributions on the units of this series have been paid, or declared and a sum sufficient for payment thereof is set apart for payment, for all past Distribution Periods, no distributions (other than distributions payable solely in Common Units or other Junior Units) shall be declared or paid or set aside for payment nor shall any other distribution be made upon the Common Units or on any other Units of the Partnership ranking junior to or on a parity with the units of this series as to distributions or upon liquidation. Unless full cumulative distributions on the units of this series have been paid, or declared and a sum sufficient for payment thereof is set apart for payment, for all past Distribution Periods, no Common Units or any other Units ranking junior to or on a parity with this Series M Preferred Units as to distributions or upon liquidation shall be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any Units) by the General Partner or any subsidiary, except by conversion into or exchange for Common Units or other Junior Units.

D.Liquidation.  In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Partnership, the holders of the units of this series are entitled to receive out of the assets of the Partnership available for distribution to Partners, before any distribution of assets is made to holders of Common Units or any other class or series of units ranking junior to this Series M Preferred Units upon liquidation, liquidating distributions in the amount of $25,000 per unit plus all accumulated and unpaid distributions (whether or not earned or declared) for the then current and all past Distribution Periods. If, upon any voluntary or involuntary liquidation, dissolution, or winding up of the Partnership, the amounts payable with respect to the units of this series and any other Units of the Partnership ranking as to any such distribution on a parity with the units of this series are not paid in full, the holders of units of this series and of such other units will share ratably in any such distribution of assets
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of the Partnership in proportion to the full respective preferential amounts to which they are entitled. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of units of this series will not be entitled to any further participation in any distribution of assets by the Partnership.

a.Written notice of any such liquidation, dissolution or winding up of the Partnership, stating the payment date or dates when, and the place or places where the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage pre-paid, not less than 30 nor more than 60 days prior to the payment date stated therein, to each record holder of the units of this series at the respective addresses of such holders as the same shall appear on the unit transfer records of the Partnership.

b.For purposes of liquidation rights, a reorganization, consolidation or merger of the Partnership with or into any other entity or entities or a sale of all or substantially all of the assets of the Partnership shall be deemed not to be a liquidation, dissolution or winding up of the Partnership.

E.Redemption The Partnership may redeem a Series M Preferred Unit at any time on or after August 14, 2025 upon the election of the General Partner at a redemption price of $25,000, plus all accumulated and unpaid distributions on such Series M Preferred Unit. From and after the applicable redemption date, the Series M Preferred Units so redeemed shall no longer be outstanding and all rights hereunder, to distributions or otherwise, with respect to such Series M Preferred Units shall cease.

F.Voting Rights. Except as required by applicable law or the Agreement, the holder of the Series M Preferred Units, as such, shall have no voting rights.

G.Conversion. The Series M Preferred Units are not convertible into units of any other class or series of the units of the Partnership.

H.Allocations. Allocations of the Partnership’s items of income, gain, loss and deduction shall be allocated among holders of Series M Preferred Units in accordance with Article VI of the Agreement.
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SCHEDULE X
DESIGNATION OF TERMS
SERIES N PREFERRED UNITS

A.Designation and Number. A series of Preferred Units, designated as Series N Preferred Units, is hereby established. The number of Series N Preferred Units shall be 11,500.

B.Ranking. The Series N Preferred Units shall, with respect to distribution rights and rights upon voluntary or involuntary liquidation, winding up or dissolution of the Partnership, rank (i) senior to the Common Units and other Junior Units, (ii) on a parity with all other series of Parity Preferred Units, and (iii) junior to all Partnership Units which rank senior to the Parity Preferred Units.

C.Distribution Rights.

a.Subject to the rights of any Preferred Units ranking senior to the Series N Preferred Units as to payment of distributions, distributions shall be payable in cash on the units of this series when, as and if authorized by the General Partner, out of funds legally available therefor for each quarterly distribution period (each quarterly distribution period being hereinafter individually referred to as a “Distribution Period” and collectively referred to as “Distribution Periods”), which quarterly Distribution Periods shall be in four equal amounts and shall commence on January 1, April 1, July 1 and October 1 in each year (each, a “Distribution Period Commencement Date”), and shall end on and include the day next preceding the next Distribution Period Commencement Date, at a rate per annum equal to 3.875% of the $25,000 per Series N Preferred Unit stated value thereof. Distributions on each share of this series shall be cumulative from January 1, 2024 and shall be payable, without interest thereon, when, as and if authorized by the General Partner, on or before March 31, June 30, September 30 and December 31 of each year; provided, that if any such day shall be a Saturday, Sunday, or a day on which banking institutions in the State of New York or the State of California are authorized or obligated by law to close, or a day which is or is declared a national or a New York or California state holiday (any of the foregoing a “Non-Business Day”), then the payment date shall be the next succeeding day which is not a Non-Business Day. Each such distribution shall be paid to the holders of record of units of this series as they appear on the unit register of the Partnership on such record date, not more than 45 days nor less than 15 days preceding the payment date thereof, as shall be fixed by the General Partner. Distributions on account of arrears for any past Distribution Periods may be declared and paid at any time, without reference to any regular distribution payment date, to holders of record on such date, not more than 45 days nor less than 15 days preceding the payment date thereof, as may be fixed by the General Partner. After full cumulative distributions on this Series N Preferred Units have been paid or declared and funds therefor set aside for payment, including for the then current Distribution Period, the holders of units of this series will not be entitled to any further distributions with respect to that Distribution Period.
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b.Distributions payable on units of this series for any period greater or less than a full Distribution Period shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

c.The General Partner shall not declare or pay or set apart for payment any distributions on any series of Preferred Units ranking, as to distributions, on a parity with or junior to the units of this series unless full cumulative distributions have been or contemporaneously are declared and paid, or declared and a sum sufficient for payment thereof is set apart for payment, on the units of this series for all Distribution Periods terminating on or prior to the date of payment of any such distributions on such other series of Preferred Units. When distributions are not paid in full upon the units of this series and any other series of Preferred Units ranking on a parity therewith as to distributions, all distributions declared upon units of this series and any other series of Preferred Units ranking on a parity therewith as to distributions shall be declared pro rata so that the amount of distributions declared per unit on the units of this series and such other series of Preferred Units shall in all cases bear to each other that same ratio that the accumulated distributions per unit on the units of this series and such other series of Preferred Units bear to each other. Except as provided in the preceding sentence, unless full cumulative distributions on the units of this series have been paid, or declared and a sum sufficient for payment thereof is set apart for payment, for all past Distribution Periods, no distributions (other than distributions payable solely in Common Units or other Junior Units) shall be declared or paid or set aside for payment nor shall any other distribution be made upon the Common Units or on any other Units of the Partnership ranking junior to or on a parity with the units of this series as to distributions or upon liquidation. Unless full cumulative distributions on the units of this series have been paid, or declared and a sum sufficient for payment thereof is set apart for payment, for all past Distribution Periods, no Common Units or any other Units ranking junior to or on a parity with this Series N Preferred Units as to distributions or upon liquidation shall be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any Units) by the General Partner or any subsidiary, except by conversion into or exchange for Common Units or other Junior Units.

D.Liquidation.  In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Partnership, the holders of the units of this series are entitled to receive out of the assets of the Partnership available for distribution to Partners, before any distribution of assets is made to holders of Common Units or any other class or series of units ranking junior to this Series N Preferred Units upon liquidation, liquidating distributions in the amount of $25,000 per unit plus all accumulated and unpaid distributions (whether or not earned or declared) for the then current and all past Distribution Periods. If, upon any voluntary or involuntary liquidation, dissolution, or winding up of the Partnership, the amounts payable with respect to the units of this series and any other Units of the Partnership ranking as to any such distribution on a parity with the units of this series are not paid in full, the holders of units of this series and of such other units will share ratably in any such distribution of assets
J-X-2

of the Partnership in proportion to the full respective preferential amounts to which they are entitled. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of units of this series will not be entitled to any further participation in any distribution of assets by the Partnership.

a.Written notice of any such liquidation, dissolution or winding up of the Partnership, stating the payment date or dates when, and the place or places where the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage pre-paid, not less than 30 nor more than 60 days prior to the payment date stated therein, to each record holder of the units of this series at the respective addresses of such holders as the same shall appear on the unit transfer records of the Partnership.

b.For purposes of liquidation rights, a reorganization, consolidation or merger of the Partnership with or into any other entity or entities or a sale of all or substantially all of the assets of the Partnership shall be deemed not to be a liquidation, dissolution or winding up of the Partnership.

E.Redemption. The Partnership may redeem a Series N Preferred Unit at any time on or after October 6, 2025 upon the election of the General Partner at a redemption price of $25,000, plus all accumulated and unpaid distributions on such Series N Preferred Unit. From and after the applicable redemption date, the Series N Preferred Units so redeemed shall no longer be outstanding and all rights hereunder, to distributions or otherwise, with respect to such Series N Preferred Units shall cease.

F.Voting Rights. Except as required by applicable law or the Agreement, the holder of the Series N Preferred Units, as such, shall have no voting rights.

G.Conversion. The Series N Preferred Units are not convertible into units of any other class or series of the units of the Partnership.

H.Allocations. Allocations of the Partnership’s items of income, gain, loss and deduction shall be allocated among holders of Series N Preferred Units in accordance with Article VI of the Agreement.
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SCHEDULE XI
DESIGNATION OF TERMS
SERIES O PREFERRED UNITS

A.Designation and Number. A series of Preferred Units, designated as Series O Preferred Units, is hereby established. The number of Series O Preferred Units shall be 6,900.

B.Ranking. The Series O Preferred Units shall, with respect to distribution rights and rights upon voluntary or involuntary liquidation, winding up or dissolution of the Partnership, rank (i) senior to the Common Units and other Junior Units, (ii) on a parity with all other series of Parity Preferred Units, and (iii) junior to all Partnership Units which rank senior to the Parity Preferred Units.

C.Distribution Rights.

a.Subject to the rights of any Preferred Units ranking senior to the Series O Preferred Units as to payment of distributions, distributions shall be payable in cash on the units of this series when, as and if authorized by the General Partner, out of funds legally available therefor for each quarterly distribution period (each quarterly distribution period being hereinafter individually referred to as a “Distribution Period” and collectively referred to as “Distribution Periods”), which quarterly Distribution Periods shall be in four equal amounts and shall commence on January 1, April 1, July 1 and October 1 in each year (each, a “Distribution Period Commencement Date”), and shall end on and include the day next preceding the next Distribution Period Commencement Date, at a rate per annum equal to 3.900% of the $25,000 per Series O Preferred Unit stated value thereof. Distributions on each share of this series shall be cumulative from January 1, 2024 and shall be payable, without interest thereon, when, as and if authorized by the General Partner, on or before March 31, June 30, September 30 and December 31 of each year; provided, that if any such day shall be a Saturday, Sunday, or a day on which banking institutions in the State of New York or the State of California are authorized or obligated by law to close, or a day which is or is declared a national or a New York or California state holiday (any of the foregoing a “Non-Business Day”), then the payment date shall be the next succeeding day which is not a Non-Business Day. Each such distribution shall be paid to the holders of record of units of this series as they appear on the unit register of the Partnership on such record date, not more than 45 days nor less than 15 days preceding the payment date thereof, as shall be fixed by the General Partner. Distributions on account of arrears for any past Distribution Periods may be declared and paid at any time, without reference to any regular distribution payment date, to holders of record on such date, not more than 45 days nor less than 15 days preceding the payment date thereof, as may be fixed by the General Partner. After full cumulative distributions on this Series O Preferred Units have been paid or declared and funds therefor set aside for payment, including for the then current Distribution Period, the holders of units of this series will not be entitled to any further distributions with respect to that Distribution Period.
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b.Distributions payable on units of this series for any period greater or less than a full Distribution Period shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

c.The General Partner shall not declare or pay or set apart for payment any distributions on any series of Preferred Units ranking, as to distributions, on a parity with or junior to the units of this series unless full cumulative distributions have been or contemporaneously are declared and paid, or declared and a sum sufficient for payment thereof is set apart for payment, on the units of this series for all Distribution Periods terminating on or prior to the date of payment of any such distributions on such other series of Preferred Units. When distributions are not paid in full upon the units of this series and any other series of Preferred Units ranking on a parity therewith as to distributions, all distributions declared upon units of this series and any other series of Preferred Units ranking on a parity therewith as to distributions shall be declared pro rata so that the amount of distributions declared per unit on the units of this series and such other series of Preferred Units shall in all cases bear to each other that same ratio that the accumulated distributions per unit on the units of this series and such other series of Preferred Units bear to each other. Except as provided in the preceding sentence, unless full cumulative distributions on the units of this series have been paid, or declared and a sum sufficient for payment thereof is set apart for payment, for all past Distribution Periods, no distributions (other than distributions payable solely in Common Units or other Junior Units) shall be declared or paid or set aside for payment nor shall any other distribution be made upon the Common Units or on any other Units of the Partnership ranking junior to or on a parity with the units of this series as to distributions or upon liquidation. Unless full cumulative distributions on the units of this series have been paid, or declared and a sum sufficient for payment thereof is set apart for payment, for all past Distribution Periods, no Common Units or any other Units ranking junior to or on a parity with this Series O Preferred Units as to distributions or upon liquidation shall be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any Units) by the General Partner or any subsidiary, except by conversion into or exchange for Common Units or other Junior Units.

D.Liquidation.  In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Partnership, the holders of the units of this series are entitled to receive out of the assets of the Partnership available for distribution to Partners, before any distribution of assets is made to holders of Common Units or any other class or series of units ranking junior to this Series O Preferred Units upon liquidation, liquidating distributions in the amount of $25,000 per unit plus all accumulated and unpaid distributions (whether or not earned or declared) for the then current and all past Distribution Periods. If, upon any voluntary or involuntary liquidation, dissolution, or winding up of the Partnership, the amounts payable with respect to the units of this series and any other Units of the Partnership ranking as to any such distribution on a parity with the units of this series are not paid in full, the holders of units of this series and of such other units will share ratably in any such distribution of assets
J-XI-2

of the Partnership in proportion to the full respective preferential amounts to which they are entitled. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of units of this series will not be entitled to any further participation in any distribution of assets by the Partnership.

a.Written notice of any such liquidation, dissolution or winding up of the Partnership, stating the payment date or dates when, and the place or places where the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage pre-paid, not less than 30 nor more than 60 days prior to the payment date stated therein, to each record holder of the units of this series at the respective addresses of such holders as the same shall appear on the unit transfer records of the Partnership.

b.For purposes of liquidation rights, a reorganization, consolidation or merger of the Partnership with or into any other entity or entities or a sale of all or substantially all of the assets of the Partnership shall be deemed not to be a liquidation, dissolution or winding up of the Partnership.

E.Redemption. The Partnership may redeem a Series O Preferred Unit at any time on or after November 17, 2025 upon the election of the General Partner at a redemption price of $25,000, plus all accumulated and unpaid distributions on such Series O Preferred Unit. From and after the applicable redemption date, the Series O Preferred Units so redeemed shall no longer be outstanding and all rights hereunder, to distributions or otherwise, with respect to such Series O Preferred Units shall cease.

F.Voting Rights. Except as required by applicable law or the Agreement, the holder of the Series O Preferred Units, as such, shall have no voting rights.

G.Conversion. The Series O Preferred Units are not convertible into units of any other class or series of the units of the Partnership.

H.Allocations. Allocations of the Partnership’s items of income, gain, loss and deduction shall be allocated among holders of Series O Preferred Units in accordance with Article VI of the Agreement.
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SCHEDULE XII
DESIGNATION OF TERMS
SERIES P PREFERRED UNITS

A.Designation and Number. A series of Preferred Units, designated as Series P Preferred Units, is hereby established. The number of Series P Preferred Units shall be 24,150.

B.Ranking. The Series P Preferred Units shall, with respect to distribution rights and rights upon voluntary or involuntary liquidation, winding up or dissolution of the Partnership, rank (i) senior to the Common Units and other Junior Units, (ii) on a parity with all other series of Parity Preferred Units, and (iii) junior to all Partnership Units which rank senior to the Parity Preferred Units.

C.Distribution Rights.

a.Subject to the rights of any Preferred Units ranking senior to the Series P Preferred Units as to payment of distributions, distributions shall be payable in cash on the units of this series when, as and if authorized by the General Partner, out of funds legally available therefor for each quarterly distribution period (each quarterly distribution period being hereinafter individually referred to as a “Distribution Period” and collectively referred to as “Distribution Periods”), which quarterly Distribution Periods shall be in four equal amounts and shall commence on January 1, April 1, July 1 and October 1 in each year (each, a “Distribution Period Commencement Date”), and shall end on and include the day next preceding the next Distribution Period Commencement Date, at a rate per annum equal to 4.000% of the $25,000 per Series P Preferred Unit stated value thereof. Distributions on each share of this series shall be cumulative from January 1, 2024 and shall be payable, without interest thereon, when, as and if authorized by the General Partner, on or before March 31, June 30, September 30 and December 31 of each year; provided, that if any such day shall be a Saturday, Sunday, or a day on which banking institutions in the State of New York or the State of California are authorized or obligated by law to close, or a day which is or is declared a national or a New York or California state holiday (any of the foregoing a “Non-Business Day”), then the payment date shall be the next succeeding day which is not a Non-Business Day. Each such distribution shall be paid to the holders of record of units of this series as they appear on the unit register of the Partnership on such record date, not more than 45 days nor less than 15 days preceding the payment date thereof, as shall be fixed by the General Partner. Distributions on account of arrears for any past Distribution Periods may be declared and paid at any time, without reference to any regular distribution payment date, to holders of record on such date, not more than 45 days nor less than 15 days preceding the payment date thereof, as may be fixed by the General Partner. After full cumulative distributions on this Series P Preferred Units have been paid or declared and funds therefor set aside for payment, including for the then current Distribution Period, the holders of units of this series will not be entitled to any further distributions with respect to that Distribution Period.
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b.Distributions payable on units of this series for any period greater or less than a full Distribution Period shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

c.The General Partner shall not declare or pay or set apart for payment any distributions on any series of Preferred Units ranking, as to distributions, on a parity with or junior to the units of this series unless full cumulative distributions have been or contemporaneously are declared and paid, or declared and a sum sufficient for payment thereof is set apart for payment, on the units of this series for all Distribution Periods terminating on or prior to the date of payment of any such distributions on such other series of Preferred Units. When distributions are not paid in full upon the units of this series and any other series of Preferred Units ranking on a parity therewith as to distributions, all distributions declared upon units of this series and any other series of Preferred Units ranking on a parity therewith as to distributions shall be declared pro rata so that the amount of distributions declared per unit on the units of this series and such other series of Preferred Units shall in all cases bear to each other that same ratio that the accumulated distributions per unit on the units of this series and such other series of Preferred Units bear to each other. Except as provided in the preceding sentence, unless full cumulative distributions on the units of this series have been paid, or declared and a sum sufficient for payment thereof is set apart for payment, for all past Distribution Periods, no distributions (other than distributions payable solely in Common Units or other Junior Units) shall be declared or paid or set aside for payment nor shall any other distribution be made upon the Common Units or on any other Units of the Partnership ranking junior to or on a parity with the units of this series as to distributions or upon liquidation. Unless full cumulative distributions on the units of this series have been paid, or declared and a sum sufficient for payment thereof is set apart for payment, for all past Distribution Periods, no Common Units or any other Units ranking junior to or on a parity with this Series P Preferred Units as to distributions or upon liquidation shall be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any Units) by the General Partner or any subsidiary, except by conversion into or exchange for Common Units or other Junior Units.

D.Liquidation.  In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Partnership, the holders of the units of this series are entitled to receive out of the assets of the Partnership available for distribution to Partners, before any distribution of assets is made to holders of Common Units or any other class or series of units ranking junior to this Series P Preferred Units upon liquidation, liquidating distributions in the amount of $25,000 per unit plus all accumulated and unpaid distributions (whether or not earned or declared) for the then current and all past Distribution Periods. If, upon any voluntary or involuntary liquidation, dissolution, or winding up of the Partnership, the amounts payable with respect to the units of this series and any other Units of the Partnership ranking as to any such distribution on a parity with the units of this series are not paid in full, the holders of units of this series and of such other units will share ratably in any such distribution of assets
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of the Partnership in proportion to the full respective preferential amounts to which they are entitled. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of units of this series will not be entitled to any further participation in any distribution of assets by the Partnership.

a.Written notice of any such liquidation, dissolution or winding up of the Partnership, stating the payment date or dates when, and the place or places where the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage pre-paid, not less than 30 nor more than 60 days prior to the payment date stated therein, to each record holder of the units of this series at the respective addresses of such holders as the same shall appear on the unit transfer records of the Partnership.

b.For purposes of liquidation rights, a reorganization, consolidation or merger of the Partnership with or into any other entity or entities or a sale of all or substantially all of the assets of the Partnership shall be deemed not to be a liquidation, dissolution or winding up of the Partnership.

E.Redemption. The Partnership may redeem a Series P Preferred Unit at any time on or after June 16, 2026 upon the election of the General Partner at a redemption price of $25,000, plus all accumulated and unpaid distributions on such Series P Preferred Unit. From and after the applicable redemption date, the Series P Preferred Units so redeemed shall no longer be outstanding and all rights hereunder, to distributions or otherwise, with respect to such Series P Preferred Units shall cease.

F.Voting Rights. Except as required by applicable law or the Agreement, the holder of the Series P Preferred Units, as such, shall have no voting rights.

G.Conversion. The Series P Preferred Units are not convertible into units of any other class or series of the units of the Partnership.

H.Allocations. Allocations of the Partnership’s items of income, gain, loss and deduction shall be allocated among holders of Series P Preferred Units in accordance with Article VI of the Agreement.
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SCHEDULE XIII
DESIGNATION OF TERMS
SERIES Q PREFERRED UNITS

A.Designation and Number. A series of Preferred Units, designated as Series Q Preferred Units, is hereby established. The number of Series Q Preferred Units shall be 5,750.

B.Ranking. The Series Q Preferred Units shall, with respect to distribution rights and rights upon voluntary or involuntary liquidation, winding up or dissolution of the Partnership, rank (i) senior to the Common Units and other Junior Units, (ii) on a parity with all other series of Parity Preferred Units, and (iii) junior to all Partnership Units which rank senior to the Parity Preferred Units.

C.Distribution Rights.

a.Subject to the rights of any Preferred Units ranking senior to the Series Q Preferred Units as to payment of distributions, distributions shall be payable in cash on the units of this series when, as and if authorized by the General Partner, out of funds legally available therefor for each quarterly distribution period (each quarterly distribution period being hereinafter individually referred to as a “Distribution Period” and collectively referred to as “Distribution Periods”), which quarterly Distribution Periods shall be in four equal amounts and shall commence on January 1, April 1, July 1 and October 1 in each year (each, a “Distribution Period Commencement Date”), and shall end on and include the day next preceding the next Distribution Period Commencement Date, at a rate per annum equal to 3.950% of the $25,000 per Series Q Preferred Unit stated value thereof. Distributions on each share of this series shall be cumulative from January 1, 2024 and shall be payable, without interest thereon, when, as and if authorized by the General Partner, on or before March 31, June 30, September 30 and December 31 of each year; provided, that if any such day shall be a Saturday, Sunday, or a day on which banking institutions in the State of New York or the State of California are authorized or obligated by law to close, or a day which is or is declared a national or a New York or California state holiday (any of the foregoing a “Non-Business Day”), then the payment date shall be the next succeeding day which is not a Non-Business Day. Each such distribution shall be paid to the holders of record of units of this series as they appear on the unit register of the Partnership on such record date, not more than 45 days nor less than 15 days preceding the payment date thereof, as shall be fixed by the General Partner. Distributions on account of arrears for any past Distribution Periods may be declared and paid at any time, without reference to any regular distribution payment date, to holders of record on such date, not more than 45 days nor less than 15 days preceding the payment date thereof, as may be fixed by the General Partner. After full cumulative distributions on this Series Q Preferred Units have been paid or declared and funds therefor set aside for payment, including for the then current Distribution Period, the holders of units of this series will not be entitled to any further distributions with respect to that Distribution Period.
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b.Distributions payable on units of this series for any period greater or less than a full Distribution Period shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

c.The General Partner shall not declare or pay or set apart for payment any distributions on any series of Preferred Units ranking, as to distributions, on a parity with or junior to the units of this series unless full cumulative distributions have been or contemporaneously are declared and paid, or declared and a sum sufficient for payment thereof is set apart for payment, on the units of this series for all Distribution Periods terminating on or prior to the date of payment of any such distributions on such other series of Preferred Units. When distributions are not paid in full upon the units of this series and any other series of Preferred Units ranking on a parity therewith as to distributions, all distributions declared upon units of this series and any other series of Preferred Units ranking on a parity therewith as to distributions shall be declared pro rata so that the amount of distributions declared per unit on the units of this series and such other series of Preferred Units shall in all cases bear to each other that same ratio that the accumulated distributions per unit on the units of this series and such other series of Preferred Units bear to each other. Except as provided in the preceding sentence, unless full cumulative distributions on the units of this series have been paid, or declared and a sum sufficient for payment thereof is set apart for payment, for all past Distribution Periods, no distributions (other than distributions payable solely in Common Units or other Junior Units) shall be declared or paid or set aside for payment nor shall any other distribution be made upon the Common Units or on any other Units of the Partnership ranking junior to or on a parity with the units of this series as to distributions or upon liquidation. Unless full cumulative distributions on the units of this series have been paid, or declared and a sum sufficient for payment thereof is set apart for payment, for all past Distribution Periods, no Common Units or any other Units ranking junior to or on a parity with this Series Q Preferred Units as to distributions or upon liquidation shall be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any Units) by the General Partner or any subsidiary, except by conversion into or exchange for Common or other Junior Units.

D.Liquidation.  In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Partnership, the holders of the units of this series are entitled to receive out of the assets of the Partnership available for distribution to Partners, before any distribution of assets is made to holders of Common Units or any other class or series of units ranking junior to this Series Q Preferred Units upon liquidation, liquidating distributions in the amount of $25,000 per unit plus all accumulated and unpaid distributions (whether or not earned or declared) for the then current and all past Distribution Periods. If, upon any voluntary or involuntary liquidation, dissolution, or winding up of the Partnership, the amounts payable with respect to the units of this series and any other Units of the Partnership ranking as to any such distribution on a parity with the units of this series are not paid in full, the holders of units of this series and of such other units will share ratably in any such distribution of assets
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of the Partnership in proportion to the full respective preferential amounts to which they are entitled. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of units of this series will not be entitled to any further participation in any distribution of assets by the Partnership.

a.Written notice of any such liquidation, dissolution or winding up of the Partnership, stating the payment date or dates when, and the place or places where the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage pre-paid, not less than 30 nor more than 60 days prior to the payment date stated therein, to each record holder of the units of this series at the respective addresses of such holders as the same shall appear on the unit transfer records of the Partnership.

b.For purposes of liquidation rights, a reorganization, consolidation or merger of the Partnership with or into any other entity or entities or a sale of all or substantially all of the assets of the Partnership shall be deemed not to be a liquidation, dissolution or winding up of the Partnership.

E.Redemption. The Partnership may redeem a Series Q Preferred Unit at any time on or after August 17, 2026 upon the election of the General Partner at a redemption price of $25,000, plus all accumulated and unpaid distributions on such Series Q Preferred Unit. From and after the applicable redemption date, the Series Q Preferred Units so redeemed shall no longer be outstanding and all rights hereunder, to distributions or otherwise, with respect to such Series Q Preferred Units shall cease.

F.Voting Rights. Except as required by applicable law or the Agreement, the holder of the Series Q Preferred Units, as such, shall have no voting rights.

G.Conversion. The Series Q Preferred Units are not convertible into units of any other class or series of the units of the Partnership.

H.Allocations. Allocations of the Partnership’s items of income, gain, loss and deduction shall be allocated among holders of Series Q Preferred Units in accordance with Article VI of the Agreement.
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SCHEDULE XIV
DESIGNATION OF TERMS
SERIES R PREFERRED UNITS

A.Designation and Number. A series of Preferred Units, designated as Series R Preferred Units, is hereby established. The number of Series R Preferred Units shall be 20,000.

B.Ranking. The Series R Preferred Units shall, with respect to distribution rights and rights upon voluntary or involuntary liquidation, winding up or dissolution of the Partnership, rank (i) senior to the Common Units and other Junior Units, (ii) on a parity with all other series of Parity Preferred Units, and (iii) junior to all Partnership Units which rank senior to the Parity Preferred Units.

C.Distribution Rights.

a.Subject to the rights of any Preferred Units ranking senior to the Series R Preferred Units as to payment of distributions, distributions shall be payable in cash on the units of this series when, as and if authorized by the General Partner, out of funds legally available therefor for each quarterly distribution period (each quarterly distribution period being hereinafter individually referred to as a “Distribution Period” and collectively referred to as “Distribution Periods”), which quarterly Distribution Periods shall be in four equal amounts and shall commence on January 1, April 1, July 1 and October 1 in each year (each, a “Distribution Period Commencement Date”), and shall end on and include the day next preceding the next Distribution Period Commencement Date, at a rate per annum equal to 4.00% of the $25,000 per Series R Preferred Unit stated value thereof. Distributions on each share of this series shall be cumulative from January 1, 2024 and shall be payable, without interest thereon, when, as and if authorized by the General Partner, on or before March 31, June 30, September 30 and December 31 of each year; provided, that if any such day shall be a Saturday, Sunday, or a day on which banking institutions in the State of New York or the State of California are authorized or obligated by law to close, or a day which is or is declared a national or a New York or California state holiday (any of the foregoing a “Non-Business Day”), then the payment date shall be the next succeeding day which is not a Non-Business Day. Each such distribution shall be paid to the holders of record of units of this series as they appear on the unit register of the Partnership on such record date, not more than 45 days nor less than 15 days preceding the payment date thereof, as shall be fixed by the General Partner. Distributions on account of arrears for any past Distribution Periods may be declared and paid at any time, without reference to any regular distribution payment date, to holders of record on such date, not more than 45 days nor less than 15 days preceding the payment date thereof, as may be fixed by the General Partner. After full cumulative distributions on this Series R Preferred Units have been paid or declared and funds therefor set aside for payment, including for the then current Distribution Period, the holders of units of this series will not be entitled to any further distributions with respect to that Distribution Period.
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b.Distributions payable on units of this series for any period greater or less than a full Distribution Period shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

c.The General Partner shall not declare or pay or set apart for payment any distributions on any series of Preferred Units ranking, as to distributions, on a parity with or junior to the units of this series unless full cumulative distributions have been or contemporaneously are declared and paid, or declared and a sum sufficient for payment thereof is set apart for payment, on the units of this series for all Distribution Periods terminating on or prior to the date of payment of any such distributions on such other series of Preferred Units. When distributions are not paid in full upon the units of this series and any other series of Preferred Units ranking on a parity therewith as to distributions, all distributions declared upon units of this series and any other series of Preferred Units ranking on a parity therewith as to distributions shall be declared pro rata so that the amount of distributions declared per unit on the units of this series and such other series of Preferred Units shall in all cases bear to each other that same ratio that the accumulated distributions per unit on the units of this series and such other series of Preferred Units bear to each other. Except as provided in the preceding sentence, unless full cumulative distributions on the units of this series have been paid, or declared and a sum sufficient for payment thereof is set apart for payment, for all past Distribution Periods, no distributions (other than distributions payable solely in Common Units or other Junior Units) shall be declared or paid or set aside for payment nor shall any other distribution be made upon the Common Units or on any other Units of the Partnership ranking junior to or on a parity with the units of this series as to distributions or upon liquidation. Unless full cumulative distributions on the units of this series have been paid, or declared and a sum sufficient for payment thereof is set apart for payment, for all past Distribution Periods, no Common Units or any other Units ranking junior to or on a parity with this Series R Preferred Units as to distributions or upon liquidation shall be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any Units) by the General Partner or any subsidiary, except by conversion into or exchange for Common Units or other Junior Units.

D.Liquidation.  In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Partnership, the holders of the units of this series are entitled to receive out of the assets of the Partnership available for distribution to Partners, before any distribution of assets is made to holders of Common Units or any other class or series of units ranking junior to this Series R Preferred Units upon liquidation, liquidating distributions in the amount of $25,000 per unit plus all accumulated and unpaid distributions (whether or not earned or declared) for the then current and all past Distribution Periods. If, upon any voluntary or involuntary liquidation, dissolution, or winding up of the Partnership, the amounts payable with respect to the units of this series and any other Units of the Partnership ranking as to any such distribution on a parity with the units of this series are not paid in full, the holders of units of this series and of such other units will share ratably in any such distribution of assets
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of the Partnership in proportion to the full respective preferential amounts to which they are entitled. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of units of this series will not be entitled to any further participation in any distribution of assets by the Partnership.

a.Written notice of any such liquidation, dissolution or winding up of the Partnership, stating the payment date or dates when, and the place or places where the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage pre-paid, not less than 30 nor more than 60 days prior to the payment date stated therein, to each record holder of the units of this series at the respective addresses of such holders as the same shall appear on the unit transfer records of the Partnership.

b.For purposes of liquidation rights, a reorganization, consolidation or merger of the Partnership with or into any other entity or entities or a sale of all or substantially all of the assets of the Partnership shall be deemed not to be a liquidation, dissolution or winding up of the Partnership.

E.Redemption. The Partnership may redeem a Series R Preferred Unit at any time on or after November 19, 2026 upon the election of the General Partner at a redemption price of $25,000, plus all accumulated and unpaid distributions on such Series R Preferred Unit. From and after the applicable redemption date, the Series R Preferred Units so redeemed shall no longer be outstanding and all rights hereunder, to distributions or otherwise, with respect to such Series R Preferred Units shall cease.

F.Voting Rights. Except as required by applicable law or the Agreement, the holder of the Series R Preferred Units, as such, shall have no voting rights.

G.Conversion. The Series R Preferred Units are not convertible into units of any other class or series of the units of the Partnership.

H.Allocations. Allocations of the Partnership’s items of income, gain, loss and deduction shall be allocated among holders of Series R Preferred Units in accordance with Article VI of the Agreement.

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SCHEDULE XV
DESIGNATION OF TERMS
SERIES S PREFERRED UNITS

A.Designation and Number. A series of Preferred Units, designated as Series S Preferred Units, is hereby established. The number of Series S Preferred Units shall be 11,500.

B.Ranking. The Series S Preferred Units shall, with respect to distribution rights and rights upon voluntary or involuntary liquidation, winding up or dissolution of the Partnership, rank (i) senior to the Common Units and other Junior Units, (ii) on a parity with all other series of Parity Preferred Units, and (iii) junior to all Partnership Units which rank senior to the Parity Preferred Units.

C.Distribution Rights.

a.Subject to the rights of any Preferred Units ranking senior to the Series S Preferred Units as to payment of distributions, distributions shall be payable in cash on the units of this series when, as and if authorized by the General Partner, out of funds legally available therefor for each quarterly distribution period (each quarterly distribution period being hereinafter individually referred to as a “Distribution Period” and collectively referred to as “Distribution Periods”), which quarterly Distribution Periods shall be in four equal amounts and shall commence on January 1, April 1, July 1 and October 1 in each year (each, a “Distribution Period Commencement Date”), and shall end on and include the day next preceding the next Distribution Period Commencement Date, at a rate per annum equal to 4.100% of the $25,000 per Series S Preferred Unit stated value thereof. Distributions on each share of this series shall be cumulative from January 1, 2024 and shall be payable, without interest thereon, when, as and if authorized by the General Partner, on or before March 31, June 30, September 30 and December 31 of each year; provided, that if any such day shall be a Saturday, Sunday, or a day on which banking institutions in the State of New York or the State of California are authorized or obligated by law to close, or a day which is or is declared a national or a New York or California state holiday (any of the foregoing a “Non-Business Day”), then the payment date shall be the next succeeding day which is not a Non-Business Day. Each such distribution shall be paid to the holders of record of units of this series as they appear on the unit register of the Partnership on such record date, not more than 45 days nor less than 15 days preceding the payment date thereof, as shall be fixed by the General Partner. Distributions on account of arrears for any past Distribution Periods may be declared and paid at any time, without reference to any regular distribution payment date, to holders of record on such date, not more than 45 days nor less than 15 days preceding the payment date thereof, as may be fixed by the General Partner. After full cumulative distributions on this Series S Preferred Units have been paid or declared and funds therefor set aside for payment, including for the then current Distribution Period, the holders of units of this series will not be entitled to any further distributions with respect to that Distribution Period.
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b.Distributions payable on units of this series for any period greater or less than a full Distribution Period shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

c.The General Partner shall not declare or pay or set apart for payment any distributions on any series of Preferred Units ranking, as to distributions, on a parity with or junior to the units of this series unless full cumulative distributions have been or contemporaneously are declared and paid, or declared and a sum sufficient for payment thereof is set apart for payment, on the units of this series for all Distribution Periods terminating on or prior to the date of payment of any such distributions on such other series of Preferred Units. When distributions are not paid in full upon the units of this series and any other series of Preferred Units ranking on a parity therewith as to distributions, all distributions declared upon units of this series and any other series of Preferred Units ranking on a parity therewith as to distributions shall be declared pro rata so that the amount of distributions declared per unit on the units of this series and such other series of Preferred Units shall in all cases bear to each other that same ratio that the accumulated distributions per unit on the units of this series and such other series of Preferred Units bear to each other. Except as provided in the preceding sentence, unless full cumulative distributions on the units of this series have been paid, or declared and a sum sufficient for payment thereof is set apart for payment, for all past Distribution Periods, no distributions (other than distributions payable solely in Common Units or other Junior Units) shall be declared or paid or set aside for payment nor shall any other distribution be made upon the Common Units or on any other Units of the Partnership ranking junior to or on a parity with the units of this series as to distributions or upon liquidation. Unless full cumulative distributions on the units of this series have been paid, or declared and a sum sufficient for payment thereof is set apart for payment, for all past Distribution Periods, no Common Units or any other Units ranking junior to or on a parity with this Series S Preferred Units as to distributions or upon liquidation shall be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any Units) by the General Partner or any subsidiary, except by conversion into or exchange for Common Units or other Junior Units.

D.Liquidation.  In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Partnership, the holders of the units of this series are entitled to receive out of the assets of the Partnership available for distribution to Partners, before any distribution of assets is made to holders of Common Units or any other class or series of units ranking junior to this Series S Preferred Units upon liquidation, liquidating distributions in the amount of $25,000 per unit plus all accumulated and unpaid distributions (whether or not earned or declared) for the then current and all past Distribution Periods. If, upon any voluntary or involuntary liquidation, dissolution, or winding up of the Partnership, the amounts payable with respect to the units of this series and any other Units of the Partnership ranking as to any such distribution on a parity with the units of this series are not paid in full, the holders of units of this series and of such other units will share ratably in any such distribution of assets
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of the Partnership in proportion to the full respective preferential amounts to which they are entitled. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of units of this series will not be entitled to any further participation in any distribution of assets by the Partnership.

a.Written notice of any such liquidation, dissolution or winding up of the Partnership, stating the payment date or dates when, and the place or places where the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage pre-paid, not less than 30 nor more than 60 days prior to the payment date stated therein, to each record holder of the units of this series at the respective addresses of such holders as the same shall appear on the unit transfer records of the Partnership.

b.For purposes of liquidation rights, a reorganization, consolidation or merger of the Partnership with or into any other entity or entities or a sale of all or substantially all of the assets of the Partnership shall be deemed not to be a liquidation, dissolution or winding up of the Partnership.

E.Redemption. The Partnership may redeem a Series S Preferred Unit at any time on or after January 13, 2027 upon the election of the General Partner at a redemption price of $25,000, plus all accumulated and unpaid distributions on such Series S Preferred Unit. From and after the applicable redemption date, the Series S Preferred Units so redeemed shall no longer be outstanding and all rights hereunder, to distributions or otherwise, with respect to such Series S Preferred Units shall cease.

F.Voting Rights. Except as required by applicable law or the Agreement, the holder of the Series S Preferred Units, as such, shall have no voting rights.

G.Conversion. The Series S Preferred Units are not convertible into units of any other class or series of the units of the Partnership.

H.Allocations. Allocations of the Partnership’s items of income, gain, loss and deduction shall be allocated among holders of Series S Preferred Units in accordance with Article VI of the Agreement.

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SCHEDULE XVI
DESIGNATION OF TERMS
SERIES GP-A PREFERRED UNITS

1.Designation and Number. A series of Preferred Units, designated as Series GP-A Preferred Units, is hereby established. The Partnership is authorized to issue two thousand (2,000) Series GP-A Preferred Units, having the rights, preferences, powers and limitations described in this Agreement including, without limitation, those described in this Schedule XVI to Exhibit J. The Series GP-A Preferred Units shall be uncertificated.

2.Rank. The Series GP-A Preferred Units shall, with respect to distribution and redemption rights and rights upon liquidation, dissolution or winding up of the Partnership, rank (i) senior to the Common Units of the Partnership and to all other Junior Units issued by the Partnership (together with the Common Units, the “Junior Securities”) and (ii) junior to the Parity Preferred Units and any series of Partnership Units which rank senior to the Parity Preferred Units. The terms “membership interests” and “equity securities” shall not include convertible debt securities unless and until such securities are converted into equity securities of the Partnership.

3.Distribution Rights.

A.Subject to the rights of any Preferred Units ranking senior to the Series GP-A Preferred Units as to payment of distributions, distributions shall be payable in cash on the units of this series when and as authorized by the General Partner, out of funds legally available for the payment of distributions, cumulative preferential cash distributions at the rate of 12.0% per annum of the total of $1,000.00 per unit plus all accumulated and unpaid distributions thereon. Such distributions shall accrue on a daily basis and be cumulative from the first date on which any Series GP-A Preferred Unit is issued, such issue date to be contemporaneous with the receipt by the Partnership of subscription funds for the Series GP-A Preferred Units, except that funds transferred on the first business day of a calendar year shall be deemed received on January 1 of such year (the “Original Issue Date”) except for any Series GP-A Preferred Units issued after the first Distribution Payment Date (as defined below) following the Original Issue Date, in which case distributions shall begin to accrue and be cumulative from the day immediately following the most recent Distribution Date, and shall be payable semi-annually in arrears on or before June 30 and December 31 of each year (each a “Distribution Payment Date”); provided, however, that if any Distribution Payment Date is not a business day, then the distribution which would otherwise have been payable on such Distribution Payment Date may be paid on the preceding business day or the following business day with the same force and effect as if paid on such Distribution Payment Date. Any distribution payable on the Series GP-A Preferred Units for any partial distribution period will be computed on the basis of a 360-day year consisting of twelve 30-day months. A “distribution period” shall mean, with respect to the first “distribution period,” the period from and including the Original Issue Date to and including the first Distribution Payment Date, and with respect to each subsequent “distribution period,” the period from

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but excluding a Distribution Payment Date to and including the next succeeding Distribution Payment Date or other date as of which accrued distributions are to be calculated. Distributions will be payable to holders of record as they appear in the records of the Company at the close of business on the applicable record date, which shall be the fifteenth day of the calendar month in which the applicable Distribution Payment Date falls or on such other date designated by the Board for the payment of distributions that is not more than 30 nor less than 10 days prior to such Distribution Payment Date.

B.No distributions on Series GP-A Preferred Units shall be declared by the General Partner or paid or set apart for payment by the General Partner at such time as the terms and provisions of any written agreement between the General Partner and any party that is not an affiliate of the General Partner, including any agreement relating to its indebtedness, prohibit such declaration, payment or setting apart for payment or provide that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law. For purposes of this Exhibit, “affiliate” shall mean any party that controls, is controlled by or is under common control with the General Partner.

C.Notwithstanding the foregoing, distributions on the Series GP-A Preferred Units shall accrue whether or not the terms and provisions set forth in Section 3(b) hereof at any time prohibit the current payment of distributions, whether or not the General Partner has earnings, whether or not there are funds legally available for the payment of such distributions and whether or not such distributions are authorized or declared. Furthermore, distributions will be declared and paid when due in all events to the fullest extent permitted by law. Accrued but unpaid distributions on the Series GP-A Preferred Units will accumulate as of the Distribution Payment Date on which they first become payable.

D.Unless full cumulative distributions on all outstanding Series GP-A Preferred Units have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for all past distribution periods, no distributions (other than in units of Junior Securities) shall be declared or paid or set aside for payment nor shall any other distribution be declared or made upon any Junior Securities, nor shall any Junior Securities be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such units) by the General Partner (except by conversion into or exchange for other units of Junior Securities).

E.When distributions are not paid in full (or a sum sufficient for such full payment is not set apart) on the Series GP-A Preferred Units, all distributions declared upon the Series GP-A Preferred Units shall be declared and paid pro rata based on the number of Series GP-A Preferred Units then outstanding.

F.Any distribution payment made on the Series GP-A Preferred Units shall first be credited against the earliest accrued but unpaid distribution due with respect to such units which remains payable. Holders of the Series GP-A Preferred Units shall not be

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entitled to any distribution, whether payable in cash, property or units, in excess of full cumulative distributions on the Series GP-A Preferred Units as described above.

4.Liquidation.

A.Subject to Section 4.F. below of this Schedule XVI to Exhibit J, upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Partnership (each a “Liquidation Event”), the holders of Series GP-A Preferred Units then outstanding are entitled to be paid, out of the assets of the Partnership legally available for distribution to its members, a liquidation preference equal to the sum of the following (collectively, the “Liquidation Preference”): (i) $1,000.00 per unit, (ii) all accrued and unpaid distributions thereon through and including the date of payment, and (iii) if the Liquidation Event is on or before the second anniversary of the Original Issue Date, a premium of $100, before any distribution of assets is made to holders of any Junior Securities.

B.If upon any Liquidation Event the available assets of the Partnership are insufficient to pay the full amount of the Liquidation Preference on all outstanding Series GP-A Preferred Units, the holders of Junior Securities shall contribute back to the Partnership any distributions or other payments received from the Partnership in connection with a Liquidation Event to the extent necessary to enable the Partnership to pay all sums payable to the holders of the Series GP-A Preferred Units pursuant to this Agreement. If, notwithstanding the funds received from the holders of Junior Securities pursuant to the previous sentence, the available assets of the Partnership are still insufficient to pay the full amount payable hereunder with respect to all outstanding Series GP-A Preferred Units, then the holders of the Series GP-A Preferred Units shall share ratably in any distribution of assets in proportion to the full Liquidation Preference to which they would otherwise be respectively entitled.

C.After payment of the full amount of the Liquidation Preference to which they are entitled, the holders of Series GP-A Preferred Units will have no right or claim to any of the remaining assets of the Partnership.

D.Upon the Partnership’s provision of written notice as to the effective date of any Liquidation Event, accompanied by a check or electronic payment in the amount of the full Liquidation Preference to which each record holder of the Series GP-A Preferred Units is entitled, the Series GP-A Preferred Units shall no longer be deemed outstanding membership interests of the Partnership and all rights of the holders of such units will terminate. Such notice shall be given by first class mail, postage pre-paid, or via electronic mail to each record holder of the Series GP-A Preferred Units at the respective addresses of such holders as the same shall appear in the records of the Partnership.

E.The consolidation or merger of the Partnership with or into any other business enterprise or of any other business enterprise with or into the Partnership, or the sale, lease or conveyance of all or substantially all of the assets or business of the Partnership, shall not be deemed to constitute a Liquidation Event.

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F.The General Partner, in its sole discretion, may elect not to pay the holders of Series GP-A Preferred Units the sums due pursuant to Section 4.A. above of this Schedule XVI of Exhibit J immediately upon a Liquidation Event but instead choose to first distribute such amounts as may be due to the holders of the Junior Securities hereunder. If the General Partner elects to exercise this option pursuant to this Section 4.F., the General Partner shall first establish a reserve in an amount equal to 200% of all amounts owed to the holders of the Series GP-A Preferred Units pursuant to this Agreement. In the event that the sum held in the reserve is insufficient to pay all amounts owed to the holders of the Series GP-A Preferred Units hereunder, the holders of Junior Securities shall contribute back to the Partnership any distributions or other payments received from the Partnership in connection with a Liquidation Event to the extent necessary to enable the Partnership to pay all sums payable to the holders of the Series GP-A Preferred Units hereunder. In addition, in the event that the Partnership elects to establish a reserve for payment of the Liquidation Preference, the Series GP-A Preferred Units shall remain outstanding until the holders thereof are paid the full Liquidation Preference, which payment shall be made no later than immediately prior to the Partnership making its final liquidating distribution on the Junior Securities. In the event that the Redemption Premium in effect on the payment date is less than the Redemption Premium on the date that the Liquidation Preference was set apart for payment, the Partnership may make a corresponding reduction to the funds set apart for payment of the Liquidation Preference.

5.Redemption. The Partnership may redeem a Series GP-A Preferred Unit at any time upon the election of the General Partner at a redemption price of $1,000, plus (i) all accumulated and unpaid distributions on such Series GP-A Preferred Unit and (ii) if the redemption date is on or before the second anniversary of the Original Issue Date, a premium of $100. From and after the applicable redemption date, the Series GP-A Preferred Units so redeemed shall no longer be outstanding and all rights hereunder, to distributions or otherwise, with respect to such Series GP-A Preferred Units shall cease.

6.Voting Rights. Except as required by applicable law or the Agreement, the holder of the Series GP-A Preferred Units, as such, shall have no voting rights.

7.Conversion. Series GP-A Preferred Units are not convertible into units of any other class or series of the units of the Partnership.

8.Allocations. Allocations of the Partnership’s items of income, gain, loss and deduction shall be allocated among holders of Series GP-A Preferred Units in accordance with Article VI of the Agreement.

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